Exhibit 10.1

Execution Version

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

TENTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Tenth Amendment”), dated as of August 27, 2026, is by and among FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation (the “US Borrower” and the “Borrower Representative”), Chess Holdco Limited, a company incorporated under the laws of England and Wales with company number 16434482 (“Chess Holdco”) and Chess Bidco Limited, a company incorporated under the laws of England and Wales with company number 16434757 (“Chess Bidco” and, together with Chess Holdco, collectively, the “UK Borrowers”; the UK Borrowers, together with the US Borrower, collectively, the “Borrowers”), FIRSTCASH HOLDINGS, INC., a Texas corporation (“Holdings”), certain Subsidiaries of the US Borrower and UK Borrowers party hereto (collectively, the “Loan Guarantors”), the lenders identified on the signature pages hereto as the Lenders (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the US Borrower, the Loan Guarantors party thereto, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 25, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Tenth Amendment, the “Credit Agreement”);

WHEREAS, the Borrower Representative, on behalf of itself and the other Loan Parties, acknowledges and confirms that: (a) the Loan Parties, at their own exclusive initiative and for their own independent business purposes (including, without limitation, in connection with the provision of banking services), and without having been solicited, promoted to, advertised to, or otherwise approached (whether directly or through any agent, intermediary, delegate or other Person acting on its own behalf or having close links with, or any other Person acting on behalf of, the Agent or any Lender (or any Affiliate, Approved Fund or representative thereof)), and without any direct or indirect prior marketing, solicitation, promotion, advertising, outreach or other equivalent or similar activity by or on behalf of the Agent or any Lender having preceded, prompted or otherwise influenced, in each case, directly or indirectly, such initiative, requested that the Lenders amend the Existing Credit Agreement to, inter alia, permit the designation of Additional Borrowers organized in Approved Jurisdictions, including certain Approved Jurisdictions that are EEA Member Countries, in each case, as more fully set forth herein; and (b) (i) such request was independently determined by the Borrower Representative and the other Loan Parties based on their own assessment of their respective business and financing needs, (ii) certain of the Lenders may not be separately authorized under the Laws of such EEA Member Countries to provide banking services therein, and (iii) the Borrower Representative and the other Loan Parties have not been induced or encouraged, in each case, directly or indirectly, to make such request by any prior course of dealing, communication or relationship with any Lender or the Agent or any Affiliate, Approved Fund or representative thereof (the acknowledgment and confirmation set forth in this paragraph, the “Tenth Amendment Non-Solicitation Acknowledgment and Confirmation”);

WHEREAS, the Loan Parties have requested that the Lenders amend certain other provisions of the Existing Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders, the Alternative Currency Lenders, the L/C Issuer and the Agent are willing to make such amendments to the Credit Agreement and otherwise agree to the transactions contemplated hereby, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendments to Credit Agreement. From and after the Tenth Amendment Effective Date (as defined below):

(a)          the Existing Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the underlined text (indicated textually in the same manner as the following example: underlined text), and to move the green text (indicated textually in the same manner as the following example: ~~moved text~~ or moved text) as set forth on Annex A hereto;

(b)          Schedule 3 to the Existing Credit Agreement (Commitment Schedule) is amended and restated in its entirety as set forth on Annex B hereto;

(c)          Exhibit “A” to the Existing Credit Agreement (Form of Compliance Certificate) is amended and restated in its entirety as set forth on Annex C hereto;

(d)          Exhibit “F” to the Existing Credit Agreement (Form of Borrowing Notice) is amended and restated in its entirety as set forth on Annex D hereto; and

(e)          Exhibit “C” to the Existing Credit Agreement (Form of Assignment and Assumption) is amended and restated in its entirety as set forth on Annex E hereto;

(f)          Exhibit “E” to the Existing Credit Agreement (Form of Promissory Note) is amended and restated in its entirety as set forth on Annex F; and

(g)          Schedules 1 (Subsidiaries), 2 (Indebtedness and Liens), 4 (Properties), 5 (Investments) and 6 (Sales, Transfers and Other Dispositions) to the Existing Credit Agreement are hereby amended and restated in their respective entirety as set forth on Annex G hereto.

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1.2          Commitments; Alternative Currency Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, as of the Tenth Amendment Effective Date, the Aggregate Commitment (as in effect immediately prior to the Tenth Amendment Effective Date) shall be increased by an aggregate principal amount equal to $355,000,000.00 (the “Tenth Amendment Commitment Increase”). Each of the parties hereto agrees that, after giving effect to this Tenth Amendment (including, without limitation, Section 1.4 hereof) and the Tenth Amendment Commitment Increase (and any repayments or refinancings of outstanding Loans and unused Commitments held by applicable existing Lenders immediately prior to the effectiveness of this Tenth Amendment), (a) the revised Commitment and Pro Rata Share of each Lender (including any New Lender) shall be as set forth on Annex B attached hereto, (b) the Alternative Currency Commitment and Alternative Currency Pro Rata Share of each Alternative Currency Lender shall be as set forth on Annex B attached hereto and (c) each Lender identified on Annex B as an “Alternative Currency Lender” is hereby designated as an Alternative Currency Lender under the Credit Agreement. The Alternative Currency Commitments constitute a subfacility of the existing revolving credit facility and are part of, and not in addition to, the Commitment of each applicable Lender and the Aggregate Commitment. In connection with this Tenth Amendment, the outstanding Loans denominated in Dollars and participation interests in existing Letters of Credit denominated in Dollars shall be reallocated among all Lenders by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) as are necessary such that, after giving effect to this Tenth Amendment and the Tenth Amendment Commitment Increase, each Lender will hold such Loans and participation interests based on its Pro Rata Share. Alternative Currency Loans and participation interests in Letters of Credit denominated in Alternative Currencies shall be made, held and, as applicable, reallocated only among the Alternative Currency Lenders based on their respective Alternative Currency Pro Rata Shares, and no Lender that is not an Alternative Currency Lender shall be required to make, hold or fund any Alternative Currency Loan or any participation interest in any Letter of Credit denominated in an Alternative Currency. The Borrowers shall be responsible for any costs arising under Section 3.4 of the Credit Agreement resulting from such reallocation and repayments.

1.3          No Use of Incremental Increase Amount. The increase in the Aggregate Commitment effected pursuant to this Tenth Amendment is being effected solely pursuant to this Tenth Amendment and the consents set forth herein, and shall not constitute a Revolving Facility Increase under Section 2.24 of the Credit Agreement. For the avoidance of doubt, the Tenth Amendment Commitment Increase shall not use, reduce or count against the Incremental Increase Amount or otherwise affect the Borrower Representative’s ability to request a Revolving Facility Increase after the Tenth Amendment Effective Date, in each case subject to the terms of the Credit Agreement.

1.4          Lender Joinder; Alternative Currency Lender Designation. Upon execution of this Tenth Amendment, each Lender identified on Schedule 1.4 hereto (each a “New Lender”) shall be a party to the Credit Agreement and have all of the rights and obligations of a Lender thereunder and under the other Loan Documents, in each case with the Commitment, Pro Rata Share, and, if applicable, Alternative Currency Commitment, Alternative Currency Pro Rata Share and Alternative Currency Lender status set forth for such New Lender on Annex B hereto. Each New Lender (a) represents and warrants that it is legally authorized to enter into this Tenth Amendment and that this Tenth Amendment is the legal, valid and binding obligation of such New Lender, enforceable against it in accordance with its terms; (b) confirms that it has received a copy of the Credit Agreement, this Tenth Amendment and all of the Exhibits and Schedules thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Tenth Amendment; (c) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Without limiting the foregoing, each New Lender with an Alternative Currency Commitment as set forth on Annex B is hereby designated as an Alternative Currency Lender and agrees to make, hold and fund Alternative Currency Loans and participation interests in Letters of Credit denominated in Alternative Currencies in accordance with the Credit Agreement and this Tenth Amendment. Each of the Loan Parties agrees that, as of the Tenth Amendment Effective Date, each New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents (as applicable), (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and, if applicable, an “Alternative Currency Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Lender and, if applicable, an Alternative Currency Lender under the Credit Agreement and the other Loan Documents.

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ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1          Closing Conditions. This Tenth Amendment shall become effective as of the day and year set forth above (the “Tenth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)           Executed Amendment; Required Approvals. The Agent shall have received a copy of this Tenth Amendment duly executed by each of the Loan Parties, the Lenders party hereto (including each Lender providing any portion of the Tenth Amendment Commitment Increase and each Alternative Currency Lender), the L/C Issuer and the Agent, together with evidence of all approvals and consents required under the Credit Agreement and this Tenth Amendment from the Lenders, the Agent and the L/C Issuer.

(b)           Annex B. The Agent shall have received an agreed Annex B setting forth each Lender’s Commitment, Pro Rata Share, Alternative Currency Commitment, Alternative Currency Pro Rata Share and Alternative Currency Lender status after giving effect to this Tenth Amendment.

(c)           Default. After giving effect to this Tenth Amendment, no Default or Unmatured Default shall exist.

(d)           Fees and Expenses. The Agent shall have received from the Borrower (i) the fees agreed to between the Lenders and the Borrower related to this Tenth Amendment (including, for the avoidance of doubt, the fees set forth in that certain Engagement Letter, dated as of July 20, 2026, by and among the US Borrower, Wells Fargo and Wells Fargo Securities, LLC) and (ii) such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Tenth Amendment.

(e)            Loan Party Documents. The Loan Parties shall have furnished to the Agent:

(i)	Either (x) a certificate of an officer or other authorized signatory of each Loan Party certifying that its organizational documents (or, in the case of each UK Loan Party, its constitutional documents, being its certificate of incorporation, any certificate of incorporation on change of name, and its memorandum and articles of association) have not been amended, restated or otherwise modified since the Closing Date or the most recent date such documents were delivered to the Agent or (y) copies of such organizational documents (or, in the case of each UK Loan Party, its constitutional documents), together with all amendments, in each case certified: (A) with respect to each Loan Party other than a UK Loan Party, by the appropriate Governmental Authority or otherwise in a manner reasonably acceptable to the Agent; and (B) with respect to each UK Loan Party, as a true, complete and up-to-date copy by a director of such UK Loan Party.

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(ii)	For each Loan Party, resolutions or other actions of its Board of Directors or other governing body (or, in the case of each UK Loan Party, its board of directors and its shareholder(s)) authorizing the execution, delivery and performance of this Tenth Amendment and any other Loan Documents to which such Loan Party is a party, and incumbency or specimen signature certificates for the authorized signatories executing such documents.

(iii)	Certificates of good standing, existence or the equivalent with respect to each Loan Party (other than a UK Loan Party) certified as of a recent date by the appropriate Governmental Authorities of its jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect, including, with respect to each UK Loan Party, customary Companies House searches and other status evidence reasonably requested by the Agent.

(iv)	An opinion or opinions (including local counsel opinions) of counsel for the Loan Parties dated the date hereof and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, including, without limitation, opinions with respect to the due organization (or incorporation (as applicable)) and valid existence of each such Loan Party, the authorization, execution and delivery of this Tenth Amendment and any other applicable Loan Documents and the non-contravention of such Loan Party’s organizational documents (or constitutional documents (as applicable)).

(f)           Tax, KYC and Beneficial Ownership Deliverables. The Agent and each Lender shall have received, to the extent reasonably requested at least three (3) Business Days prior to the Tenth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer,” anti-money laundering, beneficial ownership and sanctions rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and all applicable tax forms and withholding certificates required under Section 3.5 of the Credit Agreement or otherwise reasonably requested by the Agent or any Lender in connection with the UK Borrowers, any New Lender or the Alternative Currency Commitments.

(g)           Other Documents. The Agent shall have received such other certificates, documents, instruments and agreements as the Agent, the L/C Issuer or any Lender may reasonably request in connection with the UK Borrowers, the Tenth Amendment Commitment Increase, the Alternative Currency Commitments and the transactions contemplated hereby.

ARTICLE III
JOINDER

3.1          UK Borrowers. Each of the UK Borrowers hereby acknowledges, agrees and confirms that, by its execution of this Agreement, as of the Tenth Amendment Effective Date, such UK Borrower will be deemed to be a party to the Credit Agreement as a “Borrower” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Borrower thereunder, with the same force and effect as if originally named in the Existing Credit Agreement as a Borrower. Each UK Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement, and shall be jointly and severally liable as a primary obligor for all Obligations, including all Obligations of each other Borrower, whether arising before, on or after the Tenth Amendment Effective Date. Without limiting the generality of the foregoing terms of this Section 3.1, each UK Borrower hereby unconditionally promises to pay to each of the Agent, each Lender, and each other holder of the Obligations, the Obligations when due, as provided in the Credit Agreement (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each UK Borrower hereby appoints the Borrower Representative as its agent and representative for all purposes of the Credit Agreement and the other Loan Documents.

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3.2          Guarantors. Each of (i) Harvey & Thompson Limited, a company incorporated under the laws of England and Wales (“H&T”), (ii) FCFS OH, INC., an Ohio corporation (“FCFS OH”), (iii) FCFS MT, INC., a Montana corporation (“FCFS MT”), (iv) FCFS VA, INC., a Virginia corporation (“FCFS VA”), (v) FCFS AL, INC., an Alabama corporation (“FCFS AL”), and (vi) CASH AMERICA, INC. OF ALASKA, an Alaska corporation (“CA AK” and, with H&T, FCFS OH, FCFS MT, FCFS VA and FCFS AL, each a “New Loan Guarantor” and, collectively, the “New Loan Guarantors”) hereby acknowledges, agrees and confirms that, by its execution of this Agreement, as of the Tenth Amendment Effective Date, such New Loan Guarantor will be deemed to be a party to the Credit Agreement as a “Loan Guarantor” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Loan Guarantor thereunder, with the same force and effect as if originally named in the Existing Credit Agreement as a Loan Guarantor. Each New Loan Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Loan Guarantors contained in the Credit Agreement, and agrees to all the terms and conditions of the Credit Agreement applicable to it as a Loan Guarantor thereunder. In furtherance of the foregoing, each New Loan Guarantor hereby guarantees to the Agent and each Lender as provided in Article XVI of the Credit Agreement, as primary obligor and not as surety, the prompt payment and performance of the Obligations (including, for the avoidance of doubt, the Guaranteed Obligations, as applicable) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms of the Credit Agreement.

ARTICLE IV
MISCELLANEOUS

4.1          Amended Terms. On and after the Tenth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Tenth Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2          Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)          It has taken all necessary action to authorize the execution, delivery and performance of this Tenth Amendment.

(b)          This Tenth Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Tenth Amendment (except for a notification to the UK Financial Conduct Authority by Harvey & Thompson Limited in relation to its entry into this Tenth Amendment).

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(d)          At the time of and immediately after giving effect to this Tenth Amendment, the representations and warranties contained in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case described in clauses (i) and (ii) above, on and as of the date of this Tenth Amendment as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(e)           After giving effect to this Tenth Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default.

(f)           The Obligations and Guaranteed Obligations are not reduced or modified by this Tenth Amendment and are not subject to any offsets, defenses or counterclaims. For the avoidance of doubt, the Obligations and Guaranteed Obligations include all obligations arising under or in connection with the Tenth Amendment Commitment Increase, the Alternative Currency Commitments, Alternative Currency Loans and Letters of Credit denominated in Alternative Currencies.

(g)           The Tenth Amendment Non-Solicitation Acknowledgment and Confirmation is true and correct in all respects.

4.3          Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations and Guaranteed Obligations, including, for the avoidance of doubt, all Obligations and Guaranteed Obligations arising under or in connection with the Tenth Amendment Commitment Increase, the Alternative Currency Commitments, Alternative Currency Loans and Letters of Credit denominated in Alternative Currencies.

4.4          Loan Document. This Tenth Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5          Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Tenth Amendment, including without limitation the reasonable and documented fees and expenses of the Agent’s legal counsel.

4.6          Further Assurances. The Loan Parties agree to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Tenth Amendment.

4.7          Entirety. This Tenth Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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4.8          Counterparts; Telecopy. This Tenth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Tenth Amendment by telecopy or other electronic means shall be effective as an original.

4.9          No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10        CHOICE OF LAW. THIS TENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

4.11        Successors and Assigns. This Tenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.12        Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 15.2 and 15.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Tenth Amendment to be duly executed on the date first above written.

BORROWER:	FIRSTCASH, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

UK BORROWERS:

CHESS HOLDCO LIMITED, a company incorporated under the laws of England and Wales

	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Director

CHESS BIDCO LIMITED, a company incorporated under the laws of England and Wales

	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Director

HOLDINGS:	FIRSTCASH HOLDINGS, INC., a Texas corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS:	Famous Pawn, Inc.,
a Maryland corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS CO, Inc.,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

HARVEY & THOMPSON LIMITED, a company incorporated under the laws of England and Wales

	By:	/s/ R. Douglas Orr
	Name:	R. Douglas Orr
	Title:	Chief Executive Officer

FCFS OH, Inc.,
an Ohio corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS MT, Inc.,
a Montana corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS VA, Inc.,
a Virginia corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS AL, Inc.,
an Alabama corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	PAWN TX, INC.,
a Texas corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

LTS, Incorporated,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. of ALaska,
an Alaska corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	Mister Money -- RM, Inc.,
a Colorado corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS SC, INC., a South Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS NC, INC., a North Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), a Texas limited liability company

By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FCFS TN, Inc. (f/k/a Cash America Central, Inc.), a Tennessee corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA EAST, INC., a Florida corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA HOLDING, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA PAWN L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA WEST, INC., a Nevada corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC., a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF ILLINOIS, an Illinois corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA OF MISSOURI, INC., a Missouri corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

GEORGIA CASH AMERICA, INC., a Georgia corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FIRSTCASH, INC., a Nevada corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS OK, INC., an Oklahoma corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS MO, INC., a Missouri corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FCFS IN, INC., an Indiana corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FCFS KY, INC., a Kentucky corporation

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

AMERICAN FIRST FINANCE, LLC, a Delaware limited liability company

	By:	/s/ Rick L. Wessel
	Name:	Rick L. Wessel
	Title:	Chief Executive Officer

Address for Notices for all Loan Guarantors:

1600 W. 7th Street
Fort Worth, TX 76102
Attention: Rick L. Wessel
Phone: *
Fax: *

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

	By:	/s/ Heather Hoopingarner
	Name:	Heather Hoopingarner
	Title:	Executive Director

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

FIRSTCASH, INC.

TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

LENDER:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

LENDER:	*,
as a Lender

	By:	/s/ *
	Name:	*
	Title:	*

Schedule 1.4

New Lenders

1.	*

2.	*

Annex A

Conformed Amended and Restated Credit Agreement

[Attached.]

~~Published CUSIP Numbers: 31943HAA5~~

~~31943HAB3~~Execution Version

Published CUSIP Numbers: 31943HAA5

31943HAB3

COMPOSITE COPY

Incorporating,

First Amendment, dated as of May 30, 2017

Second Amendment, dated as of October 4, 2018

Third Amendment, dated as of December 19, 2019

Fourth Amendment, dated as of November 9, 2020

Fifth Amendment, dated as of December 8, 2021

Sixth Amendment, dated as of August 30, 2022

Seventh Amendment, dated as of October 18, 2023

Eighth Amendment, dated as of August 8, 2024

Ninth Amendment, dated as of May 12, 2025

Tenth Amendment, dated as of August 27, 2026

$1,055,000,000.00

~~$590,000,000.00~~

AMENDED AND RESTATED CREDIT AGREEMENT

among

FIRSTCASH, INC. ~~(f/k/a FIRST CASH FINANCIAL SERVICES, INC.)~~,
as US Borrower~~,~~ and Borrower Representative,

CHESS HOLDCO LIMITED and
CHESS BIDCO LIMITED,
as UK Borrowers,

HOLDINGS AND CERTAIN SUBSIDIARIES OF THE US BORROWER
FROM TIME TO TIME PARTY HERETO,
as Loan Guarantors,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

Dated as of July 25, 2016

WELLS FARGO SECURITIES, LLC, *, *, *, AND *
as Joint Lead Arrangers and Joint Bookrunners

Prepared by:

TABLE OF CONTENTS

Page

Article I. DEFINITIONS		1
1.1	Defined Terms	1
1.2	Other Interpretive Provisions	~~29~~36
1.3	Accounting Terms	~~29~~37
1.4	Rounding	~~30~~37
1.5	References to Agreements and Laws	~~30~~37
1.6	Foreign Currency ~~Denomination~~Denominations; Exchange Rates; Currency Equivalents; Alternative Currency RFR.	~~30~~38
1.7	Divisions	~~31~~38
1.8	Rates	~~31~~39
1.9	Designation of Additional Loan Parties	39
1.10	Limited Condition Transactions	41

Article II. THE CREDITS		~~31~~42
2.1	Commitment	~~31~~42
2.2	Required Payments; Termination	~~31~~45
2.3	Ratable Loans	~~32~~45
2.4	Types of Advances	~~32~~45
2.5	Commitment Fee; Reductions in Aggregate Commitment; Administrative Fee	~~32~~45
2.6	Minimum Amount of Each Advance	~~32~~46
2.7	Optional Principal Payments	~~32~~47
2.8	Method of Selecting Types and Interest Periods for New Advances	~~32~~47
2.9	Conversion and Continuation of Outstanding Advances	~~33~~48
2.10	Changes in Interest Rate; Applicable Margin	~~33~~49
2.11	Rates Applicable After Default	~~34~~49
2.12	Method of Payment	~~34~~49
2.13	Noteless Agreement; Evidence of Indebtedness	~~34~~49
2.14	~~Telephonic/~~Electronic Notices	~~35~~50
2.15	Interest Payment Dates; Interest and Fee Basis	~~35~~50
2.16	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	~~35~~51
2.17	Lending Installations	~~35~~51
2.18	Non-Receipt of Funds by the Agent	~~35~~51
2.19	Letters of Credit	~~36~~51
2.20	Mitigation Obligations; Replacement of Lenders	~~42~~59
2.21	Cash Collateral	~~43~~60
2.22	Defaulting Lenders	~~43~~60
2.23	Pro Rata Treatment and Payments	~~45~~63
2.24	~~Incremental~~Revolving FacilityIncreases; Incremental Term Loans	~~47~~65
2.25	Term SOFR Conforming Changes	~~48~~69
2.26	Joint and Several Liability	69

Article III. YIELD PROTECTION; TAXES		~~48~~69
3.1	Yield Protection	~~48~~69
3.2	Changes in Capital Adequacy Regulations	~~49~~70
3.3	[Reserved]	~~49~~70
3.4	Funding Indemnification	~~49~~70

i

3.5	Taxes	~~50~~70
3.6	Changed Circumstances	~~53~~77
3.7	Illegality	~~55~~80

Article IV. CONDITIONS PRECEDENT		~~55~~80
4.1	Effective Date	~~55~~80
4.2	Initial Advance	~~56~~80
4.3	Each Advance	~~57~~82

Article V. REPRESENTATIONS AND WARRANTIES		~~58~~83
5.1	Existence and Standing	~~58~~83
5.2	Authorization and Validity	~~58~~83
5.3	No Conflict; Government Consent	~~58~~83
5.4	Financial Statements	~~59~~84
5.5	Material Adverse ~~Change~~Effect	~~59~~84
5.6	Taxes	~~59~~84
5.7	Litigation	~~59~~84
5.8	Subsidiaries	~~59~~84
5.9	ERISA	~~59~~85
5.10	Accuracy of Information	~~60~~85
5.11	Regulation U	~~60~~85
5.12	Material Agreements	~~60~~85
5.13	Compliance With Laws	~~60~~85
5.14	Ownership of Properties	~~60~~85
5.15	Plan Assets; Prohibited Transactions	~~60~~85
5.16	Environmental Matters	~~61~~86
5.17	Subordinated Indebtedness	~~61~~86
5.18	Insurance	~~61~~86
5.19	Solvency	~~61~~86
5.20	Compliance with FCPA	~~61~~86
5.21	Investment Company Act; etc.	~~61~~86
5.22	Reserved	~~61~~86
5.23	USA PATRIOT ACT NOTIFICATION; OFAC	~~61~~86
5.24	Embargoed Person	~~62~~87

Article VI. COVENANTS		~~62~~87
6.1	Financial Reporting	~~62~~87
6.2	Use of Proceedsof Senior Credit Facility	~~64~~89
6.3	Notices	~~64~~89
6.4	Conduct of Business	~~64~~89
6.5	Taxes	~~64~~89
6.6	Insurance	~~64~~90
6.7	Compliance with Laws	~~65~~90
6.8	Maintenance of Properties	~~65~~90
6.9	Inspection	~~65~~90
6.10	Depository	~~65~~90
6.11	Indebtedness	~~65~~90
6.12	Merger	~~66~~93
6.13	Sale of Assets	~~67~~93
6.14	Investments and Acquisitions	~~68~~95

6.15	Liens	~~68~~97
6.16	Negative Pledges	~~71~~100
6.17	Affiliates	~~71~~100
6.18	Non-Loan Party Transactions	~~72~~101
6.19	Financial Covenants	~~72~~102
6.20	Subsidiaries as Guarantors	~~73~~102
6.21	Restricted Payments	~~73~~103
6.22	Corporate Changes	~~74~~104
6.23	Books and Records	~~74~~104
6.24	Public/Private Designation	~~74~~104

Article VII. DEFAULTS		~~74~~104
7.1	Misrepresentations	~~74~~104
7.2	Nonpayment of Obligations	~~74~~105
7.3	Breach of Covenants	~~75~~105
7.4	Bankruptcy Default	~~75~~105
7.5	[Reserved]	~~75~~106
7.6	Other Indebtedness	~~75~~106
7.7	[Reserved]	~~76~~106
7.8	[Reserved]	~~76~~106
7.9	Invalidity of Guaranty	~~76~~106
7.10	Change in Control	~~76~~106
7.11	Judgment Default	~~76~~106
7.12	ERISA Default	~~76~~106
7.13	[Reserved]	~~76~~106
7.14	[Reserved]	~~76~~106
7.15	Reviews and/or Fines	~~76~~107

Article VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~77~~107
8.1	Acceleration	~~77~~107
8.2	Amendments	~~77~~107
8.3	Preservation of Rights	~~78~~109

Article IX. GENERAL PROVISIONS		~~78~~109
9.1	Survival of Representations	~~78~~109
9.2	Governmental Regulation	~~78~~109
9.3	Headings	~~79~~109
9.4	Entire Agreement	~~79~~109
9.5	Several Obligations; Benefits of this Agreement	~~79~~109
9.6	Expenses; Indemnification	~~79~~109
9.7	~~Numbers of Documents~~[Reserved]	~~80~~110
9.8	[Reserved]	~~80~~110
9.9	Severability of Provisions	~~80~~110
9.10	Nonliability of Lenders	~~80~~110
9.11	Confidentiality	~~80~~111
9.12	Nonreliance	~~81~~112
9.13	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~81~~112
9.14	Amendment and Restatement	~~81~~112
9.15	Acknowledgement Regarding any Supported QFCs	~~82~~112

9.15	Borrower Representative	113

Article X. THE AGENT		~~83~~113
10.1	Appointment and Authority	~~83~~113
10.2	Nature of Duties	~~83~~114
10.3	Exculpatory Provisions	~~83~~114
10.4	Reliance by Agent	~~84~~115
10.5	Notice of Default	~~84~~115
10.6	Non-Reliance on Agent and Other Lenders	~~85~~116
10.7	Indemnification	~~85~~116
10.8	Agent in Its Individual Capacity	~~85~~116
10.9	Resignation of Agent	~~86~~116
10.10	Guaranty Matters	~~87~~118
10.11	Agent’s, L/C Issuer’s and Swingline Lender’s Reimbursement and Indemnification	~~87~~118
10.12	Banking Services	~~87~~118

Article XI. SETOFF; RATABLE PAYMENTS		~~89~~120
11.1	Setoff	~~89~~120
11.2	Ratable Payments	~~90~~121

Article XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~90~~121
12.1	Successors and Assigns	~~90~~121
12.2	Participations	~~90~~121
12.3	Successors and Assigns	~~91~~123
12.4	Dissemination of Information	~~94~~126

Article XIII. NOTICES		~~95~~127
13.1	Notices	~~95~~127
13.2	Change of Address	~~95~~128

Article XIV. COUNTERPARTS		~~95~~128

Article XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; MAXIMUM RATE		~~95~~128
15.1	CHOICE OF LAW	~~95~~128
15.2	CONSENT TO JURISDICTION	~~95~~128
15.3	WAIVER OF JURY TRIAL	~~96~~128
15.4	MAXIMUM RATE	~~96~~129
15.5	Judgment Currency	130

Article XVI. LOAN GUARANTY		~~97~~130
16.1	Guaranty	~~97~~130
16.2	Guaranty of Payment	~~97~~131
16.3	No Discharge or Diminishment of Loan Guaranty	~~97~~131
16.4	Defenses Waived	~~98~~131
16.5	Rights of Subrogation	~~99~~132
16.6	Reinstatement; Stay of Acceleration	~~99~~132
16.7	Information	~~99~~132
16.8	Termination	~~99~~132
16.9	Taxes	~~99~~132

16.10	Maximum Liability	~~99~~132
16.11	Contribution	~~100~~133
16.12	Liability Cumulative	~~100~~133
16.13	Keepwell	~~100~~133
16.14	Entire Agreement	~~101~~134
16.15	Texas Pawnshop Act	~~101~~134

Article XVII. STATUTE OF FRAUDS NOTICE		~~101~~134
ENTIRE AGREEMENT – SECTION 26.02 NOTICE		~~101~~134

v

LIST OF SCHEDULES~~,~~ AND EXHIBITS~~, AND APPENDIX~~

Exhibit “A”	-	Form of Compliance Certificate
Exhibit “B”	-	Form of Joinder Agreement
Exhibit “C”	-	Form of Assignment and Assumption
Exhibit “D”	-	Form of Account Designation Letter
Exhibit “E”	-	Form of Promissory Note
Exhibit “F”	-	~~Form~~Forms of Borrowing Notice

Schedule 1	-	Subsidiaries
Schedule 2	-	Indebtedness and Liens
Schedule 3	-	Commitments and Pro Rata Shares
Schedule 4	-	Properties
Schedule 5	-	Investments
Schedule 6	-	Sales, transfers and other dispositions

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, originally dated as of July 25, 2016, is among FIRSTCASH, INC. ~~(f/k/a FIRST CASH FINANCIAL SERVICES, INC.~~, a Delaware corporation (the “US Borrower” and, in its capacity as representative of the Borrowers, the “Borrower Representative”), CHESS HOLDCO LIMITED, a company incorporated under the laws of England and Wales with company number 16434482 (“Chess Holdco”), CHESS BIDCO LIMITED, a company incorporated under the laws of England and Wales with company number 16434757 (“Chess Bidco” and, together with Chess Holdco, collectively, the “UK Borrowers”; the UK Borrowers, together with the US Borrower and any Additional Borrowers, collectively, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender.

The ~~Borrower has~~Borrowers have requested that the Lenders (which shall include the Agent) provide a revolving credit facility, including Loans denominated in Dollars and certain Alternative Currencies specified herein and Letters of Credit denominated in Approved Currencies, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

DEFINITIONS

1.1            Defined Terms. As used in this Agreement:

“~~2018 Cash America~~2028 Notes” means those certain ~~5.75~~4.625% senior notes due ~~May 15, 2018~~2028 issued by ~~Cash America~~the US Borrower to the holders thereof~~, and any exchange notes of Cash America issued in exchange therefor pursuant to the terms of the indenture and the registration rights agreement dated May 15, 2013, in an aggregate principal amount not to exceed $300,000,000.~~ pursuant to that certain Indenture, dated as of August 26, 2020 and as amended by that Supplemental Indenture dated November 17, 2021, between the US Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee.

“2028 Notes Outstanding Amount” has the meaning assigned to such term in the definition of “Maturity Date”.

“~~2028~~2030 Notes” means those certain ~~4.625~~5.625% senior notes due ~~2028~~2030 issued by the US Borrower to the holders thereof pursuant to that certain Indenture, dated as of ~~August 26, 2020 and as amended by that Supplemental Indenture dated November 17~~December 13, 2021, between the US Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee.

“~~2028~~2030 Notes Outstanding Amount” has the meaning assigned to such term in the definition of “Maturity Date”.

“2032 Notes” means those certain 6.875% senior notes due 2032 issued by the US Borrower to the holders thereof pursuant to that certain Indenture, dated as of February 21, 2024, between the US Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee.

“2034 Notes” means those certain 6.125% senior notes due 2034 issued by the US Borrower to the holders thereof pursuant to that certain Indenture, dated as of May 1, 2026, between the US Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee.

“Acquisition” means any transaction, or any series of related transactions (including, without limitation, related mergers, consolidations and amalgamations), consummated on or after the Closing Date, by which any Loan Party or any of its Subsidiaries (a) acquires any business, real estate assets, division, line of business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities or other Equity Interests of a corporation or other Person which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Borrower” means any Subsidiary organized in an Approved Jurisdiction that becomes a Borrower after the Tenth Amendment Effective Date pursuant to Section 1.9.

“Additional Guarantor” means any Subsidiary organized in an Approved Jurisdiction that becomes a Loan Guarantor after the Tenth Amendment Effective Date pursuant to Section 1.9 or Section 6.20.

“Additional Loan Parties” means, collectively, the Additional Borrowers and the Additional Guarantors.

“Additional Unsecured Senior Debt” means any Indebtedness of a Loan Party incurred or issued after the Closing Date which (a) is not secured, directly or indirectly, or in whole or in part, by a Lien, and (b) has a maturity date at least six (6) months after the Maturity Date and such Indebtedness shall not be subject to amortization or prepayment requirements in an aggregate principal amount of more than $90,000,000 prior to such maturity date (other than in connection with a change of control transaction or asset sale). For the avoidance of doubt, ~~the AFF Acquisition Senior Notes~~any Permitted Bridge Financing shall constitute Additional Unsecured Senior Debt from and after the ~~Fifth~~Tenth Amendment Effective Date.

“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (a) SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website and (b) the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means (i) the advancing of (A) any Loan (other than a Swingline Loan) consisting of the aggregate amount of the several Loans of the same Type and, in the case of SOFR Advances, for the same Interest Period (including, for the avoidance of doubt, any Alternative Currency Loan and any Incremental Term Loan) or (B) any Swingline Loan or (ii) ~~or~~ the issuance of any Letter of Credit.

“AFF Acquisition” means the acquisition by the Borrower of all or substantially all of the Equity Interests of American First Finance Inc., a Kansas corporation and its Subsidiaries.

~~“AFF Acquisition Senior Notes” means those certain senior notes in an aggregate amount not to exceed $600,000,000 issued by the Borrower to the holders thereof in connection with the AFF Acquisition as contemplated by the Fifth Amendment; provided, that such senior notes (a) are not secured, directly or indirectly, or in whole or in part, by a Lien, and (b) have a maturity date at least six (6) months after the Maturity Date and such Indebtedness shall not be subject to amortization or prepayment requirements in an aggregate principal amount of more than $90,000,000 prior to such maturity date (other than in connection with a change of control transaction or asset sale).~~

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Agent-Related Persons” means the Agent (including any successor agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as increased and/or reduced from time to time pursuant to the terms hereof, which as of the ~~Eighth~~Tenth Amendment Effective Date shall be equal to ~~Seven Hundred Million and no/100 Dollars ($700,000,000.00).~~ $1,055,000,000.00. For the avoidance of doubt, each of the Alternative Currency Commitments and the Swingline Commitment is part of, and not in addition to, the Aggregate Commitment.

“Aggregate Revenue Threshold” means an amount equal to eighty-five percent (85%) (or such lesser percentage as may be agreed by the Borrower Representative and the Required Lenders; provided that, if Lenders constituting the Required Lenders shall not have objected to any such foregoing-described reduction in writing to the Agent within ten (10) Business Days following receipt of notice thereof, the Required Lenders shall be deemed to have consented to such reduction) of the total consolidated revenue and eighty-five percent (85%) (or such lesser percentage as may be agreed by the Borrower Representative and the Required Lenders; provided that, if Lenders constituting the Required Lenders shall not have objected to any such foregoing-described reduction in writing to the Agent within ten (10) Business Days following receipt of notice thereof, the Required Lenders shall be deemed to have consented to such reduction) of Consolidated Total Assets, in each case, of the Loan Parties and their ~~Domestic~~ Subsidiaries for the most recent fiscal quarter as shown on the financial statements most recently delivered or required to be delivered pursuant to Section 6.1~~.~~ ; provided that, the foregoing-described calculation shall exclude the revenue and assets of any (x) captive insurance Subsidiary and (y) Subsidiary that is organized in (i) Mexico or (ii) any other jurisdiction that is not an Approved Jurisdiction.

“Agreement” means this Amended and Restated Credit Agreement.

“Alternative Currency” means each Non-USD Approved Currency. References shall be deemed to refer only to Non-USD Approved Currencies.

“Alternative Currency Borrower” means (a) each UK Borrower and (b) any Additional Borrower that (i) is organized in an Approved Jurisdiction and (ii) has been approved in writing by the Agent and each Alternative Currency Lender as an Alternative Currency Borrower, in each case solely with respect to Alternative Currency Loans.

“Alternative Currency Commitment” means, with respect to each Alternative Currency Lender, the commitment of such Alternative Currency Lender to make Alternative Currency Loans and acquire and hold participations in L/C Obligations denominated in Alternative Currencies hereunder, expressed as an amount representing the maximum aggregate Dollar Equivalent amount of such Alternative Currency Lender’s Alternative Currency Exposure, as such commitment may be reduced or increased from time to time pursuant to the terms hereof. The initial amount of each Alternative Currency Lender’s Alternative Currency Commitment is set forth on the most recent Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Alternative Currency Commitment. For the avoidance of doubt, (x) the Alternative Currency Commitment of any Lender that is not an Alternative Currency Lender shall be zero and (y) each Alternative Currency Commitment is part of, and not in addition to, such Lender’s Commitment and the Aggregate Commitment.

“Alternative Currency Equivalent” means, subject to Section 1.6(b), for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Exposure” means, at any time, (a) with respect to any Alternative Currency Lender, the sum of (i) the Dollar Equivalent of the aggregate principal amount of such Alternative Currency Lender’s outstanding Alternative Currency Loans and (ii) such Alternative Currency Lender’s Alternative Currency Pro Rata Share of outstanding L/C Obligations denominated in Alternative Currencies, and (b) with respect to all Alternative Currency Lenders, the sum of the amounts described in clause (a) for all Alternative Currency Lenders.

“Alternative Currency Lender” means a Lender with an Alternative Currency Commitment or, if the Alternative Currency Commitments have terminated or expired, a Lender holding interests in Alternative Currency Loans or participations in L/C Obligations denominated in Alternative Currencies. An Alternative Currency Lender may, in its discretion, arrange for one or more Alternative Currency Loans to be made by one or more of its domestic or foreign branches or Affiliates, in which case the term “Alternative Currency Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.

“Alternative Currency Loan” means any Loan denominated in an Alternative Currency made by an Alternative Currency Lender to an Alternative Currency Borrower.

“Alternative Currency Pro Rata Share” means, with respect to each Alternative Currency Lender, the percentage (carried out to the seventh decimal place) of the aggregate Alternative Currency Commitments represented by such Alternative Currency Lender’s Alternative Currency Commitment as set forth opposite the name of such Alternative Currency Lender on the most recent Commitment Schedule (and as such share may be adjusted as contemplated herein); provided that if the Alternative Currency Commitments have terminated or expired, the Alternative Currency Pro Rata Share of each Alternative Currency Lender shall be determined based on the Alternative Currency Exposure held by such Alternative Currency Lender at such time.

“Alternative Currency RFR Advance” means any Advance consisting of Alternative Currency Loans denominated in Sterling bearing interest at a rate based on Adjusted Daily Simple RFR as provided in Section 2.10.

“Alternative Currency Sublimit” means an amount equal to $500,000,000 for all Loans and L/C Obligations denominated in Alternative Currencies, collectively. The Alternative Currency Sublimit is part of, and not in addition to, the aggregate Alternative Currency Commitments and the Aggregate Commitment.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Currency” means any Approved Currency, as applicable.

“Applicable Margin” means, for any day, with respect to any Loan, the applicable spread set forth below under the caption “CBFR Spread,” “Adjusted Term SOFR / SONIA Spread” or “Commitment Fee Rate,” as the case may be.

CBFR Spread	Adjusted Term SOFR / SONIA Spread	Commitment Fee Rate
150 bps	250 bps	~~32.5~~25 bps

“Approved Currencies” means Dollars and Sterling.

“Approved Fund” has the meaning assigned to such term in Section 12.3(b).

“Approved Jurisdictions” means (i) the United States, (ii) the United Kingdom, (iii) Canada, (iv) Mexico, (v) Austria, (vi) Belgium, (vii) Germany, (viii) Luxembourg, (ix) the Netherlands, (x) Switzerland, (xi) Sweden, (xii) Ireland, (xiii) Norway, (xiv) Portugal, (xv) Poland and (xvi) any other jurisdiction that the Agent and the Lenders, in their sole discretion, deem acceptable, including after considering recognition and enforcement of judgments and arbitral awards, compliance with applicable sanctions, anti-money laundering, anti-bribery and anti-corruption laws, and such other considerations as the Agent and the Lenders reasonably deem relevant; provided that, with respect to any jurisdiction approved pursuant to the foregoing subclause (xvi), the Agent and any Lender may refuse to approve or may withdraw approval if, in its reasonable judgment, the relevant enforcement framework is inadequate or such joinder would create unacceptable legal, regulatory, reputational or credit risk.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an eligible assignee permitted by Article XII (with the consent of any party whose consent is required by Article XII), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Authorized Officer” means the chief executive officer, the president, the chief financial officer, the treasurer, the chief operating officer or a vice president of ~~the~~any Borrower or any Subsidiary of ~~the~~any Borrower or such other representative of ~~the~~any Borrower or such Subsidiary as may be designated in writing by any one of the foregoing with the consent of the Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.6(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (e) products under any Swap Agreement.

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. In no event shall the Banking Services Obligations include any Excluded Swap Obligations.

“Bankruptcy Event~~” means any of the events described~~ of Default” means a Default specified in Section 7.4.

“Benchmark” means, initially, with respect to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, the Term SOFR Reference Rate and (b) Sterling, SONIA; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, SONIA or the then-current Benchmark for any Applicable Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Currency and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(c)(i).

~~“Borrower” means FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation.~~

“Borrower Representative” means the US Borrower.

“Borrowers” means, collectively, the US Borrower, the UK Borrowers and any Additional Borrowers.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” has the meaning assigned to such term in Section 2.8.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed ~~and~~, (b) is not a day on which commercial banks in Fort Worth, Texas or Charlotte, North Carolina or London, United Kingdom are closed and (c) when used in connection with Sterling or an Alternative Currency RFR Advance, is an RFR Business Day.

“Cancelled Certificate” means any QPP Certificate in respect of which HM Revenue & Customs has given a notification under regulation 7(4)(b) of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP ~~on~~, as of the ~~date hereof~~Effective Date, be considered a Capitalized Lease.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash America” means Cash America International, Inc., a Texas corporation and, as of the Closing Date, a wholly-owned Subsidiary of the US Borrower.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Agent, or directly to the applicable L/C Issuer or Swingline Lender (with notice thereof to the Agent), for the benefit of one or more of the L/C Issuers, the Swingline Lenders or the Lenders, as collateral for L/C Obligations, Swingline Loans or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Agent and the applicable L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and such L/C Issuer or Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means (a) United States Dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any bank (other than the Lenders) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one (1) year from the date of acquisition, (b) investments, classified in accordance with GAAP as current assets in money market investment programs registered under and in compliance with the Investment Company Act of 1940, which are administered by reputable financial institutions having capital of at least $100,000,000.00 (or the Alternative Currency Equivalent thereof), (c) mutual funds, administered by reputable financial institutions having capital of at least $100,000,000.00 (or the Alternative Currency Equivalent thereof), and registered under and in compliance with the Investment Company Act of 1940, that invest in and direct investments in obligations of any state of the United States or any political subdivision thereof or municipality thereof the interest with respect to which is exempt from federal income taxation under Section 103 of the Code and rated A-1 or higher, or AA or higher by Standard and Poor’s Corporation, or P-1 or higher, or Aa or higher by Moody’s Investors Services, and (d) auction rate floaters and similar short term (one (1) to sixty (60) day maturities) gilt edge investments in pools of bonds whose income is exempt from federal taxation, which are issued by entities that are rated in the highest rating category of Standard and Poor’s Corporation and/or Moody’s Investors Service~~.~~, and (e) in the case of investments made by any Foreign Loan Party, (i) time deposits and certificates of deposit of the type described in clause (a) above, except that such investments may be denominated in Sterling or another lawful currency of the jurisdiction of organization (or incorporation (as applicable)) of such Foreign Loan Party in lieu of United States Dollars, and the issuing bank may be organized (or incorporated (as applicable)) under the laws of any Approved Jurisdiction, and (ii) investments of the type described in clause (b) above, except that such investments may be administered by reputable financial institutions organized (or incorporated) under the laws of any Approved Jurisdiction and registered under and in compliance with a regulatory regime substantially equivalent to the Investment Company Act of 1940 (including, in the case of the United Kingdom, an undertaking for collective investment in transferable securities authorized under the Financial Services and Markets Act 2000 (UK) and regulated by the Financial Conduct Authority), in each case, with ratings described in clause (a) or (b) above, as applicable, or equivalent ratings comparable rating agencies recognized in the jurisdiction of organization (or incorporation) of such Foreign Loan Party.

“CB Floating Rate” means, as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided that the CB Floating Rate shall never be less than the sum of Adjusted Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the CB Floating Rate due to a change in the Prime Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate or Adjusted Term SOFR, respectively.

“CB Floating Rate Advance” means any Advance when and to the extent that its interest rate is determined by reference to the CB Floating Rate.

“Currency” means Dollars or any Alternative Currency.

“Change in Control” means~~, with respect to the Borrower,~~  an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-five percent (35%) or more of the voting stock of Holdings, (b) at any time, Holdings shall fail to own one hundred percent (100%) of the Equity Interests of the ~~Borrower or (c)~~US Borrower, (c) US Borrower shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests in each of the UK Borrowers (except as a result of a transaction permitted pursuant to Section 6.12 hereof) or (d) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the US Borrower cease to be composed of individuals (i) who were members of such board on the first (1st) day of such period, (ii) whose election or nomination to such board was approved by individuals referred to in subsection (i) above constituting at the time of such election or nomination at least a majority of such board, or (iii) whose election or nomination to such board was approved by individuals referred to in subsections (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board.

“Change in Law” means the occurrence after the Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case arising under clauses (x) or (y) be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Chess Bidco” means Chess Bidco Limited, a company incorporated under the laws of England and Wales with company number 16434757.

“Chess Holdco” means Chess Holdco Limited, a company incorporated under the laws of England and Wales with company number 16434482.

“Closing Date” means the date on which the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

“Closing Date Stock Payment” means certain one-time cash settlement payments on the Closing Date to the holders of the Restricted Stock Unit Awards in accordance with the terms of Section 3.3(a) of the Merger Agreement as in effect on the Closing Date.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans (other than Swingline Loans) and to acquire participations in L/C Obligations and Swingline Loans not exceeding the amount set forth in the most recent Commitment Schedule ~~3,~~(and as such amount may be modified from time to time pursuant to the terms hereof). For each Alternative Currency Lender, each applicable Lender’s Alternative Currency Commitment is part of, and not in addition to, such Lender’s Commitment.

“Committed Funded Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount at such time of its outstanding Loans denominated in Dollars and its Pro Rata Share of L/C Obligations denominated in Dollars and Swingline Loans at such time and (b) if such Lender is an Alternative Currency Lender, its Alternative Currency Exposure at such time.

“Commitment Schedule” means Schedule 3 hereto, as updated from time to time in accordance with the terms hereof. For the avoidance of doubt, as of the Tenth Amendment Effective Date, the most recent version of the Commitment Schedule is the version attached as Annex B to the Tenth Amendment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “CB Floating Rate,” the definition of “Business Day,” the definition of “~~U.S.~~US Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, an amount determined for the Loan Parties and their Subsidiaries on a consolidated basis equal to:

(a)           Consolidated Net Income;

plus,

(b)           the sum, without duplication, of the amounts for such period (to the extent deducted in determining Consolidated Net Income) of the following:

(i)            Consolidated Interest Expense;

(ii)            expense for taxes, including federal, foreign, state, local, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds);

(iii)           depreciation and amortization, including amortization or charge-off of intangible assets;

(iv)          any out-of-pocket fees or expenses, losses or charges (other than depreciation or amortization expense) related to any issuance, Investment, Acquisition, disposition, conveyance or recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or modification thereof), in each case, permitted under this Agreement (including any such transaction consummated prior to or after the Closing Date and any such transaction undertaken whether or not successful) in an aggregate amount not to exceed $30,000,000 in any four (4) fiscal quarter period;

(v)           any out-of-pocket fees or expenses payable upon the consummation of issuances of Additional Unsecured Senior Debt in an aggregate amount not to exceed $20,000,000;

(vi)           unusual or non-recurring charges in connection with employee severance, lease terminations and lease buyouts related to closure or consolidation of stores and write-off of assets related to permitted asset sales, acquisitions, investments, restructurings and dispositions conducted after the Closing Date;

(vii)         non-recurring, non-cash charges, non-cash expenses, non-cash losses reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of or reserve for cash charges in any future period) but including, on a one-time basis, the impact relating to the implementation of the current expected credit losses methodology for credit losses accounting established under ASU 2016-13 in accordance with GAAP;

(viii)        losses on sales or dispositions of assets outside the ordinary course of business (including, for the avoidance of doubt, the Enova Disposition);

(ix)           transaction fees, costs and expenses incurred to the extent actually reimbursed by third parties pursuant to indemnification provisions or insurance;

(x)            proceeds of business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace;

(xi)           Non-Cash Compensation Expenses arising from the issuance of Equity Interests, options to purchase Equity Interests and stock appreciation rights;

(xii)          non-cash loss from the early extinguishment of hedging obligations or other derivative instruments;

(xiii)         non-recurring expenses incurred with respect to litigation settlements;

(xiv)         director fees, expense reimbursements and indemnification payments paid to directors and board observers;

(xv)          non-recurring restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs, cost-savings initiatives, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, costs and expenses relating to out-placement services, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and one-time costs and expenses relating to the AFF Acquisition;

(xvi)         expected cost savings, operating expense reductions, restructuring charges and expenses and synergies as a result of permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and specified transactions taken or to be taken by the Loan Parties and their Subsidiaries, net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be reasonably identifiable and factually supportable and shall be reasonably anticipated to be realized within twenty-four (24) months after the applicable permitted asset sale, acquisition, investment, disposition, operating improvement, restructuring, cost savings initiative or specified transaction;

(xvii)        expenses, charges and fees deducted during the specified period and covered by indemnification or purchase price adjustments and earn-out payments in connection with any Permitted Acquisition, to the extent actually received in cash;

(xviii)       losses deducted during the specified period, but for which indemnity recovery is actually received in cash during such period or reasonably expected to be received within 365 days after the end of such period;

(xix)         expenses deducted during the specified period and reimbursed by third parties to the extent such reimbursements are actually received in cash during such period or reasonably expected to be received in cash within 365 days after the end of such period;

(xx)          the change in fair value of the earn-out obligations associated with the AFF Acquisition, to the extent accounted for as an expense, as required by GAAP;

(xxi)         the amount of loss on a sale of receivables and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

provided that the aggregate amount added back to Consolidated EBITDA pursuant to clauses (xv) and (xvi) for any measurement period shall not exceed 25% of Consolidated EBITDA for such measurement period (calculated prior to giving effect to any such adjustment pursuant to such clauses);

minus

(c)           non-cash items and gains on sales or dispositions of assets outside the ordinary course of business added in the calculation of Consolidated Net Income (other than (x) any such non-cash item to the extent it will result in the receipt of cash payments in any future period or in respect of which cash was received in a prior period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Consolidated Funded Indebtedness” means, as of any date of determination, the aggregate dollar amount of Consolidated Indebtedness as of such date, whether or not such amount is due or payable at such time. For purposes of this definition, the term “Indebtedness” shall include the Revolving Principal Balance but exclude Indebtedness described in subsections (e) and (j) in the below definition of Indebtedness.

“Consolidated Indebtedness” means, at the time in question, the Indebtedness of the Loan Parties and their Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capitalized Leases and synthetic leases, non-cash interest, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products; provided that commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing shall be excluded) for such period of the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Loan Parties and their Subsidiaries calculated on a consolidated basis for such period, excluding (a) any income (or loss) of any Person (other than a Subsidiary of a Loan Party) in which any other Person (other than the Loan Parties or any of their Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Loan Parties or any of their Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the ~~loan~~Loan Parties or is merged into or consolidated with the Loan Parties or any of their Subsidiaries or that Person’s assets are acquired by the Loan Parties or any of their Subsidiaries, (c) the income of any Subsidiary of the Loan Parties to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other monetary items of the Loan Parties or any Subsidiary owing to the Loan Parties or any Subsidiary and any unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies, (e) any after-tax gains or non-cash losses attributable to asset sales or returned surplus assets of any Plan or similar employee benefit plan, (f) any net gains, charges or losses on disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discontinued operations, (g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes and (h) to the extent not included in clauses (a) through (g) above, any net extraordinary gains or net extraordinary losses.

“Consolidated Net Worth” means, at any time in question, the Consolidated Total Assets of the Loan Parties and their Subsidiaries minus consolidated total liabilities of the Loan Parties and their Subsidiaries, calculated on a consolidated basis as of such time.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Loan Parties and their Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Loan Parties and their Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet delivered pursuant to Section 6.1(a) or (b), as applicable.

“Controlled Affiliate” has the meaning assigned to it in Section 5.23(b).

“Conversion/Continuation Notice” has the meaning assigned to such term in Section 2.9.

“Covered Party” has the meaning assigned to such term in Section 9.15.

“CSO Obligations” means obligations to purchase, or other guarantees of, consumer loans the making of which were facilitated by Holdings, the ~~Borrower~~Borrowers or any Subsidiary acting as a credit services organization or other similar service provider.

“CTA” means the UK’s Corporation Tax Act 2009.

“Current Maturities of Long Term Debt” means the principal portion of the long term debt of the Loan Parties and their Subsidiaries, on a consolidated basis, and the principal portion of the Capitalized Lease Obligations of the Loan Parties and their Subsidiaries, on a consolidated basis, which will be due in the twelve (12) months immediately following any date of computation of Current Maturities of Long Term Debt in accordance with GAAP, but excluding balloon payments of long term debt due at maturity if it is reasonably contemplated that such balloon payment will be refinanced on or prior to such maturity.

“Debtor Relief Laws” means the Bankruptcy Code in Title 11 of the United States Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Default Rate” means (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for CB Floating Rate Advances and Swingline Loans, (A) the CB Floating Rate plus (B) the Applicable Margin applicable to CB Floating Rate Advances plus (C) 2.00% per annum ~~and~~, (ii) for SOFR Advances, (A) Adjusted Term SOFR plus (B) the Applicable Margin applicable to SOFR Advances plus (C) 2.00% per annum and (iii) for Alternative Currency RFR Advances, (A) Adjusted Daily Simple RFR plus (B) the Applicable Margin applicable to SOFR Advances plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, an interest rate equal to (A) the CB Floating Rate plus (B) the Applicable Margin~~,~~  applicable to CB Floating Rate Advances plus (C) 2% per annum.

“Defaulting Lender” means, subject to Section 2.22(b),any Lender that, (a) has failed to (i) fund all or any portion of its Loans or participations in L/C Obligations or Swingline Loans within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Agent and the ~~Borrower~~Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the ~~Borrower~~Borrowers, the Agent ~~or~~, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan or participation hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the ~~Borrower~~Borrowers, to confirm in writing to the Agent and the ~~Borrower~~Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the ~~Borrower~~Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the ~~Borrower~~Borrowers, the L/C Issuer, the Swingline Lender and each Lender.

“Disqualified Equity Interest” means any Equity Interests of any Person which, by the terms thereof or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are exchangeable or exercisable at the option of the holder, or upon the happening of any event (other than an asset sale or a change of control), mature or are mandatorily redeemable pursuant to sinking fund obligations or otherwise, or are redeemable for cash, property or securities constituting Indebtedness at the option of the holder thereof, in whole or in part, or would otherwise require the mandatory payment of dividends (other than dividends payable in Equity Interests (other than Disqualified Equity Interests) and cash in lieu of fractional shares of Equity Interests) on or prior to the date that is ninety-one (91) days following the Maturity Date.

“Dollar Equivalent” means, subject to Section 1.6(b), for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Loan Party” means any Loan Party that is not a Foreign Loan Party.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, other than any such Subsidiary (x) that has no material assets other than equity, or equity and indebtedness, of one or more Foreign Subsidiaries or (y) that is owned by a Foreign Subsidiary.

“EEA Borrower” means any Additional Borrower that is organized under the laws of an EEA Member Country.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Date” means the initial date of this Agreement.

~~“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement, dated as of the Eighth Amendment Effective Date, among the Borrower, Holdings, the other Loan Guarantors, the Lenders party thereto and the Administrative Agent.~~

~~“Eighth Amendment Effective Date” means August 8, 2024.~~

“Embargoed Person” has the meaning assigned to such term in Section 5.24.

“Enova Disposition” means the distribution by Cash America of at least 80% of its ownership interest in Enova International, Inc. and its Subsidiaries to the holders of the Equity Interests of Cash America in connection with the initial public offering of Enova International, Inc. and its Subsidiaries.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Securities Exchange Act of 1934.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the ~~Borrower~~Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 10.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 10.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 10.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 10.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, ~~U.S.~~US Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such~~-~~ Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) US Taxes attributable to such Recipient’s failure to comply with Section 3.5 ~~and~~, (d) any Taxes imposed under FATCA and (e) any UK Tax Deduction treated as an Excluded Tax by the terms of Section 3.5(h)(i).

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Executive Order” has the meaning assigned to such term in Section 5.24.

“Facility Termination Date” means the earlier of (a) the Maturity Date and (b) the date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means the Foreign Account Tax Compliance Act contained in Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into in accordance therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded ~~upwards~~upward, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded ~~upwards~~upward, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter (as amended by that certain Engagement Letter dated as of November 15, 2019, by and between Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, and FirstCash, Inc. and by the Fourth Amendment Fee Letter), dated as of June 13, 2016, by and between Wells Fargo Securities, LLC and First Cash Financial Services, Inc.

“Floor” means a rate of interest equal to 0.00%.

“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 2021.

“Fifth Amendment Effective Date” means the date all Conditions to Effectiveness set forth in Section 3.2 of the Fifth Amendment have been satisfied.

~~“First Amendment Effective Date” means May 30, 2017.~~

“First Cash Senior Notes” mean (i) the 2028 Notes, (ii) ~~those certain 5.625% senior notes due 2030 issued by the Borrower to the holders thereof pursuant to that certain Indenture, dated as of December 13, 2021, between the Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee, (iii) those certain 6.875% senior notes due 2032 issued by the Borrower to the holders thereof pursuant to that certain Indenture, dated as of February 21, 2024, between the Borrower, the guarantors party thereto and BOKF, NA dba Bank of Texas, as trustee~~the 2030 Notes, (iii) the 2032 Notes, (iv) the 2034 Notes, and (~~iv~~v) any additional notes issued by the ~~Borrower pursuant to such Indentures~~Borrowers in accordance with Section 6.11(q) of this Agreement.

“Fixed Charge Coverage Ratio” means, for each compliance reporting period, for the preceding four (4) fiscal quarters, the ratio of (y) Consolidated Net Income plus Consolidated Interest Expense paid in cash plus Consolidated Rentals to (z) Current Maturities of Long Term Debt plus Consolidated Interest Expense paid in cash, plus Consolidated Rentals.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 5.24.

“Foreign Lender” means a Lender that is not a ~~U.S.~~US Person.

“Foreign Loan Parties” means, collectively, (a) the UK Borrowers, (b) HTL and (c) any other Foreign Subsidiary that becomes an Additional Borrower, Additional Guarantor or other Loan Party after the Tenth Amendment Effective Date in accordance with Section 1.9 or Section 6.20.

“Foreign Restructuring” means the reorganization of the ownership structure of the Foreign Subsidiaries of the ~~Borrower~~Borrowers so long as, immediately after giving effect thereto, the value of the Guarantees given by the Loam Guarantors is not materially impaired.

“Foreign Subsidiary” means any Subsidiary (including, for the avoidance of doubt, each of the UK Borrowers) that is not a Domestic Subsidiary.

~~“Fourth Amendment Effective Date” means November 9, 2020.~~

“Fourth Amendment Fee Letter” means Fee Letter dated as of November 9, 2020, by and between Wells Fargo Bank, National Association and the US Borrower.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer and Letters of Credit denominated in Dollars, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof~~.~~; (b) with respect to any L/C Issuer and Letters of Credit denominated in Alternative Currencies, such Defaulting Lender’s Alternative Currency Pro Rata Share of such outstanding L/C Obligations, if such Defaulting Lender is an Alternative Currency Lender, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Alternative Currency Lenders or Cash Collateralized in accordance with the terms hereof; and (c) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in effect in the United States (or, in the case of Foreign Subsidiaries with significant operations outside the United States, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 6.19, to the provisions of Section 1.3.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory or self-regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or self-regulatory or administrative powers or functions of or pertaining to government (~~including~~and including, for the avoidance of doubt, the European Central Bank, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)), the Prudential Regulatory Authority and any supra-national bodies such as the European Union ~~or the European Central Bank~~).

“Guarantee” of or by any Person (the “guarantor”) means any obligation (or the incurrence of any obligation), contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation (or the incurrence of any obligation) of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) CSO Obligations, (ii) indemnities, product warranties or similar obligations incurred in the ordinary course of business or (iii) obligations under or in respect of any Permitted Receivables Financing.

“Guaranteed Obligations” has the meaning assigned to such term in Section 16.1. In no event shall the Guaranteed Obligations include any Excluded Swap Obligations.

“Holdings” means FirstCash Holdings, Inc., a Texas corporation, which as of the Fifth Amendment Effective Date, was the owner of 100% of the Equity Interests of the US Borrower and a Loan Guarantor hereunder.

“Honor Date” has the meaning assigned to such term in Section 2.19(c).

“HTL” means Harvey & Thompson Limited, a company incorporated under the laws of England and Wales with company number 02636684

“Immaterial Subsidiary” means any Subsidiary of Holdings whose portion of the (a) Consolidated Total Assets of the Loan Parties and their Subsidiaries does not exceed five percent (5%) of the aggregate Consolidated Total Assets of the Loan Parties and their Subsidiaries or (b) gross revenues of the Loan Parties and their Subsidiaries does not exceed five percent (5%) of the aggregate gross revenues of the Loan Parties and their Subsidiaries (as set forth in the most recently delivered consolidated balance sheet of the Loan Parties and their Subsidiaries delivered pursuant to Section 6.1).

“Incremental RCF Increase Amount” has the meaning assigned to such term in Section 2.24(I)(a).

“Incremental Term Loan” means any US dollar-denominated term loan made by an Incremental Term Loan Lender pursuant to an Incremental Term Loan Commitment under Section 2.24(II).

“Incremental Term Loan Amendment” means an amendment to this Agreement and, as applicable, the other Loan Documents, in form and substance reasonably satisfactory to the Agent, the Borrower Representative and the applicable Incremental Term Loan Lenders, entered into pursuant to Section 2.24(II).

“Incremental Term Loan Effective Date” means the effective date of any Incremental Term Loan Facility established pursuant to Section 2.24(II), as determined by the Agent and the Borrower Representative and set forth in the applicable Incremental Term Loan Amendment or related notice.

“Incremental Term Loan Cap” means $250,000,000.

“Incremental Term Loan Commitment” means, with respect to any Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 2.24(II), as set forth in the applicable Incremental Term Loan Amendment.

“Incremental Term Loan Facility” means the facility consisting of Incremental Term Loan Commitments and Incremental Term Loans established pursuant to Section 2.24(II). Notwithstanding anything herein to the contrary, no Incremental Term Loan Facility shall be in the form of a “delayed draw term loan” facility or similar facility.

“Incremental Term Loan Lender” means each Lender or other Person that provides an Incremental Term Loan Commitment or holds an Incremental Term Loan, in each case, as a Lender hereunder.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than letters of credit issued in connection with CSO Obligations), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business) to the extent such obligation is required to be listed as a liability on the balance sheet of such Person pursuant to GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than CSO Obligations), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, (ii) any and all Precious Metal Transactions, and (iii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction and (k) all preferred Equity Interests issued by such Person that are not Qualified Preferred Equity. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, Indebtedness shall not include (x) CSO Obligations or (y) obligations under or in respect of any Permitted Receivables Financing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) to the extent not included in clause (a), Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 12.3(b).

“Interest Payment Date” means a Payment Date in respect of interest payable hereunder.

“Interest Period” means, as to any SOFR Advance, the period commencing on the date such SOFR Advance is disbursed or converted to or continued as a SOFR Advance and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower Representative in its Borrowing Notice or Conversion/Continuation Notice and subject to availability; provided that:

(a)           the Interest Period shall commence on the date of advance of or conversion to any SOFR Advance and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)           if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)           there shall be no more than ten (10) Interest Periods in effect at any time; and

(e)           no tenor that has been removed from this definition pursuant to Section 3.6(c)(iv) shall be available for specification in any Borrowing Notice or Conversion/Continuation Notice.

“Investment” of a Person means any (i) Acquisition by such Person, (ii) advance, loan (other than commission, travel, entertainment, relocation and similar advances to directors, officers and employees made in the ordinary course of business) or other extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) to, any Person or (iii) other capital contribution to or investment in any Person, including, without limitation, any Guarantee (including any support for a letter of credit issued on behalf of such Person but excluding any Guarantees (other than Guarantees of Indebtedness) entered into in the ordinary course of business) incurred for the benefit of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the ~~Borrower~~Borrowers, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the ~~Borrower~~Borrowers) of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment ~~(to the extent such payments do not exceed, in the aggregate, the original amount of such Investment)~~, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing interest, dividends or other distributions in respect of such Investment ~~(to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto)~~, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.14, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the ~~Borrower~~Borrowers.

“ITA” means the UK’s Income Tax Act 2007.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit B or such other form as the Agent may reasonably require or agree for any Additional Loan Party.

“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“L/C Advance” means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share~~.~~; provided that, with respect to any L/C Borrowing arising from a Letter of Credit denominated in an Alternative Currency, “L/C Advance” means, with respect to each Alternative Currency Lender, such Alternative Currency Lender’s participation in such L/C Borrowing in accordance with its Alternative Currency Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a CB Floating Rate Advance.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, provided, however, that there shall only be one L/C Issuer at any one time hereunder.

“L/C Obligations” means, as of any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“LCT Test Date” means, with respect to any Limited Condition Transaction, the date on which the definitive acquisition agreement or other definitive agreement governing such Limited Condition Transaction is executed.

“Legal Reservations” means in relation to any Loan Party incorporated under the laws of England and Wales or any of their Subsidiaries:

(a)            the principle that certain equitable remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, examinership, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)           the principle that an obligation and the rights of a creditor with respect to it may be affected by general law doctrines or statutory relief particularly in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, unfair contracts legislation, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality;

(c)            the principle that the exercise of rights, powers or remedies under, or in relation to, any security or the Loan Documents (including the application of the proceeds of insurance, property, sale or enforcement) is subject to a number of general law or statutory restrictions, requirements and duties;

(d)           the time barring of claims under applicable limitation laws and defences of acquiescence, set off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void;

(e)            the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(f)            the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g)           the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Agent or other similar provisions;

(h)            similar principles, rights and defenses under the laws of any relevant jurisdiction;

(i)             the making or the procuring of the appropriate registrations, filing, endorsements, notarisation, stampings and/or notification of the Loan Documents; or

(j)             any other matters (other than factual assumptions) which are set out as qualifications or reservations (however described) as to matters of law of general application in any legal opinion delivered pursuant to the Loan Documents.

“Lender” means any of the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (including, without limitation, the L/C Issuer and, unless the context otherwise requires, the Swingline Lender); provided that notwithstanding the foregoing, “Lender” shall not include any Loan Party, any Loan Party’s Affiliates or Subsidiaries or any Ineligible Institution.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the earlier of (a) the day that is on or before the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), or (b) one year after the date of such Letter of Credit.

“Letter of Credit Fees” has the meaning assigned to such term in Section 2.19(g).

“Letter of Credit Sublimit” means, with regard to the Letters of Credit denominated in Dollars or Sterling, the aggregate amount of $~~20,000,000.00~~100,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness (including Subordinated Indebtedness) as of such date minus (ii) the aggregate amount of unrestricted cash and Cash Equivalent Investments of the Loan Parties as of such date, to (b) Consolidated EBITDA (for the four fiscal quarter period ending on or immediately prior to such date).

“Leverage Ratio Financial Covenant Reset Option” has the meaning assigned to such term in Section 6.19(b).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Limited Condition Transaction” means any Permitted Acquisition or similar Permitted Investment, in each case, that is not conditioned on the availability of, or on obtaining, third-party financing and that the Borrower Representative designates in writing to the Agent as a Limited Condition Transaction to be financed solely with proceeds of Incremental Term Loans in accordance with Section 1.10 and Section 2.24(II).

“Liquidity” means, as of any date of determination, the sum of (a) the Aggregate Commitment minus the Revolving Principal Balance as of such date, plus (b) the aggregate amount available to be borrowed under any other Indebtedness of the Loan Parties (to the extent such other Indebtedness is permitted hereunder), plus (c) the amount of unrestricted cash and Cash Equivalent Investments of the Loan Parties.

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (including, for the avoidance of doubt, any Swingline Loan and any Incremental Term Loan) or any conversion or continuation thereof~~).~~; provided that Incremental Term Loans shall not be included as Loans for purposes of calculating availability, usage, mandatory prepayments or commitment fees under the Aggregate Commitment, any Commitment, the Alternative Currency Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swingline Commitment, except to the extent expressly provided in the applicable Incremental Term Loan Amendment.

“Loan Documents” means this Agreement, all Notes issued pursuant to Section 2.13, all Letters of Credit issued pursuant to Section 2.19, all Letter of Credit Applications, the Loan Guaranty, each Joinder Agreement, each Incremental Term Loan Amendment, and such other agreements and documents, any amendments or supplements thereto or modifications thereof executed or delivered pursuant to the terms of this Agreement.

“Loan Guarantor” means (a) Holdings ~~and~~, (b) HTL, (c) each Domestic Subsidiary of Holdings (other than the US Borrower) or of the US Borrower (other than the UK Borrowers) that is required to become a Loan Guarantor pursuant to Section 6.20, and (d) each Additional Guarantor and each other Foreign Subsidiary that becomes a Loan Guarantor in accordance with Section 1.9 or Section 6.20.

“Loan Guaranty” means Article XVI of this Agreement.

“Loan Parties” means the ~~Borrower~~Borrowers, any Loan Guarantor, the Additional Loan Parties and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loan Party” means any one of the Loan Parties.

“Loan Party Obligations” means all Obligations, together with all (a) Banking Services Obligations, (b) Swap Obligations owing to one or more Lenders or their respective Affiliates, and (c) Precious Metal Obligations owing to one or more Lenders or their respective Affiliates.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, (b) the ability of a Loan Party to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

“Material Acquisition or Investment” means an Acquisition or Investment with aggregate consideration for such Acquisition or Investment, in excess of $100,000,000.

“Maturity Date” means the ~~earlier~~earliest to occur of (a) the fifth (5th) anniversary of the ~~Eighth~~Tenth Amendment Effective Date ~~and~~, (b) ~~if, as of~~ June 3, 2028 ~~(the “Springing Maturity Date”) the 2028 Notes Outstanding Amount is greater than $250,000,000, the Maturity Date shall be June 3, 2028; provided, that, if Liquidity as of the Springing Maturity Date is equal to or greater than the sum of (i)~~, if, as of such date, the aggregate principal amount outstanding under the 2028 Notes (such amount, the “2028 Notes Outstanding Amount”) ~~plus (ii) $100,000,000, the Springing Maturity Date shall not apply (and the Maturity Date referenced in clause (a) above shall apply).~~ is greater than $250,000,000; provided that this clause (b) shall not apply if Liquidity as of such date is equal to or greater than the sum of (i) the 2028 Notes Outstanding Amount plus (ii) $50,000,000, and (c) October 1, 2029, if, as of such date, the aggregate principal amount outstanding under the 2030 Notes (such amount, the “2030 Notes Outstanding Amount”) is greater than $275,000,000; provided that this clause (c) shall not apply if Liquidity as of such date is equal to or greater than the sum of (i) the 2030 Notes Outstanding Amount plus (ii) $50,000,000.

“Maximum Rate” ~~means~~ has the meaning assigned to such term in Section 15.4.

“Merger” means the merger of Cash America with and into Frontier Merger Sub, LLC, a wholly owned Subsidiary of the US Borrower, with Frontier Merger Sub, LLC surviving the Merger, such that following the Merger, Frontier Merger Sub, LLC will remain a wholly owned subsidiary of the US Borrower.

“Merger Agreement” means the Agreement and Plan of Merger dated as of April 28, 2016 among the US Borrower, Frontier Merger Sub LLC and Cash America.

“More Restrictive Covenant” means, with respect to (i) any Subordinated Indebtedness or Permitted Refinancing thereof having a principal amount in excess of $~~10,000,000~~50,000,000 or (ii) any Incremental Term Loan Facility, any financial covenant, negative covenant, default or similar restriction applicable to the Loan Parties or any of their Subsidiaries (regardless of whether such provision is labeled or otherwise characterized as a covenant), the subject matter of which is similar to the negative and financial covenants set forth in Article VI of this Agreement, the defaults set forth in Article VII of this Agreement or related to definitions in Article I of this Agreement, but which contains one or more percentages, ratios, amounts or formulas that ~~is~~are more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained than to the Lenders hereunder, except to the extent such More Restrictive Covenant is also provided for the benefit of the Lenders hereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make contributions during the last six years.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar ~~incentive based~~incentive-based compensation awards or arrangements.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-EEA Lender” means, with respect to any EEA Borrower, each Lender that has delivered an EEA Opt-Out Notice with respect to such EEA Borrower in accordance with Section 1.9(d).

“Non-USD Approved Currencies” means Sterling.

“Notes” means all of the promissory notes issued at the request of Lenders or the Swingline Lender pursuant to Section 2.13 in the form of Exhibit ~~E~~E1 (including any Swingline Note) and “Note” means any one of the Notes.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including, but not limited to, L/C Obligations) of ~~the~~any Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents. In no event shall the Obligations include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar other Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means (a) with respect to Advances on any date, the Dollar Equivalent of the Revolving Principal Balance after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Paid in Full” means the payment or satisfaction in full of the Obligations (other than with respect to contingent indemnification obligations for which no claim has been made), the termination of the Commitments and the cancellation of the Letters of Credit (other than those Letters of Credit that have been Cash Collateralized or otherwise backstopped in a manner acceptable to the L/C Issuer in its sole discretion (including by “grandfathering” into one or more future credit facilities)).

“Participant Register” has the meaning assigned to such term in Section 12.2(d).

“Participants” has the meaning assigned to such term in Section 12.2(a).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the last Business Day of each March, June, September and December and the Facility Termination Date.

“Payment Event of Default” means a Default specified in Section 7.2.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means any Acquisition permitted pursuant to Section 6.14(c).

“Permitted Bridge Financing” means any customary bridge facility, escrow or similar arrangement of the Loan Parties that (a) so long as the use of proceeds is limited to the payment of consideration, the repayment of indebtedness and related fees, expenses and transaction costs, in each case for a Permitted Acquisition or other similar Permitted Investment not prohibited hereunder, such facility is issued with the intent to convert such facility into Additional Unsecured Senior Debt that satisfies all applicable maturity and weighted average life requirements set forth herein for any such Additional Unsecured Senior Debt and (b) otherwise provides that such bridge facility is automatically convertible (subject to the satisfaction of certain customary conditions) into Indebtedness that satisfies all applicable maturity and weighted average life requirements of Additional Senior Unsecured Debt.

“Permitted Investment” means any Investment (other than a Permitted Acquisition) permitted pursuant to Section 6.14.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Holdings, the ~~Borrower~~Borrowers or any Subsidiary and enters into a third party financing thereof on terms that the board of directors of the ~~Borrower~~Borrowers has concluded are customary and market terms that are fair to Holdings, the ~~Borrower~~Borrowers and the Subsidiaries.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus original issue discount, other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.11(i), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the terms and conditions (including, if applicable, as to collateral) of such modification, refinancing, refunding, renewal or extension taken as a whole are customary for similar Indebtedness in light of then-prevailing market conditions as reasonably determined by the ~~Borrower~~Borrowers. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.11.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which ~~the~~any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Precious Metal” means (i) silver (by the ounce) or silver bullion or (ii) gold (by the ounce) or gold bullion.

“Precious Metal Obligations” of a Loan Party means, with respect to any Loan Party, any obligation to pay under any agreement, contract or transaction that constitutes a Precious Metal Transaction.

“Precious Metal Transaction” means any agreement with respect to the current, future, forward or spot physical purchase or sale by any Loan Party of Precious Metal from or to any third party in the ordinary course of the business of any such Loan Party and which is not a Swap Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate at its offices at Fort Worth, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

~~“Principal Office” means the Agent’s office at Wells Fargo Bank, National Association, 1525 W W.T. Harris Blvd, 1st Floor, Charlotte, North Carolina 28262-8522.~~

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (d).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the seventh decimal place) of the Aggregate Commitment set forth opposite the name of such Lender on the most recent Commitment Schedule ~~3,~~(and as such share may be adjusted as contemplated herein~~.~~). For the avoidance of doubt, Alternative Currency Loans and L/C Obligations denominated in Alternative Currencies shall be funded, participated in and paid in accordance with the Alternative Currency Pro Rata Shares or the actual amounts owed to the Alternative Currency Lenders, as applicable, and not in accordance with Pro Rata Shares.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Preferred Equity” means any Equity Interests of Holdings or the ~~Borrower~~Borrowers that do not constitute Disqualified Equity Interests.

“QFC Credit Support” has the meaning assigned to such term in Section 9.15.

“QPP Certificate” means a creditor certificate for the purposes of the QPP Regulations.

“QPP Lender” means a Lender which has delivered a QPP Certificate to a UK Borrower, provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled Certificate, and which has not subsequently provided its scheme reference number and jurisdiction of tax residence in respect of the HM Revenue & Customs’ DT Treaty Passport scheme in accordance with Section 3.5(h)(iii).

“QPP Regulations” means the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Permitted Receivables Financing.

“Recipient” means, as applicable, (a) the Agent, (b) any Lender, and (c) the L/C Issuer.

~~“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.~~

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means the obligation of the ~~Borrower~~Borrowers to reimburse the L/C Issuer pursuant to Section 2.19(c) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto~~.~~ and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor responsible for supervising such Benchmark Replacement or the administrator thereof or (ii) any working group or committee officially endorsed or convened by any of the foregoing.

“Revaluation Date” means, subject to Section 1.6(b),

(a)            with respect to any Loan denominated in an Alternative Currency, each of the following:

(i)	the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency), but only as to the amounts so borrowed on such date,

(ii)	each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and

(iii)            such additional dates as the Agent shall reasonably determine, and

(b)            with respect to any Letter of Credit denominated in an Alternative Currency, each of the following:

(i)	each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date, and

(ii)            such additional dates as the Agent shall reasonably determine.

“RFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“RFR Rate Day” has the meaning assigned to such term in the definition of Adjusted Daily Simple RFR.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” has the meaning assigned to such term in Section 9.6.

“Required Lenders” means, at any time, Lenders having Commitments and, to the extent existing at the applicable time of determination, outstanding Incremental Term Loans representing more than 50% of the sum of (a) the Aggregate Commitment at such time and (b) the aggregate principal amount of any outstanding Incremental Term Loans at such time; provided, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations owing to such Defaulting Lender ~~and~~, such Defaulting Lender’s Commitments and such Defaulting Lender’s Incremental Term Loans.

“Required Alternative Currency Lenders” means, at any time, Alternative Currency Lenders having Alternative Currency Commitments representing more than 50% of the aggregate Alternative Currency Commitments at such time; provided, that if any Alternative Currency Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Alternative Currency Lenders, Alternative Currency Exposure owing to such Defaulting Lender and such Defaulting Lender’s Alternative Currency Commitment.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness of any Loan Party or any of its Subsidiaries.

“Restricted Stock Unit Awards” means restricted stock unit awards and deferred stock unit awards of Cash America.

“Revolving Facility Increase” has the meaning assigned to such term in Section 2.24(a).

“Revolving Principal Balance” means the aggregate unpaid principal balance of the Loans (other than Incremental Term Loans) (including Swingline Loans) at the time in question.

“Sanctions” has the meaning assigned to such term in Section 5.23(c).

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

~~“Second Amendment Effective Date” means October 4, 2018.~~

“Securitization Subsidiary” means any Subsidiary of the ~~Borrower~~Borrowers:

(1)            that is designated a “Securitization Subsidiary” by the board of directors of the ~~Borrower~~Borrowers;

(2)            that does not engage in, and whose charter, bylaws, operating agreement or similar governing or constitutional document prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto;

(3)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity (i) is Guaranteed by Holdings, the ~~Borrower~~Borrowers or any Subsidiary, (ii) is recourse to or obligates Holdings, the ~~Borrower~~Borrowers or any Subsidiary in any way or (iii) subjects any property or asset of Holdings, the ~~Borrower~~Borrowers or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

(4)            with respect to which none of Holdings, the ~~Borrower~~Borrowers nor any Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Credit Facility” means the revolving credit facility established under this Agreement, including the Commitments, Alternative Currency Commitments, Swingline Facility and L/C Facility, and excluding any Incremental Term Loan Facility.

~~“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, Holdings, the other Loan Guarantors, the Lenders party thereto and the Administrative Agent.~~

~~“Seventh Amendment Effective Date” means October 18, 2023.~~

~~“Sixth Amendment Effective Date” means August 30, 2022.~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.10.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Spot Rate” means, subject to Section 1.6(b), for a Currency, the rate provided (either by publication or otherwise provided or made available to the Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Agent in accordance with the procedures generally used by the Agent for syndicated credit facilities in which it acts as administrative agent.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Solvent” means, with respect to any Person, that (i) the fair value of the assets of such Person (determined on a going concern basis) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that~~,~~ (ii) as of such date, such Person is able to pay all liabilities of such Person as they mature in the ordinary course of business and such Person does not have unreasonably small capital with which to carry on its business. The amount of contingent or unliquidated liabilities, as of such date will be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured value discount to present value at rates believed to be reasonable by such Person. Notwithstanding the foregoing, in relation to any Loan Party incorporated under the laws of England and Wales, nothing in this definition shall be construed as a reference to, or as satisfying or failing to satisfy, the test(s) for inability to pay debts set out in section 123(2) of the Insolvency Act 1986 (UK).

“Specified Transaction” means any Investment, disposition, incurrence or repayment of Indebtedness, Restricted Payment, discontinuance of operations, or any other event that should be calculated on a pro forma basis for purposes of Section 6.19.

“Springing Maturity Date” ~~has the meaning assigned to such term in~~means each date described in clauses (b) and (c) of the definition of “Maturity Date”, as applicable.

“Stock Repurchases” means the dollar amount expended by Holdings or the ~~Borrower~~Borrowers to acquire or retire any of its capital stock.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, which is subordinated to payment of the Obligations on terms which are reasonably satisfactory to the Agent and which does not contain or is subject to any More Restrictive Covenants (except to the extent such More Restrictive Covenants are also provided for the benefit of the Lenders hereunder). It is understood and agreed that any Subordinated Indebtedness of the Loan Parties or any Subsidiary that contains terms customary in the market at such time for similar issuances shall be acceptable to the Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Holdings. As of the Effective Date (and, after giving effect to the update required pursuant to Section 4.2(a), as of the Closing Date), there are no Subsidiaries except those listed on Schedule 1.

“Supported QFC” has the meaning assigned to such term in Section 9.15.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction, swaption or option transaction or similar agreement involving, or settled by reference to, one or more rates, currencies, financial commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including any of the foregoing designed to mitigate risks to which any Loan Party has exposure to Precious Metals; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Loan Party means, with respect to any Loan Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act (including, for the avoidance of doubt, any Swap Agreement, hedging Precious Metal risk against any applicable pricing indices).

“Swingline Commitment” means the lesser of (a) $50,000,000 and (b) the Aggregate Commitment. The Swingline Commitment is part of, and not in addition to, the Aggregate Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.1.

“Swingline Lender” means Wells Fargo (or any of its designated branch offices or Affiliates), in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the US Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. All Swingline Loans shall be denominated in Dollars.

“Swingline Note” means a promissory note made by the US Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit E with such changes as are appropriate to evidence Swingline Loans, and any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

“Swingline Participation Amount” has the meaning assigned to such term in Section 2.1(b)(iii).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing.

“Tenth Amendment” means that certain Tenth Amendment to Amended and Restated Credit Agreement, dated as of the Tenth Amendment Effective Date, by and among the Borrowers and other Loan Parties party thereto, the Lenders party thereto and the Agent.

“Tenth Amendment Effective Date” means August 27, 2026.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) ~~U.S.~~US Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding ~~U.S.~~US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding ~~U.S.~~US Government Securities Business Day is not more than three (3) ~~U.S.~~US Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a CB Floating Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “CB Floating Rate Term SOFR Determination Day”) that is two (2) ~~U.S.~~US Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any CB Floating Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding ~~U.S.~~US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding ~~U.S.~~US Government Securities Business Day is not more than three (3) ~~U.S.~~US Government Securities Business Days prior to such CB Floating Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

~~“Third Amendment Effective Date” means December 19, 2019.~~

“Trading with the Enemy Act” has the meaning assigned to such term in Section 5.24.

“Transferee” has the meaning assigned to such term in Section 12.4.

“Type” means, with respect to any Advance, its nature as a CB Floating Rate Advance ~~or a~~, SOFR Advance or Alternative Currency RFR Advance.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.19(c)(i).

“UK Borrowers” means, collectively, (a) Chess Holdco and (b) Chess Bidco.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Parties” means, collectively, (a) the UK Borrowers, (b) HTL and (c) any other Subsidiary organized or incorporated under the laws of England and Wales that becomes an Additional Borrower, Additional Guarantor or other Loan Party after the Tenth Amendment Effective Date in accordance with Section 1.9 or Section 6.20.

“UK Non-Bank Lender” means a Lender which gives a UK Tax Confirmation in the documentation which it executes on becoming a party as a Lender.

“UK Qualifying Lender” shall mean:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document and is:

(i)	a Lender:

(A)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under any Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)	in respect of an advance made under any Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iv)	a UK Treaty Lender; or

(v)	a QPP Lender.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Tax Deduction” shall mean a deduction or withholding imposed by the United Kingdom from payment under any Loan Document in respect of an advance to a UK Borrower for or on account of Tax in respect of a payment under any Loan Document.

“UK Treaty Lender” shall mean a Lender which is not a QPP Lender and:

(a)            is treated as a resident of a UK Treaty State for the purposes of the Treaty;

(b)            does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in an advance pursuant to a Loan Document is effectively connected; and

(c)            fulfils any other conditions which must be fulfilled under the Treaty for residents of that Treaty State to obtain exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance pursuant to a Loan Document, subject to the completion of any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“US Borrower” means FirstCash, Inc., a Delaware corporation.

“~~U.S.~~US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.7, 2.8 and 2.9, in each case, such day is also a Business Day.

“~~U.S.~~US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“~~U.S.~~US Special Resolution ~~Remines~~Regimes” has the meaning assigned to such term in Section 9.15.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors.

“Withdrawn Certificate” means a withdrawn certificate for the purposes of the QPP Regulations.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2            Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)             The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)            The term “including” is by way of example and not limitation.

(iii)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)          Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)           Notwithstanding anything to the contrary contained herein, in the event that, in connection with the consummation of any transaction (including, without limitation, the incurrence of any Indebtedness), availability under any “basket”, threshold, exception or permission set forth in this Agreement is determined by reference to the greater of (i) a fixed amount and (ii) an amount equal to a percentage of Consolidated Net Worth or Consolidated Total Assets, as applicable, the amount described in clause (ii) shall be calculated by reference to Consolidated Net Worth or Consolidated Total Assets, as the case may be, as at the date of consummation of such transaction (or the date of incurrence of such Indebtedness, as applicable), after giving pro forma effect thereto and to any transactions consummated in connection therewith.

1.3            Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the financial statements, except as otherwise specifically prescribed herein. If, after the Effective Date, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.4, and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the ~~Borrower~~Borrowers or the Required Lenders may by notice to the Lenders and the ~~Borrower~~Borrowers, respectively, require that the Lenders and the ~~Borrower~~Borrowers negotiate in good faith to amend such covenants, standards and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Loan Parties and their Subsidiaries shall be the same as if such change had not been made. No delay by the ~~Borrower~~Borrowers or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants (all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the ~~Borrower~~Borrowers shall neither be deemed to be in compliance with any covenant hereunder or out of compliance with any covenant hereunder if such state of compliance or non-compliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

(b)          All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (A) without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Loan Parties or any of their Subsidiaries at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under the Financial Accounting Standards Board’s Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (C) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any operating lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capitalized Lease Obligations.

1.4            Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5            References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.6            Foreign Currency ~~Denomination~~Denominations; Exchange Rates; Currency Equivalents; Alternative Currency RFR.(a)      ~~.~~Foreign Currency Denominations: For ~~purpose~~purposes of determining compliance with any Dollar-denominated restriction on Indebtedness, Liens, Investments, Acquisitions or dispositions of Property, the ~~Dollar-equivalent~~Dollar Equivalent amount of such transaction denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such transaction was entered into (or, in the case of term debt, incurred, or in the case of revolving credit debt, first committed), provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect ~~of~~on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the amount necessary to refinance the principal amount of such Indebtedness being refinanced. (b)      Exchange Rates; Currency Equivalents; Alternative Currency RFR:

(i)             The Agent shall determine the Dollar Equivalent amount of each extension of credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Agent.

(ii)            Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of any Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent.

(iii)           Notwithstanding the foregoing provisions of this Section 1.6(b) or any other provision of this Agreement, each L/C Issuer may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such L/C Issuer by reference to exchange rates determined using any reasonable method customarily employed by such L/C Issuer for such purpose.

(iv)           Notwithstanding the foregoing provisions of this Section 1.6 or any other provision of this Agreement, in connection with Alternative Currency RFR Advances for a particular Borrower, the Spot Rate on each date of borrowing by such Borrower shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such Alternative Currency RFR Advance by such Borrower in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).

1.7            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.8            Rates. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the ~~Borrower~~Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the ~~Borrower~~Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.9            Designation of Additional Loan Parties.

(a)

The Borrower Representative may from time to time request that one or more Subsidiaries organized in an Approved Jurisdiction become an Additional Borrower and/or an Additional Guarantor hereunder by delivering to the Agent each of the following, in each case in form and substance reasonably satisfactory to the Agent:

(i) written notice of such request, executed by the Borrower Representative and such proposed Additional Loan Party, at least fifteen (15) Business Days prior to the proposed effective date of such joinder, or such shorter period as the Agent may agree in its sole discretion;

(ii) all documentation and other information with respect to such proposed Additional Loan Party requested by the Agent or any Lender in order to comply with requirements of the Patriot Act, applicable “know your customer” and beneficial ownership and anti-money laundering rules and regulations, in each case at least five (5) Business Days prior to the proposed effective date of such joinder, or such later date as the Agent may agree in its sole discretion;

(iii) a joinder agreement, in form and substance reasonably satisfactory to the Agent, pursuant to which such proposed Additional Loan Party shall become, as applicable, an Additional Borrower and a Borrower and/or an Additional Guarantor and a Loan Guarantor, in each case a Loan Party under this Agreement and the other Loan Documents, and, if such proposed Additional Loan Party is an Additional Borrower, appoints the Borrower Representative as its agent and representative for all purposes of this Agreement and the other Loan Documents;

(iv) organizational documents, governing documents, authorizing resolutions or other authorizing actions, incumbency certificates and certificates of good standing, existence or the equivalent, in each case with respect to such proposed Additional Loan Party and substantially consistent with the corresponding documents required to be delivered by Loan Parties under Section 4.2 or otherwise reasonably requested by the Agent;

(v) an opinion or opinions (including, if requested by the Agent, opinions of in-house counsel and local counsel) of counsel to such proposed Additional Loan Party, dated the date of such joinder and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of such proposed Additional Loan Party, non-contravention of such proposed Additional Loan Party’s organizational documents and such other matters as the Agent may reasonably request);

(vi) an officer’s certificate of an Authorized Officer of the Borrower Representative certifying that, immediately before and after giving effect to such joinder, no Default or Unmatured Default exists or would result therefrom;

(vii) if such proposed Additional Loan Party is an Additional Borrower and if requested by any Lender pursuant to Section 2.13, Notes executed by such proposed Additional Borrower in favor of such requesting Lender; and

(viii) updated schedules to the applicable Loan Documents to reflect such proposed Additional Loan Party and such other updates as the Agent may reasonably require.

(b)

(i) No Subsidiary shall become an Additional Borrower unless (x) the Agent and the Lenders, in their sole and absolute discretion, shall have consented in writing to such joinder and (y) such Subsidiary is organized in an Approved Jurisdiction. No Subsidiary shall become an Additional Guarantor unless such Subsidiary is organized in an Approved Jurisdiction.

(ii) Following receipt by the Agent of the items described in Section 1.9(a) and the written approval thereof, the joinder of such Additional Loan Party shall become effective only upon the execution and effectiveness of a joinder agreement and, if determined by the Agent to be necessary or advisable, an amendment to this Agreement and/or any other Loan Document, in each case in form and substance reasonably satisfactory to the Agent, to give effect to such joinder, including any amendments necessary to address references to the “Borrowers,” the “Borrower Representative,” “Loan Parties,” “Obligations,” borrowing mechanics, tax provisions, notice provisions, jurisdiction provisions, Alternative Currency Borrower status and related matters.

(c) Upon the effectiveness of any joinder pursuant to this Section 1.9, each Additional Borrower shall be a “Borrower,” a “Loan Party” and one of the “Borrowers” for all purposes of this Agreement and the other Loan Documents, and each Additional Guarantor shall be a “Loan Guarantor” and a “Loan Party” for all purposes of this Agreement and the other Loan Documents. Without limiting Section 2.26, each Borrower, including each Additional Borrower, shall be jointly and severally liable as a primary obligor for all Obligations, including all Obligations of each other Borrower, whether arising before, on or after the date such Additional Borrower becomes a Borrower.

(d) Notwithstanding anything herein to the contrary, in connection with the joinder of any Subsidiary organized under the laws of an EEA Member Country as an Additional Borrower (an “EEA Borrower”), the Agent shall promptly notify each Lender in writing of such proposed joinder following receipt of the items described in Section 1.9(a). Each Lender may then elect, in its sole discretion, not to make Loans to, or acquire or participate in any L/C Obligations issued for the account of, such EEA Borrower by delivering to the Agent and the Borrower Representative a written notice of such election (an “EEA Opt-Out Notice”) on or before the date that is ten (10) Business Days after such Lender’s receipt of the Agent’s notice of the proposed joinder (or such later date as the Agent may agree in its sole discretion). Each Lender that timely delivers an EEA Opt-Out Notice with respect to an EEA Borrower (a “Non-EEA Lender”) shall have no obligation to make Loans to, or to acquire or participate in any L/C Obligations issued for the account of, such EEA Borrower, and no portion of such Non-EEA Lender’s Commitment shall be available to fund any extension of credit to such EEA Borrower; provided that each Non-EEA Lender shall remain obligated in respect of its Commitment with respect to all other Borrowers. Any Lender that does not timely deliver an EEA Opt-Out Notice with respect to an EEA Borrower shall be deemed to have consented to make Loans to, and to acquire and participate in L/C Obligations issued for the account of, such EEA Borrower on the terms set forth in this Agreement.

(e) If, in connection with the joinder of any EEA Borrower, one or more Lenders deliver an EEA Opt-Out Notice pursuant to Section 1.9(d), the Agent and the Borrower Representative shall be permitted to, without the consent of any other Lender or any other Person, amend this Agreement and the other Loan Documents to establish a separate sub-tranche of Commitments applicable solely to extensions of credit to such EEA Borrower (an “EEA Sub-Tranche”), to be held ratably by the Lenders other than the Non-EEA Lenders with respect to such EEA Borrower, and to make such other conforming changes to this Agreement, including the Commitment Schedule and to provisions hereof governing the funding, repayment and voting rights applicable to such EEA Sub-Tranche, as the Agent reasonably determines to be necessary or appropriate to give effect to the foregoing, in a manner consistent with the treatment of the Alternative Currency Commitments under this Agreement.

1.10          Limited Condition Transactions

. Notwithstanding anything to the contrary in this Agreement, if the Borrower Representative designates a proposed Permitted Acquisition or similar Permitted Investment as a Limited Condition Transaction and notifies the Agent in writing that the Borrowers wish to test the conditions to the applicable Incremental Term Loan Facility in accordance with this Section 1.10, then, solely for purposes of such Incremental Term Loan Facility and solely to finance such Limited Condition Transaction with proceeds of Incremental Term Loans, the following provisions shall apply. For the avoidance of doubt, this Section 1.10 shall not apply to, modify or condition the availability of the Senior Credit Facility, any Revolving Facility Increase, any Loan under the revolving credit facility, any Swingline Loan, any Letter of Credit, any Alternative Currency Loan or any other extension of credit other than the applicable Incremental Term Loans.

(a)            No Default. Any condition to such Limited Condition Transaction or the related Incremental Term Loan Facility requiring that no Default or Unmatured Default shall have occurred and be continuing shall be satisfied if (i) no Default or Unmatured Default shall have occurred and be continuing on the LCT Test Date and (ii) no Payment Event of Default or Bankruptcy Event of Default shall have occurred and be continuing both (x) immediately before and (y) immediately after giving effect to the consummation of such Limited Condition Transaction and the incurrence of the related Incremental Term Loans.

(b)           Representations. Any condition to such Limited Condition Transaction or the related Incremental Term Loan Facility that the representations and warranties in this Agreement or any other Loan Document shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of the related Incremental Term Loans shall be deemed satisfied if (i) such representations and warranties are true and correct in all material respects on the LCT Test Date, except that any representation and warranty that contains a materiality qualification shall be true and correct in all respects and any representation and warranty that speaks as of an earlier date shall remain true and correct as of such earlier date, and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the definitive agreement governing such Limited Condition Transaction that are material to the Incremental Term Loan Lenders shall be true and correct, but only to the extent that the applicable Loan Party has the right to terminate its obligations under such definitive agreement or otherwise decline to close as a result of a breach of such representations and warranties or the failure of such representations and warranties to be true and correct, and (B) the representations and warranties in this Agreement and the other Loan Documents that are customary for similar “funds certain” financings and specified in the applicable Incremental Term Loan Amendment shall be true and correct in all material respects, except that any such representation and warranty that contains a materiality qualification shall be true and correct in all respects.

(c)           Financial Ratio Testing. The Leverage Ratio requirement set forth in Section 2.24(II)(d)(iv) and any other applicable basket or permission (solely to the extent such basket or permission is utilized or relied upon in connection with a Limited Condition Transaction in accordance with the terms of this Agreement), shall be tested as of the LCT Test Date, after giving pro forma effect to the applicable Limited Condition Transaction, the establishment and incurrence of the related Incremental Term Loans and the use of proceeds thereof. For the avoidance of doubt, such ratio, basket or other permission shall not be retested at the time of consummation of such Limited Condition Transaction, and if any such ratio, basket or permission is exceeded after the LCT Test Date but before the consummation of such Limited Condition Transaction as a result of fluctuations in such ratio, test, percentage-based basket or other basket or amount, including fluctuations in Consolidated EBITDA of the Loan Parties and their Subsidiaries or the Person or assets being acquired, such ratio, basket or permission shall not be deemed to have been exceeded solely for purposes of determining whether the applicable Incremental Term Loan Facility may be established or incurred to finance such Limited Condition Transaction.

(d)          Subsequent Calculations. Except as provided in the next sentence, for any subsequent calculation of any ratio or basket on or after the LCT Test Date and before the earlier of the date on which such Limited Condition Transaction is consummated and the date on which the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation, such ratio or basket shall be calculated both (i) on a pro forma basis assuming such Limited Condition Transaction and the related transactions, including the incurrence of the Incremental Term Loans, have been consummated and (ii) assuming such Limited Condition Transaction and related transactions have not been consummated. Notwithstanding the foregoing, any calculation of a ratio for purposes of determining the Applicable Margin or determining compliance with Section 6.19 shall be calculated assuming such Limited Condition Transaction and related transactions have not been consummated.

(e)           Multiple Transactions. The provisions of this Section 1.10 shall apply with similar effect during the pendency of multiple Limited Condition Transactions, such that each possible scenario is separately tested. Nothing in this Section 1.10 shall permit the proceeds of any Incremental Term Loan to be used for any purpose other than the purposes expressly permitted by Section 2.24(II) or waive any condition applicable to the Senior Credit Facility, Swingline Loans, Letters of Credit, Alternative Currency Loans or any other extension of credit other than the applicable Incremental Term Loans.

Article II.

THE CREDITS

2.1            Commitment.

(a)           ~~.~~ From and including the Closing Date (or, solely in respect of the Alternative Currency Commitments, the Tenth Amendment Effective Date) and prior to the Facility Termination Date, (x) each Lender severally, but not jointly, agrees, on the terms and conditions set forth in this Agreement, to make Loans ~~to the Borrower~~(other than Swingline Loans) in Dollars to the Borrowers (other than the UK Borrowers) from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment and (y) each Alternative Currency Lender severally, but not jointly, agrees, on the terms and conditions set forth in this Agreement, to make Alternative Currency Loans in Non-USD Approved Currencies to Alternative Currency Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Alternative Currency Commitment; provided, however, that (i) with regard to each Lender individually, ~~the sum of~~ such Lender’s ~~Pro Rata Share of the aggregate principal amount of outstanding Loans plus such Lender’s Pro Rata Share of outstanding L/C Obligations~~Committed Funded Exposure shall not exceed such Lender’s Commitment ~~and~~, (ii) with regard to each Alternative Currency Lender individually, such Alternative Currency Lender’s Alternative Currency Exposure shall not exceed such Lender’s Alternative Currency Commitment, (iii) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect and (iv) the Dollar Equivalent of the aggregate outstanding amount of all Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit (provided that the sum of (x) the Dollar Equivalent of the aggregate outstanding amount of all L/C Obligations denominated in Alternative Currencies and (y) the outstanding L/C Obligations denominated in Dollars shall not, collectively, exceed the Letter of Credit Sublimit). Subject to the terms of this Agreement, the ~~Borrower~~Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall become effective on the ~~Closing~~Tenth Amendment Effective Date and shall expire on the Facility Termination Date. For the avoidance of doubt, and notwithstanding anything herein to the contrary, (x) no Lender that is not an Alternative Currency Lender shall have any obligation to make, maintain, fund, participate in or otherwise acquire any interest in any Alternative Currency Loan and (y) no Lender other than the Swingline Lender shall have any obligation to make Swingline Loans, except for each Lender’s obligations to fund CB Floating Rate Advances or participations in respect of Swingline Loans as expressly provided in this Section 2.1.

(b)           Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the US Borrower from time to time from the Tenth Amendment Effective Date to, but not including, the Facility Termination Date; provided that (i) after giving effect to any amount requested, the sum of the aggregate principal amount of outstanding Loans plus outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment. Notwithstanding any provision herein to the contrary, the Swingline Lender and the US Borrower may agree that the Swingline Facility may be used to automatically draw and repay Swingline Loans (subject to the limitations set forth herein) pursuant to cash management arrangements between the US Borrower and the Swingline Lender (the “Sweep Arrangement”). Principal and interest on Swingline Loans deemed requested pursuant to the Sweep Arrangement shall be paid pursuant to the terms and conditions agreed to between the US Borrower and the Swingline Lender (without any deduction, setoff or counterclaim whatsoever). The borrowing and disbursement provisions set forth in Section 2.8 and any other provision hereof with respect to the timing or amount of payments on the Swingline Loans (other than Section 2.7) shall not be applicable to Swingline Loans made and prepaid pursuant to the Sweep Arrangement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Arrangement, the principal amount of the Swingline Loans shall be paid in full, together with accrued interest thereon, on the Facility Termination Date.

(c)           Refunding.

(i)             The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. (Fort Worth, Texas time) on any Business Day request each Lender to make, and each Lender hereby agrees to make, a CB Floating Rate Advance in Dollars in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such CB Floating Rate Advance available to the Agent in immediately available funds at the Agent’s address specified pursuant to Article XIII or such other office as the Agent may designate not later than 1:00 p.m. (Fort Worth, Texas time) on the day specified in such notice. The proceeds of such CB Floating Rate Advances shall be immediately made available by the Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Lender’s obligation to fund its Pro Rata Share of a Swingline Loan shall be affected by any other Lender’s failure to fund its Pro Rata Share of a Swingline Loan, nor shall any Lender’s Pro Rata Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of a Swingline Loan.

(ii)            The Borrowers shall pay to the Swingline Lender on demand, and in any event on the Facility Termination Date, in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers irrevocably authorize the Agent to charge any account maintained by any Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of any Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares.

(iii)           If for any reason any Swingline Loan cannot be refinanced with a CB Floating Rate Advance pursuant to Section 2.1(c)(i), each Lender shall, on the date such CB Floating Rate Advance was to have been made pursuant to the notice referred to in Section 2.1(c)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Lender’s Pro Rata Share of the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv)           Each Lender’s obligation to make the CB Floating Rate Advances referred to in Section 2.1(c)(i) and to purchase participating interests pursuant to Section 2.1(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrowers may have against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Unmatured Default or the failure to satisfy any of the other conditions specified in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Borrowers, (D) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v)            If any Lender fails to make available to the Agent, for the account of the Swingline Lender, any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.1(c) by the time specified in Section 2.1(c)(i) or Section 2.1(c)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the Federal Funds Effective Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s CB Floating Rate Advance or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(d)           Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.1 shall be subject to the terms and conditions of Section 2.21 and Section 2.22.

2.2            Required Payments; Termination. Any outstanding Advances under the Senior Credit Facility and all other unpaid Obligations in respect of the Senior Credit Facility shall be Paid in Full by the ~~Borrower~~Borrowers on the Facility Termination Date, and all Swingline Loans shall be repaid in accordance with Section 2.1(c) but, in any event, no later than the Facility Termination Date. Each Incremental Term Loan shall be repaid on the dates and in the amounts set forth in the applicable Incremental Term Loan Amendment. If at any time after the Closing Date, the sum of the Dollar Equivalent of the aggregate principal amount of outstanding Loans ~~plus~~(other than Incremental Term Loans) plus the Dollar Equivalent of outstanding L/C Obligations shall exceed the Aggregate Commitment, the ~~Borrower~~Borrowers shall immediately prepay the Loans (other than Incremental Term Loans) and (after all such Loans have been repaid and without a permanent reduction of the Aggregate Commitment) Cash Collateralize the L/C Obligations in an amount sufficient to eliminate such excess~~.~~ , with any such prepayment applied first, to the principal amount of outstanding Swingline Loans, and second, to the principal amount of other outstanding Loans (other than Incremental Term Loans). If at any time the aggregate principal amount of outstanding Swingline Loans exceeds the Swingline Commitment, the Borrowers shall immediately prepay Swingline Loans in an amount sufficient to eliminate such excess. If at any time the Dollar Equivalent of the aggregate outstanding amount of Loans (other than Incremental Term Loans) and L/C Obligations denominated in Alternative Currencies exceeds the Alternative Currency Sublimit or the aggregate Alternative Currency Commitments, as applicable, the Borrowers shall, within five (5) Business Days after notice from the Agent, prepay Alternative Currency Loans and/or Cash Collateralize L/C Obligations denominated in Alternative Currencies in an amount sufficient to eliminate such excess, with any such prepayment applied to the Alternative Currency Loans of the Alternative Currency Lenders in accordance with their respective Alternative Currency Pro Rata Shares or the actual amounts owed to such Lenders, as applicable.

2.3            Ratable Loans. Each Advance hereunder consisting of (x) Loans denominated in Dollars under the Senior Credit Facility (other than Swingline Loans, but including CB Floating Rate Advances made to refund Swingline Loans pursuant to Section 2.1(b)) shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment (the Pro Rata Shares)~~.~~, (y) Alternative Currency Loans shall consist of Loans made solely from the several Alternative Currency Lenders ratably in accordance with their respective Alternative Currency Pro Rata Shares, and (z) Incremental Term Loans shall consist of Loans made solely by the applicable Incremental Term Loan Lenders in accordance with their respective Incremental Term Loan Commitments.

2.4            Types of Advances. The Advances may be CB Floating Rate Advances ~~or~~, SOFR Advances or Alternative Currency RFR Advances, or a combination thereof, selected by the Borrower Representative in accordance with Sections 2.8 and 2.9. Alternative Currency RFR Advances shall be denominated in Sterling. Swingline Loans shall be denominated only in Dollars and shall bear interest at the rate applicable to CB Floating Rate Advances.

2.5            Commitment Fee; Reductions in Aggregate Commitment; Administrative Fee.

(a)           The Borrower Representative agrees to pay to the Agent for the account of each Lender ~~in accordance with its Pro Rata Share~~ a commitment fee (which shall begin to accrue, for the avoidance of doubt, on and after the Closing Date) equal to the Applicable Margin times the actual ~~daily amount by which the Aggregate~~unused amount of such Lender’s Commitment ~~exceeds the sum of (i) the Outstanding Amount of Advances, and (ii) the Outstanding Amount of L/C Obligations~~, payable quarterly in arrears on each Payment Date and on the Facility Termination Date. For purposes of computing commitment fees, the Commitment of each Lender shall be deemed used to the extent of the sum of (i) the aggregate principal amount of such Lender’s outstanding Loans (other than Incremental Term Loans) denominated in Dollars, (ii) such Lender’s Pro Rata Share of the outstanding L/C Obligations in respect of Letters of Credit denominated in Dollars and (iii) solely if such Lender is an Alternative Currency Lender, such Lender’s Alternative Currency Exposure. For purposes of this Section 2.5(a), “Alternative Currency Lender” means any Lender with an Alternative Currency Commitment or, if the Alternative Currency Commitments have terminated, holding any outstanding Loan or participation in L/C Obligations denominated in an Alternative Currency; “Alternative Currency Commitment” means, with respect to each Alternative Currency Lender, the portion of such Lender’s Commitment available for Loans and L/C Obligations denominated in Alternative Currencies, if any, as set forth on the most recent Commitment Schedule or otherwise agreed in writing by the Borrower Representative, the Agent and such Alternative Currency Lender; and “Alternative Currency Exposure” means, with respect to each Alternative Currency Lender, the Dollar Equivalent of the aggregate principal amount of such Lender’s outstanding Loans denominated in Alternative Currencies and its participations in L/C Obligations denominated in Alternative Currencies. For the avoidance of doubt, Loans and L/C Obligations denominated in Alternative Currencies shall not be deemed to use or reduce the Commitment of, or otherwise reduce the unused commitment fee base of, any Lender that is not an Alternative Currency Lender, and no such Lender shall be entitled to any commitment fee, payment or other allocation in respect of Loans or L/C Obligations denominated in Alternative Currencies, except as otherwise expressly provided in Section 2.23(b) after the exercise of remedies. The Borrower Representative may permanently reduce the Aggregate Commitment in whole, or in part ratably among ~~the~~all Lenders in integral multiples of $5,000,000.00, upon at least five (5) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances (excluding Incremental Term Loans) and L/C Obligations; provided, further, that any reduction of Alternative Currency Commitments shall be made ratably among the Alternative Currency Lenders according to their respective Alternative Currency Pro Rata Share unless each affected Alternative Currency Lender agrees otherwise. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder~~.~~; and provided further that, notwithstanding the foregoing or anything to the contrary included in this Agreement, the parties hereto agree that Commitments in respect of Alternative Currency Loans may be terminated on a non-pro rata basis as relates to the aggregate “Multicurrency Tranche” as set forth on the most recent Commitment Schedule (i.e., to allow the Borrowers to terminate only borrowing capacity in Sterling while preserving (but not increasing) aggregate “other” permitted and existing borrowing capacity in Dollars) (but, in all cases, with such termination applied on a pro rata basis across the Alternative Currency Commitments). In the event the Borrowers so elect, the Agent will furnish to the Borrowers and the Lenders an updated Commitment Schedule reflecting the updated Commitments after giving effect to any such Alternative Currency Commitment termination.

(b)          On the Closing Date and on each anniversary of the Closing Date thereafter, the Borrower Representative agrees to pay to the Agent the annual administrative fee as described in the Fee Letter.

(c)           If the Closing Date does not occur on or prior to December 31, 2016, the Commitments hereunder and this Agreement shall automatically terminate on such date without further action by any party hereto.

2.6            Minimum Amount of Each Advance. Each SOFR Advance shall be in the minimum amount of $100,000.00 (and in multiples of $100,000.00 if in excess thereof), ~~and~~ each CB Floating Rate Advance (other than a Swingline Loan) shall be in the minimum amount of $25,000.00 (and in multiples of $25,000.00 if in excess thereof), each Swingline Loan shall be in the minimum amount of $100,000.00 (and in multiples of $100,000.00 if in excess thereof), and each Alternative Currency Loan shall be in the minimum amount of the Alternative Currency Equivalent of $100,000.00 (and in multiples of the Alternative Currency Equivalent of $100,000.00 if in excess thereof); provided, however, that any CB Floating Rate Advance may be in the amount of the unused Aggregate Commitment~~.~~, any Swingline Loan may be in the amount of the unused Swingline Commitment and any Alternative Currency Loan may be in the amount of the unused Alternative Currency Commitments. Any Incremental Term Loans shall be subject to the minimum amounts set forth in Section 2.24(II) and the applicable Incremental Term Loan Amendment

2.7            Optional Principal Payments. ~~The Borrower~~Except for Incremental Term Loans (which shall be prepaid in accordance with Section 2.24(II) and the applicable Incremental Term Loan Amendment), the Borrower Representative may from time to time, on behalf of the Borrowers, pay, without penalty or premium, all outstanding CB Floating Rate Advances (other than Swingline Loans), or, in a minimum aggregate amount of $25,000.00 or any integral multiple of $25,000.00 in excess thereof, any portion of the outstanding CB Floating Rate Advances (other than Swingline Loans) upon one (1) Business Day’s prior notice to the Agent. The Borrower Representative may from time to time ~~pay, subject to the payment of any funding indemnification amounts required by Section 3.4~~, on behalf of the Borrowers, pay, without penalty or premium, all outstanding ~~SOFR Advances~~Swingline Loans, or, in a minimum aggregate amount of $100,000.00 or any integral multiple of $100,000.00 in excess thereof, any portion of the outstanding ~~SOFR Advances~~Swingline Loans, upon irrevocable written notice to the Agent not later than 11:00 a.m. (Fort Worth, Texas time) on the same Business Day as such prepayment. The Borrower Representative may from time to time, on behalf of the Borrowers, pay, subject to the payment of any funding indemnification amounts required by Section 3.4, all outstanding SOFR Advances or Alternative Currency RFR Advances, or, in a minimum aggregate amount of $100,000.00 (or the Alternative Currency Equivalent thereof) or any integral multiple of $100,000.00 (or the Alternative Currency Equivalent thereof) in excess thereof, any portion of the outstanding SOFR Advances or Alternative Currency RFR Advances upon two (2) ~~U.S.~~US Government Securities Business Days’ prior notice to the Agent~~.~~ in the case of SOFR Advances and five (5) Business Days’ prior notice to the Agent in the case of Alternative Currency RFR Advances. Each optional repayment or prepayment of Alternative Currency Loans shall be paid to the Agent for the account of the Alternative Currency Lenders holding such Alternative Currency Loans and shall be applied ratably to such Alternative Currency Loans in accordance with the actual amounts of such Alternative Currency Loans being prepaid or, if applicable, the Alternative Currency Pro Rata Shares of the Alternative Currency Lenders.

2.8            Method of Selecting Types and Interest Periods for New Advances. The Borrower Representative shall select the Type of Advance, the Applicable Currency, the applicable Borrower and, in the case of each SOFR Advance, the Interest Period applicable thereto from time to time; provided that (x) any Borrowing Notice requesting an Alternative Currency Loan shall identify an Alternative Currency Borrower as the applicable Borrower and no Borrower that is not an Alternative Currency Borrower may request or receive an Alternative Currency Loan and (y) any Borrowing Notice requesting a Swingline Loan shall identify the US Borrower as the applicable Borrower, shall request Dollars only and shall not specify an Interest Period. The Borrower Representative shall give the Agent irrevocable notice in substantially the form of Exhibit F (a “Borrowing Notice”) not later than 11:00 a.m. (Fort Worth, Texas time) (i) on the same Business Day as the Borrowing Date in the case of a Swingline Loan, (ii) at least one (1) Business Day before the Borrowing Date ~~(two (2) U.S.~~in the case of a CB Floating Rate Advance (other than a Swingline Loan), (iii) two (2) US Government Securities Business Days before the Borrowing Date in the case of a SOFR Advance~~)~~ and (iv) five (5) Business Days before the Borrowing Date in the case of an Alternative Currency RFR Advance, specifying:

(a)           the requested Borrowing Date, which shall be a Business Day ~~or U.S.~~, US Government Securities Business Day or RFR Business Day, as applicable, of such Advance,

(b)           the aggregate principal amount of such Advance,

(c)           whether such Loan is to be a Loan under the Senior Credit Facility denominated in Dollars (other than a Swingline Loan), an Incremental Term Loan, an Alternative Currency Loan or a Swingline Loan,

(d)            ~~(c)~~ the ~~Type of~~Applicable Currency of such Advance ~~selected~~, which shall be Dollars in the case of any Swingline Loan, and

(e)            ~~(d)~~ in the case of each Advance other than a Swingline Loan, the Type of Advance selected and, in the case of each SOFR Advance, the Interest Period applicable thereto.

Not later than 1:00 P.M. (Fort Worth, Texas time) on each Borrowing Date~~, each~~ for Dollar-denominated Loans and not later than the applicable time specified by the Agent for Alternative Currency Loans, (a) each applicable Lender shall make available its Loan or Loans ~~in funds~~(other than Swingline Loans) in immediately available ~~in Fort Worth, Texas~~funds in the applicable Currency to the Agent at its address specified pursuant to Article XIII or such other office as the Agent may designate and (b) the Swingline Lender shall make available to the Agent, for the account of the US Borrower, in immediately available funds, the Swingline Loans to be made on such Borrowing Date; provided that only Alternative Currency Lenders shall be required to make Alternative Currency Loans, and such Alternative Currency Loans shall be made in accordance with their Alternative Currency Pro Rata Shares; provided, further, that only Incremental Term Loan Lenders shall be required to make Incremental Term Loans, and such Incremental Term Loans shall be made in accordance with their respective Incremental Term Loan Commitments and the applicable Incremental Term Loan Amendment. The Agent will make the funds so received from the applicable Lenders or the Swingline Lender available to the ~~Borrower at the Principal Office~~applicable Borrower as directed by the Borrower Representative. Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.1(b).

2.9            Conversion and Continuation of Outstanding Advances. CB Floating Rate Advances shall continue as CB Floating Rate Advances unless and until such CB Floating Rate Advances are converted into SOFR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each SOFR Advance shall continue as a SOFR Advance until the end of the then applicable Interest Period therefor, at which time such SOFR Advance shall be automatically converted into a SOFR Advance with an Interest Period of one month unless (a) such SOFR Advance is or was repaid in accordance with Section 2.7 or (b) the ~~Borrower~~Borrowers shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such SOFR Advance continue as a SOFR Advance for the same or another Interest Period. Subject to the terms of Section 3.6, the ~~Borrower~~Borrowers may elect from time to time to convert all or any part of a CB Floating Rate Advance into a SOFR Advance~~. The Borrower~~; provided that Swingline Loans may not be converted into or continued as SOFR Advances or Alternative Currency RFR Advances. The Borrowers shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a CB Floating Rate Advance into a SOFR Advance or continuation of a SOFR Advance not later than 11:00 a.m. (Fort Worth, Texas time) at least two (2) ~~U.S.~~US Government Securities Business Days prior to the date of the requested conversion or continuation, specifying:

(a)           the requested date, which shall be a ~~U.S.~~US Government Securities Business Day, of such conversion or continuation,

(b)           the aggregate amount and Type of the Advance which is to be converted or continued, and

(c)           the amount of such Advance which is to be converted into or continued as a SOFR Advance and the duration of the Interest Period applicable thereto.

2.10          Changes in Interest Rate; Applicable Margin. Each CB Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a SOFR Advance into a CB Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a SOFR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the CB Floating Rate for such day plus the Applicable Margin. Each Swingline Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the CB Floating Rate for such day plus the Applicable Margin applicable to CB Floating Rate Advances and shall not be converted into or continued as a SOFR Advance or Alternative Currency RFR Advance. Changes in the rate of interest on that portion of any Advance maintained as a CB Floating Rate Advance or Swingline Loan will take effect simultaneously with each change in the Prime Rate. Each SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate equal to Adjusted Term SOFR ~~(~~plus the Applicable Margin~~)~~  determined by the Agent as applicable to such SOFR Advance based upon the ~~Borrower’s~~Borrower Representative’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. Each Alternative Currency RFR Advance shall bear interest on the outstanding principal amount thereof at a rate equal to Adjusted Daily Simple RFR plus the Applicable Margin applicable to SOFR Advances. No Interest Period may end after the Maturity Date.

2.11          Rates Applicable After Default.

Upon the occurrence and during the continuance of a Bankruptcy Event of Default or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and the Letter of Credit Fees shall be set at the Default Rate. Upon the occurrence and during the continuance of a Bankruptcy Event of Default or a Payment Event of Default, all outstanding Alternative Currency RFR Advances shall, at the election of the Agent or the Required Alternative Currency Lenders, be converted into CB Floating Rate Advances denominated in Dollars in an amount equal to the Dollar Equivalent thereof; provided that, until so converted, payments of principal and interest on such Alternative Currency Loans shall be for the account of the Alternative Currency Lenders holding such Alternative Currency Loans. Any default interest owing under this Section shall be due and payable on the earlier to occur of (x) demand by the Agent (which demand the Agent shall make if directed by the Required Lenders) and (y) the Facility Termination Date.

2.12          Method of Payment. ~~All~~Except as otherwise expressly provided herein, including with respect to payments to the Swingline Lender under Section 2.1(b), all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in the Applicable Currency of such Obligations in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII or such other account or office as the Agent may designate, by 1:00 P.M. (Fort Worth, Texas time) in the case of payments in Dollars and by the applicable time specified by the Agent in the case of payments in an Alternative Currency, on the date when due ~~and shall be applied ratably by the Agent among the Lenders~~. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Except as otherwise expressly provided herein, all payments with respect to any Loan or Letter of Credit denominated in an Alternative Currency shall be made in such Alternative Currency and shall be applied and distributed solely to the Alternative Currency Lenders in accordance with their Alternative Currency Pro Rata Shares or the actual amounts owed to such Alternative Currency Lenders, as applicable. No Lender that is not an Alternative Currency Lender shall be required to receive, process or share in principal or interest payments on Alternative Currency Loans.

2.13          Noteless Agreement; Evidence of Indebtedness.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each of the ~~Borrower~~Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the Currency of such Loan and the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)            The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the Currency thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each the ~~Borrower~~Borrowers to each Lender hereunder ~~and~~, (iii) the amount of any sum received by the Agent hereunder from each of the ~~Borrower~~Borrowers and each Lender’s share thereof and (iv) each Alternative Currency Lender’s Alternative Currency Commitment, Alternative Currency Pro Rata Share and Alternative Currency Exposure.

(c)            The entries in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the ~~Borrower~~Borrowers to repay the Obligations in accordance with their terms.

(d)            Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, ~~the Borrower~~each of the Borrowers, as applicable, shall execute and deliver to such Lender a Note payable to such Lender in substantially the form of Exhibit E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein or any assignee permitted pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.14            ~~Telephonic/~~Electronic Notices. ~~The~~Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and Applicable Currencies and to transfer funds based on ~~telephonic or~~ electronic notices (including notices delivered over e-mail) made by any Person or Persons whom the Agent or any Lender in good faith believes to be acting on behalf of the Borrower Representative, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given ~~telephonically or~~ over e-mail. The Borrower Representative agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each ~~telephonic or~~ e-mail notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.15            Interest Payment Dates; Interest and Fee Basis. Interest accrued on each CB Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof. Interest accrued on each SOFR Advance shall be payable on the last day of its applicable Interest Period, on any date on which ~~the SOFR~~such Advance is prepaid, whether by acceleration or otherwise, and on the Maturity Date; provided, for any SOFR Advance having an Interest Period longer than three (3) months, interest accrued on such ~~SOFR~~ Advance shall also be payable on each three (3) month anniversary following the first day of such Interest Period. Interest accrued on each Alternative Currency RFR Advance shall be payable on each Payment Date, on any date on which such Advance is prepaid, whether by acceleration or otherwise, and on the Maturity Date. Interest payable hereunder with respect to any CB Floating Rate Advance shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. Interest payable hereunder with respect to any Alternative Currency RFR Advance denominated in Sterling shall be calculated on the basis of a year of 365 days for the actual days elapsed. All other fees and interest payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to ~~1:00 P.M. (Fort Worth, Texas time) at the Lending Installation for the Agent~~the applicable time for payment set forth in Section 2.12. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16            Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, ~~and~~ repayment notice and any notice with respect to an Advance or Letter of Credit denominated in an Alternative Currency received by it hereunder; provided that, with respect to notices relating solely to Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies, the Agent may give such notices only to the Alternative Currency Lenders and the L/C Issuer, as applicable. The Agent will notify each applicable Lender of the interest rate applicable to each SOFR Advance and Alternative Currency RFR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

2.17            Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the ~~Borrower~~Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.18            Non-Receipt of Funds by the Agent. Unless the ~~Borrower~~Borrowers or a Lender, as the case may be, notifies the Agent in writing prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the ~~Borrower~~Borrowers, a payment of principal, interest or fees to the Agent for the account of the applicable Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made; provided that, with respect to any Alternative Currency Loan, references in this Section to a Lender shall mean the applicable Alternative Currency Lender and references to the applicable Lenders shall mean the Alternative Currency Lenders entitled to such payment. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the ~~Borrower~~Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by the ~~Borrower~~Borrowers, the interest rate applicable to the relevant Loan.

2.19            Letters of Credit.

   (a)        The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders or, with respect to Letters of Credit denominated in Alternative Currencies, the Alternative Currency Lenders set forth in this Section 2.19, from time to time on any Business Day during the period from the Closing Date until the day immediately prior to the Maturity Date, to issue Letters of Credit in Approved Currencies for the account of ~~the~~any Borrower or any of its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit ~~issued for the account of the Borrower~~denominated in Dollars, and the Alternative Currency Lenders severally agree to participate in Letters of Credit denominated in Alternative Currencies. Within the foregoing limits, and subject to the terms and conditions hereof, the ~~Borrower’s~~Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower Representative may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Required Lenders have approved such expiry date; or

(C)            the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally.

(iii)            The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)            Notwithstanding any provision to the contrary contained in the Loan Documents, the L/C Issuer shall not issue, and no Lender or Alternative Currency Lender, as applicable, shall be obligated to participate in, any Letter of Credit ~~which, in the aggregate face amount, would cause~~if, after giving effect to such issuance, (i) the Outstanding Amount of all L/C Obligations ~~to~~would exceed the Letter of Credit Sublimit at any one time, ~~or which would cause~~(ii) the Outstanding Amount of all Loans, plus the Outstanding Amount of L/C Obligations related to Letters of Credit, ~~to~~would exceed the Aggregate Commitment~~.~~, (iii) the sum of (x) the Dollar Equivalent of all outstanding Loans and L/C Obligations denominated in Alternative Currencies and (y) the outstanding L/C Obligations denominated in Dollars would, collectively, exceed the Alternative Currency Sublimit or (iv) the Alternative Currency Exposure of any Alternative Currency Lender would exceed such Alternative Currency Lender’s Alternative Currency Commitment.

   (b)        Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the written request of the Borrower Representative delivered to the L/C Issuer (with a copy to the Agent if different than the L/C Issuer) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower Representative. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 1:00 p.m., Fort Worth, Texas time, at least two (2) Business Days (or, in the case of a Letter of Credit denominated in an Alternative Currency, five (5) Business Days) prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion~~) prior to the proposed issuance date or date of amendment, as the case may be~~. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and Currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the Borrower or Subsidiary for whose account such Letter of Credit is being issued; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (~~F~~G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (~~G~~H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (W) the Letter of Credit to be amended; (X) the proposed date of amendment thereof (which shall be a Business Day); (Y) the nature of the proposed amendment; and (Z) such other matters as the L/C Issuer may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer (if not the Agent) will confirm with the Agent (~~by telephone or~~ in writing (including by e-mail)) that the Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, the L/C Issuer will provide the Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit denominated in Dollars, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the Dollar Equivalent of the amount of such Letter of Credit. Immediately upon the issuance of each Letter of Credit denominated in an Alternative Currency, each Alternative Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Alternative Currency Lender’s Alternative Currency Pro Rata Share times the Dollar Equivalent of the amount of such Letter of Credit; provided that no Lender that is not an Alternative Currency Lender shall be required to purchase or hold any participation in any Letter of Credit denominated in an Alternative Currency.

(iii)          Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the L/C Issuer shall have no obligation to permit the renewal of any Letter of Credit at any time; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for an additional one-year period (which shall in no event extend beyond the Letter of Credit Expiration Date).

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower Representative and the Agent (if different from the L/C Issuer) a true and complete copy of such Letter of Credit or amendment.

   (c)        Drawings and Reimbursements; Funding of Participations.

(i)            Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower Representative and the Agent (if different than the L/C Issuer) thereof. Not later than 1:00 p.m., Fort Worth, Texas time, on the date of any payment by the L/C Issuer under a Letter of Credit denominated in Dollars, and not later than the applicable time specified by the L/C Issuer on the date of any payment by the L/C Issuer under a Letter of Credit denominated in an Alternative Currency (each such date, an “Honor Date”), the ~~Borrower~~Borrowers shall reimburse the L/C Issuer through the Agent in the applicable Currency in an amount equal to the amount of such drawing; provided that if such notice is not provided to the Borrower Representative prior to 11:00 a.m., Fort Worth, Texas time on such Honor Date, then the ~~Borrower~~Borrowers shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing no later than 1:00 p.m., Fort Worth, Texas time, on the next succeeding Business Day, and such extension of time shall be reflected in computing fees in respect of such Letter of Credit. If the ~~Borrower fails~~Borrowers fail to so reimburse the L/C Issuer by such time~~, the Borrower~~ with respect to a Letter of Credit denominated in Dollars, the Borrowers shall be deemed to have requested a CB Floating Rate Advance denominated in Dollars to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the drawing under the Letter of Credit (the “Unreimbursed Amount”), without regard to the minimum amounts specified elsewhere herein for the principal amount of CB Floating Rate Advances, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.3. If the Borrowers fail to so reimburse the L/C Issuer by such time with respect to a Letter of Credit denominated in an Alternative Currency, the Borrowers shall be deemed to have incurred an L/C Borrowing in the applicable Alternative Currency in the amount of such drawing, and the Alternative Currency Lenders shall fund their participations therein as provided in this Section 2.19(c). Any notice given by the L/C Issuer pursuant to this Section 2.19(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the L/C Issuer) shall upon any notice pursuant to Section 2.19(c)(i) with regard to a CB Floating Rate Advance make funds available to the Agent for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Pro Rata Share of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m., Fort Worth, Texas time, on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.19(c)(iii), each Lender that so makes funds available shall be deemed to have made a CB Floating Rate Advance to the ~~Borrower~~Borrowers in such amount. Each Alternative Currency Lender shall upon any notice pursuant to Section 2.19(c)(i) with regard to an L/C Borrowing denominated in an Alternative Currency make funds available to the Agent for the account of the L/C Issuer in the applicable Alternative Currency (or, if required by the L/C Issuer or the Agent, in Dollars in the Dollar Equivalent thereof) in an amount equal to its Alternative Currency Pro Rata Share of such L/C Borrowing not later than the time specified in such notice by the Agent. The Agent shall remit the funds so received to the L/C Issuer (if different from the Agent).

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a CB Floating Rate Advance or, in the case of a Letter of Credit denominated in an Alternative Currency, funded by the Alternative Currency Lenders as an L/C Advance, because the conditions set forth in Section 4.3 (other than delivery of a Borrowing Notice) cannot be satisfied or for any other reason, the ~~Borrower~~Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the Dollar Equivalent of the amount of the Unreimbursed Amount that is not so refinanced or funded, which L/C Borrowing shall be due and payable upon the L/C Issuer’s demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s or Alternative Currency Lender’s, as applicable, payment to the Agent for the account of the L/C Issuer pursuant to Section 2.19(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender or Alternative Currency Lender in satisfaction of its participation obligation under Section 2.19. The Borrowers shall, upon demand from the L/C Issuer or any affected Lender, pay to the L/C Issuer or such Lender the amount of any currency exchange loss or reasonable cost sustained by the L/C Issuer or such Lender as a result of the reimbursement in Dollars of any Letter of Credit denominated in an Alternative Currency.

(iv)         Until each Lender funds its CB Floating Rate Advance or L/C Advance, or each Alternative Currency Lender funds its L/C Advance in respect of a Letter of Credit denominated in an Alternative Currency, pursuant to this Section 2.19(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, accrued interest in respect of such Lender’s Pro Rata Share or such Alternative Currency Lender’s Alternative Currency Pro Rata Share, as applicable, of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make CB Floating Rate Advances or L/C Advances, and each Alternative Currency Lender’s obligation to make L/C Advances in respect of Letters of Credit denominated in Alternative Currencies, to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.19(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender or Alternative Currency Lender may have against the L/C Issuer, the ~~Borrower~~Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the ~~Borrower~~Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender or Alternative Currency Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender or Alternative Currency Lender pursuant to the foregoing provisions of this Section 2.19(c) by the time specified in Section 2.19(c)(ii), the L/C Issuer shall be entitled to recover from such Lender or Alternative Currency Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender or Alternative Currency Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

   (d)        Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender ~~such~~or Alternative Currency Lender such Lender’s or Alternative Currency Lender’s L/C Advance in respect of such payment in accordance with Section 2.19(c), if the Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the ~~Borrower~~Borrowers or otherwise), or any payment of interest thereon, the Agent will distribute to such Lender its Pro Rata Share thereof or to such Alternative Currency Lender its Alternative Currency Pro Rata Share thereof, as applicable, in the same funds as those received by the Agent.

(ii)           If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 2.19(c)(i) is required to be returned, each Lender shall pay to the Agent for the account of the L/C Issuer its Pro Rata Share thereof, or each Alternative Currency Lender shall pay its Alternative Currency Pro Rata Share thereof with respect to any Letter of Credit denominated in an Alternative Currency, on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender or Alternative Currency Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(e)            Obligations Absolute. ~~The~~Subject to Section 2.26, the obligation of the ~~Borrower~~Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a CB Floating Rate Advance, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following, subject, however, to the obligations of the L/C Issuer under Section 2.19(f):

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)            the existence of any claim, counterclaim, set-off, defense or other right that ~~the~~any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi)          ~~(v)~~ any other circumstance or happening whatsoever, whether or not similar to ~~any of~~ the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, ~~the~~any Borrower.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the ~~Borrower’s~~Borrowers’ instructions or other irregularity, ~~the~~such Borrower will promptly notify the L/C Issuer. ~~The~~Such Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

   (f)         Role of the L/C Issuer. Each Lender and the ~~Borrower~~Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. ~~The~~Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the ~~Borrower’s~~Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.19(e); provided, however, that anything in such clauses to the contrary notwithstanding, ~~the~~each Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to ~~the~~each Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by ~~the~~such Borrower which a court of competent jurisdiction determines in a final and non-appealable judgment were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

   (g)        Letter of Credit Fees. The ~~Borrower~~Borrowers shall pay to the Agent for the account of each Lender in accordance with its Pro Rata Share, or, with respect to any Letter of Credit denominated in an Alternative Currency, for the account of each Alternative Currency Lender in accordance with its Alternative Currency Pro Rata Share, a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin then in effect with respect to SOFR Advances (on the basis of 365 or 366 day year, as applicable) times the actual daily maximum amount available to be drawn under each such Letter of Credit (or, in the case of a Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof) (the “Letter of Credit Fees”). Such fee for each Letter of Credit shall be due and payable quarterly in arrears on each Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit. If there is any change in the Applicable Margin with respect to SOFR Advances during any fiscal quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin in effect with respect to SOFR Advances separately for each period during such quarter that such Applicable Margin was in effect.

   (h)        Fees and Documentary and Processing Charges Payable to L/C Issuer. The ~~Borrower~~Borrowers shall pay directly to the L/C Issuer for its own account individual customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect, including reasonable and customary charges relating to the issuance, amendment, transfer, administration, cancellation, conversion of, and drawings under, Letters of Credit denominated in Alternative Currencies. The amount of such fees shall be negotiated and established from time to time between the Borrower Representative and the L/C Issuer. Such fees and charges are due and payable on demand, are nonrefundable, and are not shared with the other Lenders. In addition to the Letter of Credit Fees payable pursuant to Section 2.19(g) hereof, the ~~Borrower~~Borrowers shall pay to the L/C Issuer for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the L/C Issuer with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “L/C Issuer Fees”). The L/C Issuer may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of 0.25% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The L/C Issuer Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on each Payment Date.

   (i)         Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

   (j)         Letters of Credit Not Paid On Or Before Facility Termination Date. If any Letter of Credit is not paid or terminated on or prior to the Facility Termination Date, such L/C Obligation shall be Cash Collateralized, secured by a letter of credit issued by an institution acceptable to the L/C Issuer or otherwise backstopped (including by “grandfathering” into future credit agreements) in a manner acceptable to the L/C Issuer.

   (k)        Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension that has the effect of increasing the face amount of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

   (l)          ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the ~~Borrower~~Borrowers, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998,” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each documentary Letter of Credit.

2.20            Mitigation Obligations; Replacement of Lenders.

   (a)        Designation of a Different Lending Office. If any Lender (i) requests compensation under Section 3.1, (ii) requires the ~~Borrower~~Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or (iii) is unable to make or maintain SOFR Advances (or, in the case of any Alternative Currency Lender, Alternative Currency Loans) due to any circumstance described in Section 3.7, then such Lender shall (at the request of the ~~Borrower~~Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.5, as the case may be, in the future or permit such Lender to make or maintain the affected Loans and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. ~~The~~Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

   (b)        Replacement of Lenders. Notwithstanding anything contained in this Agreement to the contrary, (i) if any Lender requests compensation under Section 3.1, (ii) ~~the~~any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any such Lender pursuant to Section 3.5 and, in each case of the foregoing clauses (i) and (ii), such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), (iii) any Lender is unable to make or maintain SOFR Advances, or any Alternative Currency Lender is unable to make or maintain Alternative Currency Loans, due to any of the circumstances described in Section 3.7, (iv) any Lender is a Defaulting Lender or (v) any Lender fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the consent of each Lender directly and adversely ~~effected~~affected thereby or all Lenders in accordance with the terms of Section 8.2, so long as the consent of the Required Lenders or, for matters affecting only the Alternative Currency Lenders, the Required Alternative Currency Lenders shall have been obtained with respect thereto, then, in each case, the ~~Borrower~~Borrowers may, at ~~its~~their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XII), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.5) and obligations under this Agreement and the related Loan Documents, or solely its Alternative Currency Commitment and Alternative Currency Exposure if the replacement event affects only its rights or obligations as an Alternative Currency Lender, to an assignee permitted by Article XII that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            the ~~Borrower~~Borrowers shall have paid to the Agent the assignment fee (if any) specified in Article XII;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, including any Alternative Currency Loans and participations in Letters of Credit denominated in Alternative Currencies, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the ~~Borrower~~Borrowers (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the ~~Borrower~~Borrowers to require such assignment and delegation cease to apply.

2.21            Cash Collateral.

   (a)        Cash Collateral. To the extent required by Section 2.22(a)(v), at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Agent ~~or~~, the L/C Issuer (with a copy to the Agent)~~, the Borrower~~ or the Swingline Lender (with a copy to the Agent), the Borrowers shall Cash Collateralize all Fronting Exposure of the L/C Issuer and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.22(~~b~~a)(iv) and any Cash Collateral provided by the Defaulting Lender).

   (b)        Grant of Security Interest. The ~~Borrower~~Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Agent, the L/C Issuer, the Swingline Lender and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which such Cash Collateral may be applied pursuant to clause (c) below. If at any time the Agent ~~or~~, L/C Issuer or Swingline Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the ~~Borrower~~Borrowers will, promptly upon demand by the Agent ~~or~~, L/C Issuer or Swingline Lender, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

   (c)        Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.22 in respect of Letters of Credit~~,~~ or Swingline Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

   (d)        Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent ~~and~~, each L/C Issuer and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral ~~and~~, each L/C Issuer and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.22            Defaulting Lenders.

   (a)        Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 8.2.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII, Section 8.1 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Article XI shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s and the Swingline Lender’s Fronting Exposure in accordance with Section 2.21; fourth, as the ~~Borrower~~Borrowers may request (so long as no Default or Unmatured Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, including any Alternative Currency Loan if such Defaulting Lender is an Alternative Currency Lender, as determined by the Agent; fifth, if so determined by the Agent and the ~~Borrower~~Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement, including Alternative Currency Loans if applicable, and (y) Cash Collateralize the L/C Issuer’s and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued or Swingline Loans made under this Agreement in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders ~~or~~, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender ~~or~~, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the ~~Borrower~~Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the ~~Borrower~~Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or funded participations in L/C Obligations or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit or Swingline Loans were issued or made at a time when the conditions set forth in Section 4.3 were satisfied or waived in accordance with the terms hereof, such payment shall be applied solely to pay the Loans of, and funded participations in L/C Obligations or Swingline Loans owed to, all Non-Defaulting Lenders or, in the case of Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies, all Non-Defaulting Alternative Currency Lenders, on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in L/C Obligations or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders ~~pro rata~~ in accordance with the Commitments ~~under the applicable facility~~or, with respect to Alternative Currency Loans and L/C Obligations denominated in Alternative Currencies, by the Alternative Currency Lenders in accordance with the Alternative Currency Commitments, in each case without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)            Commitment Fees. No Defaulting Lender shall be entitled to receive any ~~commitment~~Commitment Fee for any period during which that Lender is a Defaulting Lender (and the ~~Borrower~~Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)             Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

(C)             Reallocation of Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the ~~Borrower~~Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer~~,~~  the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. With respect to any Commitment Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above and allocable to such Defaulting Lender’s participation in Swingline Loans, the Borrowers shall pay such amount to the Swingline Lender to the extent allocable to the Swingline Lender’s Fronting Exposure to such Defaulting Lender.

(iv)          Reallocation of Participations to Reduce Fronting Exposure.

(A)            All or any part of such Defaulting Lender’s participation in L/C Obligations denominated in Dollars and Swingline Loans shall be automatically reallocated among the Non-Defaulting Lenders (effective on the date that such Lender became a Defaulting Lender) in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.

(B)            ~~(iv) Reallocation of Participations to Reduce Fronting Exposure.~~ All or any part of such Defaulting Lender’s participation in L/C Obligations denominated in Alternative Currencies, if such Defaulting Lender is an Alternative Currency Lender, shall be automatically reallocated among the Non-Defaulting Alternative Currency Lenders ~~(effective on the date that such Lender became a Defaulting Lender)~~ in accordance with their respective Alternative Currency Pro Rata Shares (calculated without regard to such Defaulting Lender’s Alternative Currency Commitment) but only to the extent that such reallocation does not cause the ~~aggregate Committed Funded~~Alternative Currency Exposure of any Non-Defaulting Alternative Currency Lender to exceed such Non-Defaulting Alternative Currency Lender’s Alternative Currency Commitment. Subject to Section 9.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender or Non-Defaulting Alternative Currency Lender as a result of such ~~Non-Defaulting Lender’s~~Person’s increased exposure following such reallocation.

(v)            Repayment of Swingline Loans; Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the ~~Borrower~~Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

   (b)        Defaulting Lender Cure. If the ~~Borrower~~Borrowers, the Agent ~~and~~, the L/C Issuer and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22(a)(iv)) and, if such Lender is an Alternative Currency Lender, to cause Alternative Currency Loans and funded and unfunded participations in Letters of Credit denominated in Alternative Currencies to be held by the Alternative Currency Lenders in accordance with their Alternative Currency Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the ~~Borrower~~Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

   (c)        New Letters of Credit and Swingline Loans. So long as any Lender is a Defaulting Lender, (a) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto~~.~~, including Fronting Exposure to any Defaulting Lender that is an Alternative Currency Lender with respect to any Letter of Credit denominated in an Alternative Currency, and (b) the Swingline Lender shall not be required to make any Swingline Loan unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.23            Pro Rata Treatment and Payments.

   (a)         Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Loans denominated in Dollars (other than Swingline Loans, but including CB Floating Rate Advances made to refund Swingline Loans pursuant to Section 2.1(b)) and any reduction of the Commitments shall be made pro rata according to the respective Pro Rata Share of the Lenders, and each borrowing of Alternative Currency Loans and any reduction of the Alternative Currency Commitments shall be made pro rata according to the respective Alternative Currency Pro Rata Share of the Alternative Currency Lenders. Unless otherwise required by the terms of this Agreement, each payment under this Agreement shall be applied, first, to any fees then due and owing by the ~~Borrower~~Borrowers pursuant to Section 2.5 or 2.19, second, to interest then due and owing hereunder of the ~~Borrower~~Borrowers and, third, to principal then due and owing hereunder and under this Agreement of the ~~Borrower.~~Borrowers; provided that (i) payments in respect of Swingline Loans shall be applied in accordance with Section 2.1(b) and Section 2.7, as applicable, and (ii) payments of principal of, interest on and fees specifically attributable to Alternative Currency Loans or Letters of Credit denominated in Alternative Currencies shall be paid only to the Alternative Currency Lenders in accordance with their Alternative Currency Pro Rata Shares or the actual amounts owed to them, as applicable. Each payment on account of any fees pursuant to Section 2.5 or 2.19 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the L/C Issuer Fees which shall be paid to the L/C Issuer). Each optional repayment and prepayment by the Borrower Representative on account of principal of and interest on the Loans (other than Swingline Loans) shall be applied to such Loans, on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.7 hereof.

   (b)        Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.11) by the Agent or the Lenders pursuant to Article VIII (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Article), all amounts collected or received by the Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event of Default):

~~FIRST~~First, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, but subject to the limitations set forth in Section 9.6 with respect to any such attorneys’ fees) and fees of the Agent in connection with enforcing the rights of the Lenders under the Loan Documents;

~~SECOND~~Second, to the payment of any fees owed to the Agent and the L/C Issuer;

~~THIRD~~Third, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, but subject to the limitations set forth in Section 9.6 with respect to any such attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Lender;

~~FOURTH~~Fourth, to the payment of all of the Obligations consisting of accrued fees and interest, and including, with respect to any Banking Services, any fees, premiums and scheduled periodic payments due under such Banking Services and any interest accrued thereon;

~~FIFTH~~Fifth, to the payment of the outstanding principal amount of the Obligations and the payment or Cash Collateralization of the outstanding L/C Obligations, and including with respect to any Banking Services, any breakage, termination or other payments due under such Banking Services and any interest accrued thereon;

~~SIXTH~~Sixth, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

~~SEVENTH~~Seventh, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any provider of Banking Services shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and L/C Obligations held by such Lender or the outstanding obligations payable to such provider of Banking Services bears to the aggregate then outstanding Loans and L/C Obligations and obligations payable under all Banking Services) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a Cash Collateral account and applied (i) first, to reimburse the L/C Issuer from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section. Notwithstanding the foregoing terms of this Section, only payments under the Loan Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Banking Services.

2.24            ~~Incremental~~Revolving Facility Increases; Incremental Term Loans.

(I)            Revolving Facility Increases.

   (a)         General Terms. Subject to the terms and conditions set forth herein, the Borrower Representative shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to increase the Aggregate Commitment (each such increase, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases after the ~~Eighth~~Tenth Amendment Effective Date that shall not exceed $200,000,000 (the “Incremental RCF Increase Amount”).

   (b)        Terms and Conditions. The following terms and conditions shall apply to any Revolving Facility Increase: (A) no Unmatured Default or Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental RCF Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for general corporate purposes (including acquisition financing), (F) the ~~Borrower~~Borrowers shall execute a Note in favor of any new Lender or any existing Lender whose Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) the conditions to Advances in Section 4.3 shall have been satisfied, (H) the Agent shall have received (1) upon request of the Agent, an opinion or opinions (including, if reasonably requested by the Agent, an in-house opinion or local counsel opinion with respect to certain Domestic Subsidiaries to be agreed upon) of counsel for the Loan Parties, addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent and substantially similar to the opinion delivered to the Agent on the Closing Date, (2) any authorizing corporate documents as the Agent may reasonably request and (3) if applicable, a duly executed Borrowing Notice and (I) the Agent shall have received from the ~~Borrower~~Borrowers updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Agent, demonstrating that, after giving effect to any such Revolving Facility Increase on a pro forma basis, the ~~Borrower~~Borrowers will be in compliance with the financial covenants set forth in Section 6.19.

   (c)        Terms. The terms, including, without limitation, the Applicable Margin, and any other components of yield applicable to the Revolving Facility Increase will be the same as those applicable to existing Loans and Commitments under this Agreement.

   (d)        Revolving Facility Increase. In connection with the closing of any Revolving Facility Increase, the outstanding Loans and participations in Letters of Credit shall be reallocated by causing such fundings and repayments among the Lenders of Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Loans and participations in Letters of Credit based on its Commitment (after giving effect to such Revolving Facility Increase); provided that, to the extent any Revolving Facility Increase includes or increases Alternative Currency Commitments, Alternative Currency Loans and participations in Letters of Credit denominated in Alternative Currencies shall be reallocated only among the Alternative Currency Lenders based on their Alternative Currency Commitments and Alternative Currency Pro Rata Shares after giving effect to such Revolving Facility Increase, and no Lender that is not an Alternative Currency Lender shall be required to make, maintain, fund or acquire any interest in any Alternative Currency Loan or participation in any Letter of Credit denominated in an Alternative Currency; provided, further, that (i) such reallocations and repayments shall not be subject to any processing and/or recordation fees and (ii) the ~~Borrower~~Borrowers shall be responsible for any costs arising under Section 3.7 resulting from such reallocation and repayments.

   (e)        Participation. Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase. The Borrower Representative may invite other banks, financial institutions and investment funds reasonably acceptable to the Agent (such consent not to be unreasonably withheld or delayed) to join this Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Agent may reasonably request.

   (f)         Amendments. The Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

(II)          Incremental Term Loans.

   (a)        General Terms. Subject to the terms and conditions set forth herein, the Borrower Representative shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to request one or more Incremental Term Loan Commitments to make Incremental Term Loans in an aggregate principal amount for all Incremental Term Loans that shall not exceed the Incremental Term Loan Cap. Each Incremental Term Loan Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Term Loan Cap, if less). Any Incremental Term Loan Facility shall be separate from, and shall not increase or otherwise be part of, the Aggregate Commitment, any Commitment, any Alternative Currency Commitment, the Swingline Commitment, the Letter of Credit Sublimit or the Alternative Currency Sublimit.

   (b)        Requests; Right of First Offer. Each request under this Section 2.24(II) shall be made by written notice from the Borrower Representative to the Agent and shall set forth the requested amount, requested Incremental Term Loan Effective Date, and proposed use of proceeds and proposed terms of the applicable Incremental Term Loan Facility. The Borrower Representative, in consultation with the Agent, shall first offer (in writing) each proposed Incremental Term Loan Facility to the existing Lenders under the Senior Credit Facility and shall specify the time period within which each such Lender is requested to respond, which shall be not less than fifteen (15) Business Days after delivery of such notice unless the Agent agrees to a shorter period. Each existing Lender may accept or decline such offer in its sole discretion and shall have no obligation to provide any Incremental Term Loan Commitment or Incremental Term Loan. Any Lender that does not respond within the applicable response period shall be deemed to have declined such offer. To the extent the requested amount is not fully committed by existing Lenders, the Borrower Representative may then, and only then, invite additional banks, financial institutions and investment funds that are reasonably acceptable to the Agent to provide the remaining portion of such Incremental Term Loan Facility, and each such Person shall become a Lender hereunder pursuant to documentation reasonably requested by the Agent.

   (c)        Incremental Term Loan Effective Date and Allocations. The Agent and the Borrower Representative shall determine the Incremental Term Loan Effective Date and the final allocation of each Incremental Term Loan Facility, limited in the case of each Incremental Term Loan Lender to its own allocation thereof. The Agent shall promptly notify the Borrower Representative and the Incremental Term Loan Lenders of the final allocation and the Incremental Term Loan Effective Date.

   (d)        Conditions to Effectiveness. Subject in all respects to Section 1.10 in connection with an Incremental Term Loan Facility used solely to finance a Limited Condition Transaction, each Incremental Term Loan Facility shall become effective on the applicable Incremental Term Loan Effective Date, subject to the following conditions: (i) no Payment Event of Default or Bankruptcy Event of Default shall exist immediately prior to or after giving effect to Incremental Term Loan Facility and the making of any initial Advances thereunder; (ii) [reserved]; (iii) the conditions to Advances in Section 4.3 shall have been satisfied or waived in accordance with the terms hereof; (iv) the Leverage Ratio shall not exceed a level set at 0.50:1.00 lower than the then-applicable maximum Leverage Ratio permitted by Section 6.19(b) (for the avoidance of doubt, as such level may be adjusted in connection with an exercise of the Leverage Ratio Financial Covenant Reset Option) immediately prior, and after giving pro forma effect, to the establishment of such Incremental Term Loan Facility, the incurrence of the related Incremental Term Loans and the use of proceeds thereof, as applicable; (v) the Loan Parties shall have executed and delivered the applicable Incremental Term Loan Amendment; and (vi) the Agent shall have received (w) upon request of the Agent, an opinion or opinions of counsel for the Loan Parties, addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, (x) any authorizing corporate and similar documents as the Agent may reasonably request, (y) a duly executed Borrowing Notice and (z) such other customary documents and certificates as the Agent may reasonably request in connection therewith.

   (e)        Incremental Term Loan Terms. Each Incremental Term Loan Facility shall be denominated solely in Dollars and shall be unsecured (for the avoidance of doubt, shall not be secured, directly or indirectly, by any Lien on any Property of any Loan Party or any Subsidiary). Each Incremental Term Loan Facility shall constitute Obligations and shall be guaranteed by the Loan Guarantors, but shall rank either (x) pari passu in right of payment with the Senior Credit Facility or (y) junior to, and subordinated in right of payment to, the Senior Credit Facility, in each case, on terms reasonably satisfactory to the Borrower Representative and the Agent. The maturity date of any Incremental Term Loan shall not be earlier than the latest scheduled maturity date of the Loans and Commitments under the Senior Credit Facility in effect on the applicable Incremental Term Loan Effective Date, and the Weighted Average Life to Maturity of any Incremental Term Loan shall not be shorter than the remaining Weighted Average Life to Maturity of the latest maturing then-outstanding Loans under the Senior Credit Facility. The amortization, repayment schedule, optional prepayment provisions, mandatory prepayment provisions, interest rate, Applicable Margin, fees and other pricing terms of each Incremental Term Loan Facility shall be as set forth in the applicable Incremental Term Loan Amendment, subject to the requirements of this Section 2.24(II); provided that, notwithstanding the foregoing, no Incremental Term Loan Facility shall contain or be subject to any More Restrictive Covenants (except to the extent such More Restrictive Covenants are also provided for the benefit of the Lenders hereunder). Except as otherwise provided in this Section 2.24(II)(f), all other terms and conditions applicable to any Incremental Term Loan Facility shall be consistent with the terms and conditions of the Senior Credit Facility or otherwise not more favorable to the Incremental Term Loan Lenders, taken as a whole, than the terms and conditions applicable to the Senior Credit Facility, except for terms applicable only to periods after the latest scheduled maturity date of the Loans and Commitments under the Senior Credit Facility in effect on the applicable Incremental Term Loan Effective Date or as otherwise reasonably satisfactory to the Agent and the Required Lenders.

   (f)         Incremental Term Loan Amendments. Each Incremental Term Loan Facility shall be effected pursuant to an Incremental Term Loan Amendment executed by the Loan Parties, the Agent and the applicable Incremental Term Loan Lenders providing such Incremental Term Loan Facility, as applicable. Each Incremental Term Loan Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower Representative, to effect the provisions of this Section 2.24(II); provided that no such Incremental Term Loan Amendment shall adversely affect the rights or duties of the L/C Issuer, the Swingline Lender or any Alternative Currency Lender in such capacity without such Person’s prior written consent.

   (g)        Borrowing; Repayment; Prepayment. Incremental Term Loans shall be requested pursuant to a Borrowing Notice and funded on the applicable Incremental Term Loan Effective Date in accordance with Section 2.8, this Section 2.24(II) and the applicable Incremental Term Loan Amendment. Each Incremental Term Loan shall be repaid or amortized on the dates and in the amounts set forth in the applicable Incremental Term Loan Amendment, and shall be due and payable in full on the maturity date set forth in such Incremental Term Loan Amendment. Optional and mandatory prepayments of Incremental Term Loans, if any, shall be made solely as set forth in the applicable Incremental Term Loan Amendment, subject to the requirements of this Section 2.24(II). Once repaid or prepaid, Incremental Term Loans may not be reborrowed.

   (h)        Evidence of Debt; Register; Assignments. The Agent shall record each Incremental Term Loan Commitment and each Incremental Term Loan on the Register, and each Incremental Term Loan Lender shall maintain accounts evidencing the Indebtedness of the Borrowers to such Incremental Term Loan Lender in accordance with Section 2.13. Upon request by any Incremental Term Loan Lender, the Borrowers shall execute and deliver a promissory note to such Incremental Term Loan Lender in form and substance reasonably satisfactory to such Incremental Term Loan Lender. Incremental Term Loans and Incremental Term Loan Commitments shall be assignable and participations therein may be sold in accordance with Article XII as a separate class of Loans and Commitments.

   (i)         Use of Proceeds. The Borrowers shall use the proceeds of Incremental Term Loans solely to finance Permitted Acquisitions and similar Permitted Investments. No proceeds of any Incremental Term Loan may be used for any purpose other than the foregoing-described permitted use.

2.25            Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.26            Joint and Several Liability. Notwithstanding anything herein or in any other Loan Document to the contrary, the Obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several, and each Borrower shall be liable for all Obligations of each other Borrower as a primary obligor and not merely as a surety. Each Borrower acknowledges that it will receive direct and indirect benefits from the availability of the credit facility and the making of Loans and issuance of Letters of Credit hereunder, and each Borrower agrees that the Agent, the L/C Issuer and the Lenders may enforce the Obligations against any Borrower without first proceeding against any other Borrower or any other Loan Party.

Notwithstanding the foregoing and anything else herein to the contrary, the Agent shall not demand or accept payment from any UK Borrower (whether pursuant to this Section 2.26, Article XVI or otherwise) in respect of interest on any Obligation that is denominated in Dollars and owing to any Lender that is not an Alternative Currency Lender, except (i) following the occurrence and during the continuance of an Event of Default or (ii) if and to the extent that the Agent has first demanded such payment from the US Borrower, Holdings and the Domestic Loan Guarantors and such payment has not been received within fifteen (15) Business Days after such demand. In which case, a UK Borrower shall not be obliged to pay to any Lender that is not an Alternative Currency Lender an amount that is greater than the amount of interest due and outstanding by the relevant US Borrower, Holdings or the Domestic Loan Guarantors to such Lender. For the avoidance of doubt, this paragraph shall not (x) limit the joint and several liability of any UK Borrower for Alternative Currency Obligations or any other Obligations owing to Alternative Currency Lenders or (y) shall impair or diminish in any respect the Agent’s or any Lender’s rights against any UK Borrower following the occurrence of an Event of Default.

Article III.

YIELD PROTECTION; TAXES

3.1              Yield Protection. If, on or after the Effective Date, any Change in Law:

   (a)        subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its SOFR Advances, or

   (b)        imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to SOFR Advances), or

   (c)         imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its SOFR Advances or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its SOFR Advances, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of SOFR Advances held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing (a) – (c) is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its SOFR Advances or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such SOFR Advances or Commitment, then, promptly following written demand by such Lender, the ~~Borrower~~Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the ~~Borrower~~Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation within six (6) months after becoming aware of such Change in Law giving ~~arise~~rise to such increased costs or reductions; provided, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

3.2              Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change in Law, then, promptly following written demand by such Lender, the ~~Borrower~~Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the ~~Borrower~~Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation within six (6) months after becoming aware of such Change in Law giving ~~arise~~rise to such increased costs or reductions; provided, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

3.3              [Reserved].

3.4              Funding Indemnification. The ~~Borrower~~Borrowers hereby ~~indemnifies~~indemnify each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by ~~the~~any Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Advance or Alternative Currency RFR Advance, (b) any failure of ~~the~~any Borrower to borrow or continue a SOFR Advance or Alternative Currency RFR Advance or convert to a SOFR Advance on a date specified therefor in a Borrowing Notice or Conversion/Continuation Notice, (c) any failure of ~~the~~any Borrower to prepay any SOFR Advance or Alternative Currency RFR Advance on a date specified therefor in any repayment notice, (d) any payment, prepayment or conversion of any Alternative Currency RFR Advance on a date other than an Interest Payment Date therefor or any SOFR Advance on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Advance or Alternative Currency RFR Advance other than on the last day of the applicable Interest Period ~~applicable thereto~~(or, in the case of an Alternative Currency RFR Advance, other than on an Interest Payment Date) as a result of a request by the Borrower Representative pursuant to Section 2.20(b). A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower Representative through the Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 3.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.5              Taxes~~.~~

   (a)            Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

   (b)        Payment of Other Taxes by the ~~Borrower~~Borrowers. The ~~Borrower~~Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

   (c)        Evidence of Payment. As soon as practicable after any payment of Taxes by the ~~Borrower~~Borrowers to a Governmental Authority pursuant to this Section 3.5, the Borrower Representative shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.

   (d)        Indemnification by the ~~Borrower~~Borrowers. The ~~Borrower~~Borrowers shall, jointly and severally, indemnify each Recipient, promptly (but in no event later than thirty (30) days) following written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

   (e)        Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the ~~Borrower has~~Borrowers have not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the ~~Borrower~~Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of this Agreement relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).

   (f)         Status of Lenders.

(i)            Any Lender, including any Alternative Currency Lender, that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Agent, at the time or times reasonably requested by the Borrower Representative or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In the case of payments by or on account of any obligation of an Alternative Currency Borrower to any Alternative Currency Lender, such Alternative Currency Lender shall, to the extent it is legally entitled to do so, deliver such forms, certificates, confirmations, applications or other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent to permit such payments to be made without withholding or deduction, or with withholding or deduction at a reduced rate, under applicable law or any applicable income tax treaty. In addition, any Lender, if reasonably requested by the Borrower Representative or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent as will enable the Borrower Representative or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding ~~two~~ sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that ~~the~~any Borrower is a ~~U.S.~~US Person,

(A)            any Lender that is a ~~U.S.~~US Person shall deliver to the ~~Borrower~~Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Borrower~~Borrowers or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from ~~U.S.~~US Federal backup withholding tax;

(B)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~Borrower~~Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Borrower~~Borrowers or the Agent), whichever of the following is applicable:

(a)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, ~~U.S.~~US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, ~~U.S.~~US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)           executed originals of IRS Form W-8ECI;

(c)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in a form reasonably satisfactory to the ~~Borrower~~Borrowers and the Agent, to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the ~~Borrower~~Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(d)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~Borrower~~Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Borrower~~Borrowers or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in ~~U.S.~~US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the ~~Borrower~~Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to ~~U.S.~~US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the ~~Borrower~~Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the ~~Borrower~~Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the ~~Borrower~~Borrowers or the Agent as may be necessary for the ~~Borrower~~Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

   Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the ~~Borrower~~Borrowers and the Agent in writing of its legal inability to do so.

   (g)        Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

   (h)        UK Tax Deduction.

(i)            A UK Tax Deduction on a payment made by a UK Borrower under any Loan Document shall be regarded as an Excluded Tax if on the date on which the relevant payment falls due:

(A)            the payment could have been made to the relevant Lender without the UK Tax Deduction if such Lender had been a UK Qualifying Lender but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under the relevant Loan Document in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or concession of any relevant Tax authority) (a “Relevant Change in Law”); and for the avoidance of doubt a UK Tax Deduction that arises as a result of a Relevant Change of Law shall not be an Excluded Tax; or

(B)             the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:

(a) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and

(b) the payment could have been made to the Lender without the UK Tax Deduction if that Direction had not been made; or

(C)            the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:

(a) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower; and

(b) the payment could have been made to the Lender without the UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Borrower, on the basis that the UK Tax Confirmation would have enabled the relevant UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)            the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender duly complied with its obligations under Section 3.5(h)(ii) and/or Section 3.5(h)(iii); or

(E)             the UK Tax Deduction arises in circumstances where the relevant Lender is a UK Treaty Lender as a result of ceasing to be a QPP Lender, and the Lender has not confirmed its HM Revenue & Customs’ DT Treaty Passport scheme reference number and jurisdiction of tax residence to the UK Borrowers at least five (5) Business Days before the payment of interest is due to the relevant Lender.

(ii)           Subject to paragraph (iii) below, a UK Treaty Lender and the UK Borrower shall co-operate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without any UK Tax Deduction.

(iii)          A UK Treaty Lender which becomes a party hereto (x) on the day on which the relevant Loan Document is entered into or (y) on a day after the date of this Agreement, that holds a passport under the HM Revenue & Customs’ DT Treaty Passport scheme at that time, and which wishes that scheme to apply to that Loan Document, shall confirm its scheme reference number and its jurisdiction of tax residence, in the case of a UK Treaty Lender falling within (x) above, in this Agreement or in writing to the UK Borrower and the Agent within ten (10) Business Days of the date of this Agreement or, in the case of a UK Treaty Lender falling within (y) above, in writing to the UK Borrower and the Agent within ten (10) Business Days of the date on which it becomes a Lender under any Loan Document. A UK Treaty Lender that does not fall within (x) or (y) above but which subsequently obtains a passport under the HM Revenue & Customs’ DT Treaty Passport scheme shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the UK Borrower and the Agent within five (5) Business Days of obtaining the passport. Where the UK Treaty Lender has supplied its HM Revenue & Customs’ DT Treaty Passport scheme reference number and its jurisdiction of tax residence pursuant to the aforementioned sentences: (a) the relevant UK Borrower shall take all steps necessary to promptly file a completed HM Revenue & Customs’ Form DTTP2 in respect of that UK Treaty Lender; and (b) the relevant UK Treaty Lender shall be under no further obligation pursuant to Section 3.5(h)(ii) and this Section 3.5(h)(iii) unless and until (i) the relevant UK Borrower notifies the relevant UK Treaty Lender in writing that (A) the UK Borrower’s HM Revenue & Customs’ Form DTTP2 has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the relevant UK Borrower authority to make payment to that UK Treaty Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower submitting the HM Revenue & Customs’ Form DTTP2; or (ii) the relevant UK Borrower had received authority from HM Revenue & Customs to make payments to such Lender without a UK Tax Deduction as a result of submitting a Form DTTP2, but the UK Borrower has been notified by HM Revenue & Customs of a withdrawal or expiry of that authority such that it is no longer possible for the UK Borrower to make payments to the Lender without a UK Tax Deduction by virtue of that authority, in which case that party shall notify the other relevant party, and (in each such case) that UK Treaty Lender and UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(iv)          If a UK Treaty Lender has not confirmed its HM Revenue & Customs’ DT Treaty Passport scheme reference number and jurisdiction of tax residence in accordance with paragraph (iii) above, no UK Borrower shall file a Form DTTP2 or file any other form relating to the HM Revenue & Customs’ DT Treaty Passport scheme in respect of that UK Treaty Lender or its advance pursuant to any Loan Document unless the UK Treaty Lender agrees otherwise.

(v)          Where relevant and in respect of a UK Borrower only, a Lender which becomes a party to a Loan Document after the date of this Agreement shall confirm in the documentation it executes on becoming a party hereto, and for the benefit of the Agent and without any liability to any Loan Party, which of the following categories it falls in for the purposes of its advance pursuant to the relevant Loan Document:

(A)            not a UK Qualifying Lender;

(B)             a UK Qualifying Lender (other than a UK Treaty Lender or a QPP Lender);

(C)             a UK Treaty Lender; or

(D)            a QPP Lender.

If a Lender which becomes a party to a Loan Document after the date of this Agreement in respect of an advance to a UK Borrower fails to indicate its status pursuant to this paragraph (iv), then such Lender shall be treated for the purposes of the relevant Loan Document (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall promptly inform the UK Borrower). For the avoidance of doubt, any document pursuant to which a Lender becomes party to the relevant Loan Document shall not be invalidated by any failure of a Lender to comply with this paragraph (iv).

(vi)          In the case of any Lender which is relying (or intending to rely) on the QPP Regime and/or the application of the QPP Regime:

(A)            on becoming a Lender under a Loan Document (and before any payment of interest is due or paid) that Lender (and/or, as the case may be, each person beneficially entitled to any interest payable to that Lender under the relevant Loan Document) shall provide to the UK Borrower or the Agent a QPP Certificate.

(B)             that Lender shall as soon as reasonably practicable notify the Agent or the UK Borrower upon becoming aware that the QPP Certificate delivered pursuant to subclause (A) above is not (or ceases to be) correct in all respects;

(C)             that Lender shall as soon as reasonably practicable (and in any event before any unpaid amount of interest is paid) notify the Agent or the UK Borrower of any Cancelled Certificate or Withdrawn Certificate; and

(D)            if a Borrower receives a notification from HM Revenue & Customs that a QPP Certificate given by a Lender has become a Cancelled Certificate, the Borrower shall promptly deliver a copy of that notification to that Lender.

(vii)         A UK Non-Bank Lender shall promptly notify the UK Borrowers and the Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(i)            VAT.

(i)            All amounts expressed to be payable under a Loan Document by any party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of that VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

(ii)            If VAT is or becomes chargeable on any supply made by any Lender (the "Supplier") to any other Lender (the "Recipient") under a Loan Document, and any party other than the Recipient (the "Relevant Party") is required by the terms of the Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)            (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)            (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)            Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)            Any reference in this Section 3.10(i) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the meaning in the relevant VAT legislation).

(v)            In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party's VAT registration and such other information as is reasonably requested in connection with such Lender's VAT reporting requirements in relation to such supply.

   (j)         ~~(h)~~ Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6              Changed Circumstances.

(a)              Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Advance or Alternative Currency RFR Advance or a conversion to or continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining ~~Adjusted Term SOFR~~the applicable Benchmark for the applicable Interest Period or other interest period with respect to a proposed SOFR Advance or Alternative Currency RFR Advance on or prior to the first day of such Interest Period or other interest period or (ii) the Required Lenders, with respect to SOFR Advances, or the Required Alternative Currency Lenders, with respect to Alternative Currency RFR Advances, shall determine (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted Term SOFR~~the applicable Benchmark does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period or other interest period and, in the case of clause (ii), the Required Lenders or Required Alternative Currency Lenders, as applicable, have provided notice of such determination to the Agent, then, in each case, the Agent shall promptly give notice thereof to the Borrower Representative. Upon notice thereof by the Agent to the Borrower Representative, any obligation of the Lenders to make SOFR Advances and any obligation of the Alternative Currency Lenders to make Alternative Currency RFR Advances, and any right of the ~~Borrower~~Borrowers to convert any Loan to or continue any Loan as a SOFR Advance or Alternative Currency RFR Advance, shall be suspended (to the extent of the affected ~~SOFR Advances or the affected~~Loans, Applicable Currencies or Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders or Required Alternative Currency Lenders, as applicable) revokes such notice. Upon receipt of such notice, ~~(A)~~ the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of ~~SOFR Advances (to the extent of the~~ affected ~~SOFR~~ Advances or ~~the affected Interest Periods) or~~, failing that, (A) in the case of any request for a borrowing of or conversion to SOFR Advances, the Borrower Representative will be deemed to have converted ~~any~~ such request into a request for a borrowing of or conversion to CB Floating Rate Advances in the amount specified therein and (B) ~~any~~in the case of any request for a borrowing of Alternative Currency RFR Advances, such request shall be ineffective. Any outstanding affected ~~SOFR Advances will be deemed to have been~~Advances denominated in an Alternative Currency shall, at the Borrower Representative’s election, either be converted into CB Floating Rate Advances ~~at the end of the applicable Interest Period~~denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency or be prepaid in full, in each case immediately. Upon any such prepayment or conversion, the ~~Borrower~~Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

(b)              Laws Affecting ~~SOFR~~Benchmark Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any SOFR Advance, or any of the Alternative Currency Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Alternative Currency RFR Advance, or to determine or charge interest based upon ~~SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR~~the applicable Benchmark, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower Representative and the other affected Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Agent and the Agent notifies the Borrower Representative that the circumstances giving rise to such determination no longer exist, ~~(i)~~ any obligation of the affected Lenders to make ~~SOFR~~affected Advances, and any right of the ~~Borrower~~Borrowers to convert any Loan to ~~a SOFR Advance~~ or continue any Loan as ~~a SOFR~~an affected Advance, shall be suspended ~~and (ii) if necessary to avoid such illegality, the Agent shall compute the CB Floating Rate without reference to clause (c) of the definition of “CB Floating Rate”~~. Upon receipt of an Illegality Notice, the Borrower Representative shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Agent), prepay or~~, if applicable,~~  convert all ~~SOFR~~affected Advances to CB Floating Rate Advances ~~(in each case, if necessary to avoid such illegality, the Agent shall compute the CB Floating Rate without reference to clause (c) of the definition of “CB Floating Rate”)~~denominated in Dollars in an amount equal to the Dollar Equivalent thereof, on the last day of the Interest Period or other applicable interest period therefor, if all affected Lenders may lawfully continue to maintain such ~~SOFR~~ Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such ~~SOFR~~ Advances to such day. Upon any such prepayment or conversion, the ~~Borrower~~Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

(c)               Benchmark Replacement Setting.

  (i)           Benchmark Replacement.

(A)          Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the ~~Borrower~~Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the ~~Borrower~~Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, in the case of a Benchmark for Dollars, or the Required Alternative Currency Lenders, in the case of a Benchmark for an Alternative Currency. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.6(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B)           No Swap Agreement or Precious Metal Transaction documentation shall be deemed to be a “Loan Document” for purposes of this Section 3.6(c).

  (ii)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

  (iii)         Notices; Standards for Decisions and Determinations. The Agent will promptly notify the ~~Borrower~~Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the ~~Borrower~~Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.6(c)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6(c).

(iv)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the ~~Borrower’s~~Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Benchmark, (A) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances or Alternative Currency RFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~the Borrower~~(1) any request for SOFR Advances will be deemed to have been converted ~~any such request~~ into a request for a borrowing of or conversion to CB Floating Rate Advances and (2) any request for Alternative Currency RFR Advances shall be ineffective and (B) any outstanding affected SOFR Advances will be deemed to have been converted to CB Floating Rate Advances at the end of the applicable Interest Period and any outstanding affected Advances denominated in an Alternative Currency shall, at the Borrower Representative’s election, either be converted into CB Floating Rate Advances denominated in Dollars in an amount equal to the Dollar Equivalent thereof or be prepaid in full to the Alternative Currency Lenders holding such Advances, in each case immediately. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the CB Floating Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the CB Floating Rate.

3.7           Illegality.

If, in any applicable jurisdiction, the Agent or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Agent or ~~any~~such Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) ~~to~~ fund or maintain its participation in any Loan, including, in the case of any Alternative Currency Lender, any Alternative Currency Loan or participation in L/C Obligations denominated in Alternative Currencies, or (iii) issue, make, maintain, fund or charge interest or fees with respect to any extension of credit to any Borrower that is a Foreign Subsidiary, such Person shall promptly notify the Agent, then, upon the Agent notifying the Borrower Representative, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such extension of credit shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the applicable Interest Payment Date for any Alternative Currency RFR Advance, on the last day of the Interest Period for ~~each Loan~~any SOFR Advance, or on another applicable date with respect to another Obligation, occurring after the Agent has notified the Borrower Representative or, in each case, if earlier, the date specified by such Person in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality. If, with respect to Sterling, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions in the United Kingdom results in such currency no longer being readily available, freely transferable and convertible into Dollars, a Dollar Equivalent no longer being readily calculable with respect to such currency or such currency becoming impracticable for the Alternative Currency Lenders to lend, then the Agent shall promptly notify the Borrower Representative and the Alternative Currency Lenders, and the Alternative Currency Lenders shall have no obligation to make Loans in such currency until such circumstances cease to exist. Within five (5) Business Days after receipt of such notice, the Borrowers shall repay all Loans denominated in such currency or convert such Loans into the Dollar Equivalent in Dollars as CB Floating Rate Advances.

Article IV.

CONDITIONS PRECEDENT

4.1           Effective Date. This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a)            Loan Documents executed by the Borrower and its Subsidiaries (to the extent constituting Subsidiaries on the Effective Date) to the extent required under Section 6.20, including any Notes executed by the Borrower if requested by a Lender pursuant to Section 2.13 payable to each such requesting Lender.

(b)            Such other documents as any Lender or its counsel may have reasonably requested.

4.2            Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless, and the Closing Date shall occur when, the Borrower has furnished to the Agent:

(a)            A joinder agreement executed by Cash America and its Domestic Subsidiaries to the extent required under Section 6.20, together with an updated Schedule 1 reflecting the addition of such Subsidiary.

(b)            Copies of the articles or certificate of incorporation of each Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in such Loan Party’s jurisdiction of incorporation.

(c)            For each Loan Party, copies of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Loan Party is a party.

(d)            An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

(e)            If applicable and requested by the Agent, (a) written money transfer instructions and (b) an account designation letter in substantially the form of Exhibit D, in each case, addressed to the Agent and signed by an Authorized Officer.

(f)            Original certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(g)            An opinion or opinions (including, if requested by the Agent, opinions of in-house counsel) of counsel for the Loan Parties which are included in the Aggregate Revenue Threshold, dated the date hereof and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each such Loan Party and opinions as to the non-contravention of such Loan Parties’ organizational documents).

(h)            A certificate, in form and substance reasonably satisfactory to the Agent, executed by an Authorized Officer of the Borrower as of the Closing Date stating that the Merger has been consummated in accordance with the Merger Agreement as in effect on April 28, 2016, without (i) any waiver of any condition set forth in the Merger Agreement, and (ii) the occurrence of any event, circumstance, default or breach of a representation that affords the Borrower or its affiliates the ability to terminate the Merger Agreement or their respective obligations thereunder pursuant to the Merger Agreement, in each case to the extent any such waiver or the occurrence of any such event, circumstance, default or breach of a representation is materially adverse to the interests of the Lenders. The Agent shall have received a copy, certified by an officer of the Borrower as true and correct, of the Merger Agreement and all other material documentation with respect to the Merger as originally executed and delivered, together with all exhibits and schedules thereto.

(i)            A Borrowing Notice with respect to the Loans to be made on the Closing Date.

(j)            Evidence that all of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (including Cash America) (other than Indebtedness permitted hereunder) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(k)            Evidence that since December 31, 2015, there shall have been no material adverse effect on the business, assets, financial condition or results of operations of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) Cash America and its Subsidiaries, taken as a whole.

(l)            Evidence that all governmental and third party consents required in connection with the Transactions have been obtained (without material qualification or condition) and are in full force and effect as of the Closing Date.

(m)            Copies of the financial statements referred to in Section 5.4.

(n)            A certificate, in form and substance reasonably satisfactory to the Agent, executed by an Authorized Officer of the Borrower as of the Closing Date stating that, after giving effect to the consummation of the Merger, the Borrower is in pro forma compliance with each of the financial covenants set forth in Section 6.19 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) for the twelve-month period ended as of the most recent month end prior to the Closing Date for which financial statements are available.

(o)            At least five (5) days prior to the Closing Date, documentation and other information requested by the Agent in order to comply with requirements of the ~~PATRIOT~~Patriot Act, applicable “know your customer” and anti-money laundering rules and regulations.

(p)            The Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to this Agreement and the other Loan Documents.

4.3            Each Advance. ~~The~~Subject to Section 1.10 and Section 2.24(II) with respect to any Incremental Term Loans used to finance a Limited Condition Transaction, the Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

(a)            There exists no Default or Unmatured Default.

(b)            At the time of and immediately after giving effect to such Advance, the representations and warranties contained in Article V shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Advance as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(c)            Immediately after giving effect to the making of any Advance or extension of credit (and the application of the proceeds thereof), (i) the sum of the Dollar Equivalent of the aggregate principal amount of outstanding Loans ~~plus~~(other than Incremental Term Loans) plus the Dollar Equivalent of outstanding L/C Obligations shall not exceed the Aggregate Commitment then in effect ~~and~~, (ii) the aggregate principal amount of outstanding Swingline Loans shall not exceed the Swingline Commitment, (iii) the sum of (x) the Dollar Equivalent of the aggregate outstanding amount of all L/C Obligations denominated in Alternative Currencies and (y) the outstanding L/C Obligations shall not, collectively, exceed the Letter of Credit Sublimit~~.~~ , (iv) the Dollar Equivalent of the aggregate outstanding amount of Loans (other than Incremental Term Loans) and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (v) the Alternative Currency Exposure of any Alternative Currency Lender shall not exceed such Alternative Currency Lender’s Alternative Currency Commitment, (vi) no Advance denominated in an Alternative Currency shall be made unless the applicable Borrower is an Alternative Currency Borrower and the funding Lenders are Alternative Currency Lenders, (vii) no Swingline Loan shall be made unless the applicable Borrower is the US Borrower and such Swingline Loan is denominated in Dollars, (viii) each such Advance or Letter of Credit shall be denominated only in an Approved Currency, (ix) notwithstanding anything herein to the contrary, each Incremental Term Loan shall be denominated only in Dollars and shall satisfy the conditions set forth in Section 2.24(II); and (x) no Advance denominated in Dollars shall be made to any UK Borrower (it being understood that the UK Borrowers may only borrow Alternative Currency Loans denominated in Non-USD Approved Currencies from Alternative Currency Lenders in accordance with their respective Alternative Currency Commitments).

(d)            If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.19 shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the L/C Issuer has entered into satisfactory arrangements with the ~~Borrower~~Borrowers or such Defaulting Lender to eliminate the L/C Issuer’s risk with respect to such Defaulting Lender’s L/C Obligations.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower Representative on behalf of the Borrowers that the conditions contained in Sections 4.3(a) ~~and~~, (b) and (c) have been satisfied.

Article V.

REPRESENTATIONS AND WARRANTIES

Commencing on the Closing Date (except for the representations and warranties contained in Sections 5.1, 5.2 and 5.3 with respect to each Loan Party that is party hereto on the Effective Date, which representations and warranties are also made on the Effective Date with respect to such Loan Parties), each Loan Party represents and warrants to the Lenders that (in the case of any Loan Party incorporated under the laws of England and Wales, in respect of Sections 5.1, 5.2, 5.3 and 5.14, subject to the Legal Reservations):

5.1            Existence and Standing. Each of the Loan Parties and their Subsidiaries is (i) a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity), (ii) in good standing under the laws of its jurisdiction of incorporation or organization and (iii) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of clauses (ii) (with respect to any Loan Party other than the ~~Borrower~~Borrowers) and (iii) above, to the extent that the failure to be in good standing or so qualified could reasonably be expected to have a Material Adverse Effect.

5.2            Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and general ~~principals~~principles of equity (regardless of whether the application of such principles is considered in a proceeding at equity or at law). Each Loan Document to which it is a party has been duly executed and delivered on behalf of each Loan Party.

5.3            No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Loan Parties or any of their Subsidiaries in any material respect or (b) the Loan Parties’ or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which any Loan Party or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder (other than such conflict or default which could not otherwise reasonably be expected to result in a Material Adverse Effect), or result in, or require, the creation or imposition of any Lien in, of or on the Property of a Loan Party or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Loan Parties or any of their Subsidiaries, is required to be obtained by the Loan Parties or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents other than any of the foregoing which have been obtained or any of the foregoing which are immaterial to the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole.

5.4            Financial Statements. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries (excluding Cash America and its Subsidiaries) for the fiscal year ended December 31, 2015, together with the related consolidated statements of income or operations, equity and cash flows for the fiscal year ended on such date and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries (excluding Cash America and its Subsidiaries) for the year-to-date period ending on the last day of the quarter that ended March 31, 2016, together with the related consolidated statements of income or operations, equity and cash flows for the year-to-date period ending on such date:

(A)           were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(B)            fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, as applicable, as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby.

5.5            Material Adverse ~~Change~~Effect. Since December 31, 2015, there has been no event, development or circumstance which could reasonably be expected to have a Material Adverse Effect.

5.6            Taxes. Other than as could not be expected to result in a Material Adverse Effect, the Loan Parties and their Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Loan Parties or any of their Subsidiaries, except such taxes, if any, (a) that are not yet delinquent or (b) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.

5.7            Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their Authorized Officers, threatened against or affecting Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans.

5.8            Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date (and, after giving effect to the update required pursuant to Section 4.2(a), as of the Closing Date), setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. As of the Closing Date, all of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9            ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations. Except as would not otherwise be expected to result in a Material Adverse Effect, no Reportable Event has occurred with respect to any Plan, neither ~~the~~any Borrower nor any ERISA Affiliate has withdrawn from any Plan or initiated steps to do so and no steps have been taken to reorganize or terminate any Plan. During the five-year period prior to the date on which this representation is made or deemed made, no Lien imposed under the Code or ERISA in favor of the PBGC or a Plan has arisen. Neither ~~the~~any Borrower nor any ERISA Affiliate is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

5.10          Accuracy of Information. No written information (other than any projections, other forward looking statements and information of a general economic or industry specific nature), exhibit or written report furnished by the Loan Parties or any of their Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading (after giving effect to all supplements and updates thereto from time to time) in light of the circumstances in which the same were made.

5.11          Regulation U. No part of the proceeds of any extension of credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Loan Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 5.4 or delivered pursuant to Section 6.1 and the aggregate value of all “margin stock” owned by the Loan Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

5.12          Material Agreements. Neither any Loan Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.13          Compliance With Laws. The Loan Parties and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property (including, without limitation, (i) all federal and state registrations required by anti-money laundering Laws, (ii) the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), (iii) the provisions of the Brady Act and (iv) the consumer loan provisions of the Texas Finance Code), in each case, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.14          Ownership of Properties. Except as set forth on Schedule 4, on the Closing Date, the Loan Parties and their Subsidiaries will have good title (except for such defects in title as could not reasonably be expected to result in a Material Adverse Effect), free of all Liens other than those permitted by Section 6.15, to all of the Property and assets material to the conduct of the Loan Parties and their Subsidiaries, taken as a whole.

5.15          Plan Assets; Prohibited Transactions. ~~The~~No Borrower is ~~not~~ an entity deemed to hold “plan assets” (within the meaning of 29 C.F.R. 2510.3-101) of an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

5.16          Environmental Matters. The Loan Parties and their Subsidiaries are in compliance with Environmental Laws, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17          Subordinated Indebtedness. The Obligations constitute “senior indebtedness” as such term (or similar term) is defined in any documentation evidencing any Subordinated Indebtedness.

5.18          Insurance. The insurance coverage of the Loan Parties and their Subsidiaries complies with the requirements set forth in Section 6.6.

5.19         Solvency. The Loan Parties, taken as a whole, are Solvent.

5.20         Compliance with FCPA.

Each of the Loan Parties and their Subsidiaries (i) is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., ~~and~~  any foreign counterpart thereto, and all other applicable anti-corruption laws, and (ii) has implemented and maintains in effect policies and procedures reasonably designed to promote compliance, in all material respects, with such laws and applicable Sanctions. None of the Loan Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or its Subsidiary or to any other Person, in each case, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

5.21         Investment Company Act; etc.

No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

5.22         Reserved.

5.23         USA PATRIOT ACT NOTIFICATION; OFAC.

(a)            Each Lender and the Agent (for itself and not on behalf of any other party) hereby notifies the ~~Borrower~~Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the ~~Borrower~~Borrowers and the other Loan Parties, which information includes the name and address of the ~~Borrower~~Borrowers and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the ~~Borrower~~Borrowers and the other Loan Parties in accordance with the Patriot Act.

(b)            Neither the ~~Borrower~~Borrowers nor any of ~~its~~their respective Subsidiaries or, to the knowledge of the ~~Borrower~~Borrowers, any of their respective directors, officers, and Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Loan Parties, their Subsidiaries and, to the knowledge of the ~~Borrower~~Borrowers, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(c)            Neither the Loan Parties nor any of their Subsidiaries or, to the knowledge of the ~~Borrower~~Borrowers, any of their respective Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force, including sanctions administered or enforced from time to time by (A) the U.S. government, including those administered by OFAC and the U.S. Department of State, (B) the United Nations Security Council, (C) the European Union, (D) His Majesty’s Treasury, or (E) other relevant sanctions authority (“Sanctions”); (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by ~~United States or multilateral economic or trade sanctions~~Sanctions currently in force; (iii) is located, organized or resident in a country or territory that is the subject of Sanctions; (iv) is a Prohibited Person; or (~~iv~~v) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, ~~sanctions~~Sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

5.24         Embargoed Person. (a) None of ~~Borrower’s~~Borrowers’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by ~~economic or trade sanctions under US law~~Sanctions, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA ~~PATRIOT~~Patriot Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”)); (b) neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act, (c) no Embargoed Person has any interest of any nature whatsoever in the ~~Borrower~~Borrowers if the result of such interest would be that any Loan would be in violation of law; (d) the ~~Borrower has~~Borrowers have not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (e) neither ~~the~~any Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 5.24, the ~~Borrower~~Borrowers shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

Article VI.

COVENANTS

From the Closing Date (other than Sections 6.3 and 6.4, which shall be from the Effective Date) until the date on which all of the Obligations are Paid in Full, unless the Required Lenders shall otherwise consent in writing:

6.1            Financial Reporting. The Loan Parties will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance in all material respects with generally accepted accounting principles, and furnish to the Agent (for distribution to the Lenders):

(a)            Within ninety (90) days after the close of each of its fiscal years, an audit report (which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) certified by Hein & Associates, LLP or any other independent registered public accounting firm of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related consolidated statements of income, changes in stockholder equity, comprehensive income and cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year.

(b)            Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statement of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(c)            Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with Section 6.19 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(d)            As soon as possible and in any event within ten (10) days after ~~the~~any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower Representative, describing said Reportable Event and the action which the ~~Borrower proposes~~Borrowers propose to take with respect thereto.

(e)            Promptly upon the furnishing thereof to the public shareholders of any Loan Party, copies of all financial statements, reports and proxy statements so furnished.

(f)            Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission.

(g)            As soon as available, but in any event within ninety (90) days after the end of each fiscal year (including the fiscal year ending December 31, 2016), upon request of the Agent, a copy of the detailed annual operating budget or plan including cash flow projections of the Loan Parties and their Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

(h)            Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.1 may be satisfied with respect to financial information of the Loan Parties and their Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the applicable Loan Party filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.1(a), such materials are accompanied by a report and opinion of Hein & Associates, LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.1(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the ~~Borrower posts~~Borrowers post such documents, or provides a link thereto on the ~~Borrower’s~~Borrowers’ website on the Internet; or (ii) on which such documents are posted on the ~~Borrower’s~~Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent). Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

6.2            Use of Proceeds of Senior Credit Facility. The ~~Borrower~~Borrowers will use the proceeds of the Advances under the Senior Credit Facility (a) for the Closing Date Stock Payment, (b) to refinance certain existing Indebtedness of the ~~Borrower~~Borrowers and its Subsidiaries and (c) for general corporate purposes (including acquisition financing and payment of fees and expenses in connection with the Merger). The ~~Borrower~~Borrowers will not, nor will ~~it~~any Borrower permit any Loan Party or Subsidiary to, use any of the proceeds of the Advances ~~to~~  (a) to purchase or carry any “margin stock” (as defined in Regulation U) ~~or~~, (b) other than as set forth in clause (a) of the preceding sentence and with respect to the payment of fees and expenses in connection with the Merger, to finance any portion of the Merger, or (c) in violation of Sanctions and any anti-corruption laws.

6.3            Notices. Promptly after any Authorized Officer of the ~~Borrower~~Borrowers or any other Loan Party obtains actual knowledge thereof, the ~~Borrower~~Borrowers will furnish to the Agent (for distribution to each Lender through the Agent) written notice of the following:

(a)            the occurrence of any Default or Unmatured Default;

(b)           the occurrence of any other development which could reasonably be expected to have a Material Adverse Effect;

(c)            the filing or commencement of any litigation since the Effective Date which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $20,000,000 that would not be covered by insurance; and

(d)            notice of the institution of any investigation, review, proceeding or other inquiry by any Governmental Authority regarding financial or other operational results of the ~~Borrower~~Borrowers or any other Loan Party that could reasonably be expected to have a Material Adverse Effect.

6.4            Conduct of Business. The Loan Parties will, and will cause each Subsidiary to, engage in substantially the business conducted by the ~~Borrower and its~~Borrowers and their respective Subsidiaries on the Effective Date, any consumer finance business and all other businesses reasonably related, complementary or ancillary thereto and reasonable extensions of all of the foregoing and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority in any foreign jurisdiction could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution or asset sale, in each case, otherwise permitted under this Agreement.

6.5            Taxes. The Loan Parties will, and will cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (a) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and (b) where the failure to make payment could not reasonably be expected to have a Material Adverse Effect.

6.6            Insurance. The Loan Parties will, and will cause each Subsidiary to, maintain with reputable national insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of similar financial condition and strength engaged in the same or similar business and owning similar properties in localities where the Loan Parties or their Subsidiaries operate, of such types and in such amounts (it being acknowledged by the Lenders that the Loan Parties and their Subsidiaries may maintain self-insurance which is compatible with the standards set forth herein) as are customarily carried under similar circumstances by such other Persons.

6.7            Compliance with Laws. The Loan Parties will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, (i) all federal and state registrations required by anti-money laundering Laws, (ii) the provisions of the Texas Pawnshop Act (Chapter 371 of the Texas Finance Code), (iii) the provisions of the Brady Act, (iv) the consumer loan provisions of the Texas Finance Code ~~and~~, (v) all Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect~~.~~, and (vi) all Sanctions and anti-corruption laws. The Borrowers will maintain in effect policies and procedures reasonably designed to promote compliance, in all material respects, by the Borrowers, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions, the FCPA and any other applicable anti-corruption laws..

6.8            Maintenance of Properties. The Loan Parties will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9            Inspection. The Loan Parties will, and will cause each Subsidiary to, permit the Agent, by its representatives and agents, upon reasonable prior notice and during normal business hours, to inspect any of the Property, books and financial records of the Loan Parties and each Subsidiary located in the United States, to examine and make copies of the books of accounts and other financial records of the Loan Parties and each Subsidiary located in the United States (other than materials protected by the attorney-client privilege and materials which such Person may not disclose without violation of a confidentiality obligation (so long as such confidentiality obligation was not entered into for the purpose of circumventing the Loan Parties’ obligations hereunder) binding upon it), and to discuss the affairs, finances and accounts of the Loan Parties and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may designate; provided that, excluding any such inspections and examinations during the continuation of a Default, the Agent shall not exercise such rights more often than two times during any calendar year.

6.10         Depository. To the extent permitted by applicable law, the Loan Parties and their Subsidiaries shall maintain their primary domestic deposit account relationships with the Lenders when reasonably convenient.

6.11         Indebtedness. The ~~Borrower~~Borrowers will not, nor will it permit any other Loan Party to, create, incur or suffer to exist any Indebtedness, except for ~~(a)         the Obligations, (~~:

(a)            the Obligations (including, to the extent applicable, any Obligations in respect of any Incremental Term Loans incurred pursuant to, and subject to the terms, conditions and limitations set forth in, Section 2.24(II)),

(b)            ~~b)~~ intercompany Indebtedness representing Investments to the extent permitted by Section 6.14,

(c)             ~~(c)~~ endorsements of negotiable instruments in the ordinary course of business,

(d)            ~~(d)~~ Indebtedness described in Schedule 2 and any Permitted Refinancing thereof,

(e)            ~~(e)~~ Subordinated Indebtedness and Permitted Refinancings thereof; provided that (i) prior to the incurrence thereof, the ~~Borrower has~~Borrowers have delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Subordinated Indebtedness and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19 and (ii) such Indebtedness shall not have any scheduled amortization or mandatory prepayments (other than mandatory prepayments resulting from a change of control) or obligations to repurchase or redeem prior to thirty days after the Maturity Date,

(f)             ~~(f)~~ Guarantees by the ~~Borrower~~Borrowers and the other Loan Parties in respect of Indebtedness of the ~~Borrower~~Borrowers or any other Loan Party permitted under this Section 6.11; provided that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the Subordinated Indebtedness,

(g)            ~~(g)~~ any obligation of the ~~Borrower~~Borrowers or any other Loan Party under Swap Agreements; provided such Swap Agreements are entered into to manage risk and not for speculative purposes,

(h)            ~~(h)~~ Precious Metal Transactions,

(i)             ~~(i)~~ Indebtedness consisting of Capitalized Lease Obligations and purchase money Indebtedness of the ~~Borrower~~Borrowers or any other Loan Party and any Permitted Refinancing thereof in an aggregate principal amount not to exceed the greater of $~~50,000,000~~75,000,000 and two percent (2%) of Consolidated Total Assets at any time outstanding,

(j)            ~~(j)~~ Indebtedness of any Person that becomes a Loan Party (or of any Person not previously a Loan Party that is merged or consolidated with or into a Loan Party) after the ~~Closing~~Tenth Amendment Effective Date as a result of an Investment permitted hereunder and Permitted Refinancings thereof; provided that the aggregate principal amount of all such Indebtedness permitted under this clause (j) shall not exceed $~~40,000,000~~200,000,000 at any time outstanding,

(k)            ~~(k)~~ Indebtedness representing deferred compensation to employees of the ~~Borrower~~Borrowers and other Loan Parties incurred in the ordinary course of business,

(l)            ~~(l)~~ Indebtedness constituting working capital adjustments, purchase price adjustments, non-competes, consulting, deferred compensation, earn-out obligations, contingent consideration, contributions, and similar obligations incurred in connection with any Investment or disposition, in each case, permitted under this Agreement,

(m)           ~~(m)~~ Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts,

(n)            ~~(n)~~ Indebtedness consisting of the financing of insurance premiums,

(o)            ~~(o)~~ Indebtedness incurred by the ~~Borrower~~Borrowers or any other Loan Party in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims,

(p)            ~~(p)~~ Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice,

(q)            ~~(q)~~ Additional Unsecured Senior Debt of the ~~Borrower~~Borrowers or any other Loan Party and Permitted Refinancings thereof; provided that prior to the incurrence thereof, the ~~Borrower has~~Borrowers have delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Additional Unsecured Senior Debt and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19,

(r)             ~~(r)~~ the First Cash Senior Notes (and Permitted Refinancings thereof),

(s)            ~~(s)~~ unsecured Indebtedness in respect of credit card programs incurred in the ordinary course of business,

(t)             ~~(t)~~ current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the ~~Borrower~~Borrowers or a Subsidiary for which sufficient reserves have been established,

(u)            ~~(u)~~ current liabilities for taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid taxes being contested in good faith by the ~~Borrower~~Borrowers or any other Loan Party for which sufficient reserves have been established,

(v)            ~~(v)~~ Indebtedness consisting of seller financing, seller notes and other similar obligations incurred in connection with any Investment permitted under this Agreement; provided that the aggregate principal amount of all such Indebtedness permitted under this clause (v) shall not exceed at any time $~~20,000,000~~50,000,000 and

(w)            ~~(w)~~ additional Indebtedness of the ~~Borrower~~Borrowers and the other Loan Parties in an aggregate principal amount not to exceed at any time $~~150,000,000~~175,000,000 and Permitted Refinancings thereof; provided that prior to the incurrence thereof, the ~~Borrower has~~Borrowers have delivered to the Agent a Compliance Certificate which indicates that, on a pro forma basis after taking into account the incurrence of such Indebtedness and the use of the proceeds thereof, (A) there shall occur no Default or Unmatured Default and (B) the Loan Parties and their Subsidiaries are in pro forma compliance with the financial covenants in Section 6.19.

Notwithstanding the foregoing, the aggregate amount of Indebtedness of Foreign Loan Parties incurred or assumed pursuant to all baskets and permissions set forth in this Section 6.11 (other than Sections 6.11(a), 6.11(d), and 6.11(r)) shall not exceed in the aggregate at any one time outstanding, an amount equal to 20% of Consolidated Total Assets.

6.12         Merger. The Loan Parties will not, nor will they permit any Domestic Subsidiary to, merge or consolidate with or into any other Person, except that ~~(a) a Subsidiary may merge into or consolidate with the Borrower,~~ :

(a)            a Subsidiary may merge into or consolidate with the US Borrower or another Domestic Loan Party (other than Holdings),

(b)            ~~(b)~~ a Subsidiary of the US Borrower may merge or consolidate with another Subsidiary of the US Borrower; provided that (i) if such merger or consolidation involves a Loan Guarantor, ~~the~~a Loan Guarantor shall be the surviving entity, and (ii) if such merger or consolidation involves a Foreign Subsidiary~~, the~~ (including, for the avoidance of doubt, any Foreign Loan Party), a Domestic Subsidiary or a Foreign Loan Party shall be the surviving entity,

(c)            ~~(c)~~ a Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted under Section 6.14 ~~or~~ ;

(d)            ~~(d)~~ a Subsidiary may effect a merger, consolidation or amalgamation to effect a disposition permitted under Section 6.13~~.~~; and

(e)            a Subsidiary may effect a merger, consolidation or amalgamation to effect the Foreign Restructuring.

6.13         Sale of Assets. The Loan Parties will not, nor will they permit any Subsidiary to, lease, sell or otherwise dispose of its Property (other than the Restricted Stock Unit Awards) to any other Person, except for ~~(a) sales of inventory in the ordinary course of business,~~ :

(a)            sales of inventory in the ordinary course of business,

(b)            ~~(b)~~ dispositions of obsolete or worn out property in the ordinary course of business,

(c)            ~~(c)~~ dispositions of property no longer used or useful in the conduct of the business of the Loan Parties and their Subsidiaries,

(d)            ~~(d)~~ dispositions of property to the extent that

(i)	such property is exchanged for credit against the purchase price of similar replacement property or

(ii)	the proceeds of such disposition are promptly applied to the purchase price of such replacement property, ~~(e) transfers or the liquidation of Cash Equivalent Investments,~~

(e)            transfers or the liquidation of Cash Equivalent Investments,

(f)            ~~(f)~~ leases, subleases, non-exclusive licenses or sublicenses (excluding, in each case, Capitalized Leases) of any property (including Intellectual Property) in the ordinary course of business and which do not materially interfere with the business of the Loan Parties and their Subsidiaries,

(g)           ~~(g)~~ dispositions in the ordinary course of business consisting of the abandonment, transfer, assignment, cancellation or other disposition of any Intellectual Property which, in the reasonable good faith determination of the ~~Borrower~~Borrowers is not material to the conduct of the business of Loan Parties and their Subsidiaries, taken as a whole,

(h)            ~~(h)~~ transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the condemnation or casualty proceeds thereof,

(i)            ~~(i)~~ dispositions of assets by a Loan Party or a Subsidiary to a Loan Party or a Subsidiary, including in connection with the liquidation or dissolution of such Subsidiary; provided that:

(x)            if such disposition is made by a Loan Party to a non-Loan Party, such disposition shall be considered an Investment under Section 6.14 and

(y)           if such disposition is made by a Loan Party to a non-Loan Party in connection with the Foreign Restructuring, such disposition shall not count against the investment basket under Section 6.14(f) but shall rather be considered an Investment permitted under Section 6.14(q),

(j)            ~~(j)~~ assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease,

(k)            ~~(k)~~ leases, sales or other dispositions of its Property that, together with all other Property of the Loan Parties and their Subsidiaries previously leased, sold or disposed of pursuant to this Section 6.13(k) during the twelve (12) month period ending with the month in which any such lease, sale or other disposition is scheduled to occur, would not reduce Consolidated EBITDA for the trailing twelve (12) month period by more than ten percent (10%) on a pro forma basis,

(l)            ~~(l)~~ sales, transfers or other dispositions set forth on Schedule 6,

(m)           ~~(m)~~ termination of a lease or sublease of real or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to have a Material Adverse Effect and does not result from an obligor’s default,

(n)            ~~(n)~~ voluntary termination of any Swap Agreement,

(o)            ~~(o)~~ the expiration of any contract, contract right or other agreement in accordance with its terms,

(p)            ~~(p)~~ the sale or issuance of any Equity Interests by the Loan Parties not constituting a Change in Control,

(q)            ~~(q)~~ the sale or issuance of any Equity Interests of a Subsidiary of the Loan Parties to a Loan Party or another Subsidiary,

(r)            ~~(r)~~ dispositions of accounts receivable in connection with the collection or compromise thereof,

(s)            ~~(s)~~

(i)            sales, transfers and other dispositions of Investments in joint ventures permitted under Section 6.14 to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or

(ii)           the winding down or dissolution of joint ventures permitted under Section 6.14,

(t)            ~~(t)~~ sale-leaseback transactions involving Property of the Loan Parties and their Subsidiaries,

(u)            ~~(u)~~ an assignment of an account to an insurance company providing credit insurance to a Loan Party or any of its Subsidiaries for purposes of collecting insurance proceeds,

(v)            ~~(v)~~ the granting of Liens permitted under Section 6.15,

(w)            ~~(w)~~ a merger, dissolution, liquidation or consolidation, the purpose of which is to substantially concurrently effect a disposition or merger permitted by Section 6.12 (excluding Section 6.12(d)),

(x)            ~~(x)~~ the Enova Disposition,

(y)            ~~(y)~~ any disposition of Precious Metal under a Precious Metal Transaction in the ordinary course of business, and

(z)            ~~(z)~~ sales of accounts receivable, or participations therein, and related assets in connection with a Permitted Receivables Financing.

Notwithstanding the foregoing, the aggregate amount of sales, transfers or other dispositions made by Domestic Loan Parties to Foreign Loan Parties (other than UK Loan Parties) pursuant to all baskets and permissions set forth in this Section 6.13 (other than (x) Section 6.13(l) and (y) any sales, transfer or other dispositions made on an arm’s length basis for cash and Cash Equivalent Investments received by Domestic Loan Parties) shall not exceed in the aggregate an amount equal to 20% of Consolidated Total Assets.

6.14            Investments and Acquisitions. The Loan Parties will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments except for:

(a)            ~~(a)~~ Cash and Cash Equivalent Investments,

(b)            ~~(b)~~ Investments in existence on the ~~Closing~~Tenth Amendment Effective Date set forth on Schedule 5 and any modification, replacement, renewal, reinvestment or extension thereof (to the extent not representing an increase in the aggregate amount of such Investment unless otherwise permitted hereunder),

(c)            ~~(c)~~ any Acquisition for which the aggregate purchase price therefor does not exceed twenty-five percent (25%) of Consolidated Net Worth ~~as reflected on the Loan Parties’ most recently submitted Compliance Certificate~~; provided, after giving pro forma effect to such Acquisition, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19,

(d)            ~~(d)~~ Investments by Loan Parties in other Loan Parties, ~~(e) Investments by Persons that are not Loan Parties in Persons that are not Loan Parties,~~

(e)            Investments by Persons that are not Loan Parties in Persons that are not Loan Parties,

(f)            ~~(f)~~ Investments made by Loan Parties ~~from and after the Closing Date in~~in Subsidiaries that are not Loan Parties ~~in an~~that: (x) were permitted under this Section 6.14(f) as in effect immediately prior to the Tenth Amendment Effective Date and were consummated prior to the Tenth Amendment Effective Date; (y) the acquisition of 100% of the Equity Interests of Ramsdens Holdings PLC, a company incorporated in England and Wales, and its Subsidiaries by Chess Bidco and (z) are consummated following the Tenth Amendment Effective Date; provided, that from and after the Tenth Amendment Effective Date, the aggregate amount ~~not to~~of Investments permitted pursuant to the foregoing subclause (f)(z) shall not exceed the greater of $350,000,000 and twenty-five percent (25%) of Consolidated Net Worth ~~as reflected on the Loan Parties’ most recently submitted Compliance Certificate~~; provided, further, that after giving pro forma effect to any such Investment under this clause (f), (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19,

(g)            ~~(g)~~ Investments by Subsidiaries that are not Loan Parties in Loan Parties,

(h)            ~~(h)~~ Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment,

(i)            ~~(i)~~ Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit,

(j)            ~~(j)~~ advances of payroll payments to employees in the ordinary course of business,

(k)            ~~(k)~~ Investments in Swap Agreements,

(l)            ~~(l)~~ Investments constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business of the Loan Parties and their Subsidiaries,

(m)            ~~(m)~~ deposits of cash made in the ordinary course of business to secure performance of operating leases,

(n)            ~~(n)~~ Investments held by any Person who is acquired after the Closing Date pursuant to an Investment permitted hereunder, to the extent that such Investments were not made in contemplation of, or in connection with, such Investment and were in existence on the date of such Investment,

(o)            ~~(o)~~ a Subsidiary of the Loan Parties may be established or created (but not capitalized unless otherwise permitted under this Section 6.14),

(p)            ~~(p)~~ pawn transactions, pawn loans and other consumer loans or participations therein in the ordinary course of the day to day business of the Loan Parties and their Subsidiaries,

(q)            ~~(q)~~ Investments necessary to consummate any Foreign Restructuring consisting of the contribution of the stock of a Foreign Subsidiary to another Foreign Subsidiary,

(r)            ~~(r)~~ Investments (other than Investments in Loan Parties or their Subsidiaries) permitted pursuant to Section 6.11(c), 6.11(o) and 6.11(p),

(s)            ~~(s)~~ promissory notes and other non-cash consideration received in connection with dispositions permitted by Section 6.13,

(t)            ~~(t)~~ Investments and other acquisitions to the extent that payment for such Investments is made solely with Equity Interests of the Loan Parties that are not Disqualified Equity Interests,

(u)            ~~(u)~~ to the extent constituting an Investment, CSO Obligations,

(v)            ~~(v)~~ Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing or any repurchases in connection therewith,

(w)            ~~(w)~~ Investments in Precious Metal in the ordinary course of business under or in accordance with a Precious Metal Transaction, and

(x)            ~~(x)~~ other Investments in an aggregate amount not to exceed the greater of $~~25,000,000~~50,000,000 and ~~one~~two percent (~~1.0~~2.0%) of Consolidated Total Assets.

Notwithstanding the foregoing, the aggregate amount of Investments made by:

(i)             Loan Parties in or to non-Loan Party Subsidiaries (excluding, for the avoidance of doubt, any acquisitions of entities that become Loan Parties) set forth in this Section 6.14 (other than Section 6.14(b) and Section 6.14(f)(y)) shall not exceed in the aggregate an amount equal to 17.5% of Consolidated Total Assets; and

(ii)            Domestic Loan Parties in or to Foreign Loan Parties (including, for the avoidance of doubt, any acquisitions of entities that become Foreign Loan Parties) set forth in this Section 6.14 (other than Section 6.14(b) and Section 6.14(f)(y)) shall not exceed in the aggregate an amount equal to 20% of Consolidated Total Assets.

6.15          Liens. The ~~Borrower~~Borrowers will not, nor will it permit any other Loan Party to, create, incur, or suffer to exist any Lien in, of or on the Property of the ~~Borrower~~Borrowers or any other Loan Party (other than the Restricted Stock Unit Awards), except:

(a)            Liens for taxes, assessments or governmental charges or levies on its Property which are not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)            Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, repairmen, workman and materialmen and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or for amounts that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts;

(c)            Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)            easements, servitudes, rights of way, covenants, licenses, protrusions, zoning and other restrictions, encroachments, and other minor defects or irregularities in title or other similar encumbrances, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries;

(e)             Liens existing on the ~~Closing~~Tenth Amendment Effective Date and described in Schedule 2 and any modifications, replacements, renewals or extensions thereof; provided that (x) no such Lien extends to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien, and (y) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 6.11;

(f)             Liens in favor of the Agent, for the benefit of the Lenders;

(g)            Liens incurred in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(h)            Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 2); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(i)              Liens arising out of judgments or awards not resulting in a Default;

(j)             Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party in the ordinary course of its business and covering only the assets so leased, licensed or subleased.

(k)            Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease.

(l)             Liens in favor of the Agent or L/C Issuer to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(m)            Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, or (ii) relating to pooled deposit or sweep accounts of the ~~Borrower~~Borrowers or any other Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Loan Parties and their Subsidiaries;

(n)            Liens (i) of a collection bank arising under Section 4-210 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(o)            Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Loan Party, in each case, after the date hereof; provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Loan Party), (ii) the Indebtedness secured thereby is permitted under Section 6.11 and (iii) such Lien is not created in connection with such Acquisition;

(p)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q)            Liens securing Indebtedness permitted pursuant to Section 6.11(i); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; provided, further, that individual financings otherwise permitted to be secured pursuant to Section 6.11(i) provided by one Person (or its affiliates) may be cross collateralized to other such financings permitted to be secured by Section 6.11(i) provided by such Person (or its affiliates);

(r)             Liens (i) solely on any cash earnest money deposits made by the ~~Borrower~~Borrowers or any other Loan Party in connection with any letter of intent or purchase agreement permitted hereunder or (ii) consisting of an agreement to consummate a transaction permitted by Section 6.13;

(s)             restrictions resulting from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case, which do not and will not interfere with or affect in any material respect the use, value or operations of any real estate asset of the Loan Parties or the ordinary conduct of the business of the Loan Parties;

(t)             purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(u)            leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to other Persons (including with respect to Intellectual Property) by the ~~Borrower~~Borrowers or any other Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the ~~Borrower~~Borrowers or any such Loan Party and not constituting a disposition of all substantial rights in any Intellectual Property;

(v)            [reserved];

(w)           Liens on the Equity Interests in joint ventures held by the ~~Borrower~~Borrowers or any other Loan Party securing obligations of such joint ventures;

(x)            options, put and call arrangements, rights of first refusal and similar rights to Investments in joint ventures, partnerships or other similar Investments permitted to be made under Section 6.14;

(y)            Liens securing Indebtedness permitted pursuant to Section 6.11(w); and

(z)            Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing.

Notwithstanding anything to the contrary contained herein, (i) in no event shall Holdings cause the Equity Interests of ~~the~~a Borrower owned by Holdings to be subject to a Lien (other than a Lien in favor of the Agent) securing debt for borrowed money and (ii) Liens on assets of Foreign Loan Parties created pursuant to this Section 6.15 shall not secure Indebtedness in the aggregate at any one time outstanding, in an amount in excess of 10% of Consolidated Total Assets.

6.16            Negative Pledges. Except with respect to any Additional Unsecured Senior Debt, Subordinated Indebtedness, the First Cash Senior Notes ~~and~~, any Indebtedness permitted under Section 6.11(w) (and any Permitted Refinancings thereof) and any Incremental Term Loan Facility, neither the ~~Borrower~~Borrowers nor any other Loan Party will enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired, except with respect to:

(a)            ~~(a)~~ specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a disposition permitted under Section 6.13,

(b)            ~~(b)~~ restrictions that (i) are included in a contractual obligation entered into in connection with a disposition permitted pursuant to Section 6.13 (or in connection with the payment in full of the Obligations) and (ii) relate only to assets subject to such asset sale,

(c)            ~~(c)~~ restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses and other contracts entered into in the ordinary course of business,

(d)            ~~(d)~~ provisions in customary joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder,

(e)            ~~(e)~~ restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

(f)            ~~(f)~~ restrictions or conditions related to secured Indebtedness otherwise permitted to be incurred under Section 6.11(i) or Section 6.11(j) that limit the right of the obligor to dispose of the assets securing such Indebtedness or if such restrictions or conditions apply only to the Person obligated under such Indebtedness or the property or assets ~~intended to secure~~securing such Indebtedness,

(g)            ~~(g)~~ customary restrictions pursuant to the terms of a Permitted Receivables Financing, and

(h)            ~~(h)~~ any encumbrances or restrictions of the types referred to in clauses (a) through (g) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the ~~Borrower~~Borrowers, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.17            Affiliates. The Loan Parties will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except:

(a)            ~~(a)~~ in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than such Loan Party or such Subsidiary would obtain in a comparable arm’s length transaction,

(b)            ~~(b)~~ issuances of Equity Interests by the Loan Parties not constituting a Change in Control,

(c)            ~~(c)~~ employment and severance arrangements between the Loan Parties and their Subsidiaries and their respective officers and employees in the ordinary course of business,

(d)            ~~(d)~~ the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Loan Parties and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Loan Parties and the Subsidiaries,

(e)            ~~(e)~~ dividends or distributions by the Loan Parties or their Subsidiaries, ~~(f) transactions among the Loan Parties, (~~

(f)            transactions among the Loan Parties; provided that, this Section 6.17(f) shall be subject, in all respects, to the limitations set forth in the final paragraphs of Sections 6.11, 6.14, 6.15 and 6.21.

(g)            ~~g)~~ transactions among the Loan Parties and their Subsidiaries expressly permitted by this Agreement and

(h)            ~~(h)~~ sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing.

6.18          Non-Loan Party Transactions. Other than as set forth in this Agreement ~~and~~, the First Cash Senior Notes (and any Permitted Refinancings thereof) and any Indebtedness permitted under Section 6.11(j) (and any Permitted Refinancings thereof), or to the extent required by applicable law, the Loan Parties will not permit any non-Loan Party Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends, or other distributions to any Loan Party in respect of such Subsidiary’s Equity Interests owned by such Loan Party, or (b) pay or repay any intercompany loans, royalties or management fees owing by such Subsidiary to any Loan Party, other than restrictions:

(i)            ~~(i)~~ by reason of customary provisions restricting assignments or other transfers contained in licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(ii)            ~~(ii)~~ that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to, any property, assets and/or Equity Interests not otherwise prohibited under this Agreement;

(iii)            ~~(iii)~~ that are binding on such Person at the time such Person first becomes a Subsidiary of a Loan Party, so long as such restrictions were not entered into in contemplation of such Person becoming a Subsidiary of a Loan Party;

(iv)            ~~(iv)~~ arising in connection with a disposition permitted pursuant to Section 6.13 and related only the assets and/or Equity Interests subject to such disposition;

(v)            ~~(v)~~ customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements (including equivalent foreign organizational governance documents) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person;

(vi)            ~~(vi)~~ constituting restricted payment and investment covenants contained in any documentation with respect to Indebtedness incurred by a non-Loan Party Subsidiary that are, taken as a whole and in the good faith judgment of the ~~Borrower~~Borrowers, no more restrictive with respect to such non-Loan Party Subsidiary than customary market terms for Indebtedness of such type; and

(vii)            ~~(vii)~~ any encumbrances or restrictions of the types referred to in sub-clauses (i) through (vi) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the ~~Borrower~~Borrowers, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.19          Financial Covenants. The parties hereto acknowledge and agree that, with respect to compliance with the financial covenants set forth in this Section 6.19 and all calculations made in determining such compliance for any applicable period, all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) for purposes of such compliance: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a disposition of all or substantially all Equity Interests in any Subsidiary of the Loan Parties or any division used for operations of the Loan Parties or any of its Subsidiaries, shall be excluded, and (B) in the case of an Acquisition, Investment or other Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Loan Parties or any of their Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such compliance calculation solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the ~~Borrower~~Borrowers in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Loan Parties and their Subsidiaries, (3) factually supportable and (4) are determined in accordance with Article 11, Regulations S-X of the Securities Act of 1933.

(a)            Fixed Charge Coverage Ratio. The ~~Borrower~~Borrowers will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.25 to 1.00.

(b)            Leverage Ratio. The ~~Borrower~~Borrowers will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, ~~(i) for each of the fiscal quarters ending June 30, 2025, September 30, 2025, and December 31, 2025, to be greater than 3.75 to 1.00, (ii) for each of the fiscal quarters ending March 31, 2026, June 30, 2026, September 30, 2026, and December 31, 2026, to be greater than 3.50 to 1.00 and (iii) thereafter, to be greater than 3.25 to 1.00.~~ to be greater than 3.50 to 1.00; provided that, the Borrower Representative shall have the option, following the consummation of a Material Acquisition or Investment and upon receipt of written notice from the US Borrower to the Agent, to increase the maximum Leverage Ratio permitted under this Section 6.19(b) by 0.50 to 1.00 above the then-currently applicable ratio for the four (4) consecutive fiscal quarters ending after the consummation of such Material Acquisition or Investment (such foregoing-described reset option, the “Leverage Ratio Financial Covenant Reset Option”); provided, further, that the Borrower Representative may exercise the Leverage Ratio Financial Covenant Reset Option no more than two (2) times during the remaining tenor of this Agreement as of the Tenth Amendment Effective Date.

6.20          Subsidiaries as Guarantors. If, at any time, the aggregate revenue or assets (on a non-consolidated basis) of Holdings, the ~~Borrower~~Borrowers and those Subsidiaries that are then Loan Guarantors are less than the Aggregate Revenue Threshold, and at any time as so elected by the Borrower Representative in its sole discretion, the Borrower Representative shall cause one or more other Domestic Subsidiaries to become additional Loan Guarantors in accordance with this Section 6.20, within thirty (30) days (which date may be extended by the Agent in its reasonable discretion) after such revenues or assets become less than the Aggregate Revenue Threshold so that after including the revenue and assets of any such additional Loan Guarantors, the aggregate revenue and assets (on a non-consolidated basis) of Holdings, the ~~Borrower~~Borrowers and all such Loan Guarantors would equal or exceed the Aggregate Revenue Threshold (or, if at the election of the Borrower Representative, within any timeframe selected by the Borrower Representative). The Borrower Representative shall cause each such Domestic Subsidiary required to become a Loan Guarantor as provided in the immediately preceding sentence to become a Loan Guarantor by executing and delivering to the Agent a Joinder Agreement. For the avoidance of doubt, HTL shall be a Loan Guarantor as of the Tenth Amendment Effective Date. No Foreign Subsidiary shall become a Borrower, Loan Guarantor or other Loan Party after the Tenth Amendment Effective Date unless (i) such Foreign Subsidiary is organized in an Approved Jurisdiction, and (ii) such Foreign Subsidiary has delivered the joinder documentation, organizational documents, authorizing resolutions, tax forms, legal opinions, and other documentation required under Section 1.9 or otherwise reasonably required by the Agent.

6.21          Restricted Payments. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except

(a)            ~~(a)~~ to make dividends payable solely in the same class of Equity Interests of such Person,

(b)            ~~(b)~~ to make dividends or other distributions payable to the Loan Parties (directly or indirectly through its Subsidiaries)~~,~~ ;

(c)            ~~(c)~~ dividends or other distributions payable by a non-Loan Party to another non-Loan Party,

(d)            ~~(d)~~ (i) regularly scheduled interest payments on Subordinated Indebtedness of any Loan Party and (ii) payments and/or prepayments of principal and related premiums or fees on Subordinated Indebtedness of any Loan Party so long as, after giving effect to such payment or prepayment described in the foregoing subclauses (i) and (ii), on a pro forma basis, (x) no Default ~~of~~or Unmatured Default has occurred and is continuing or would result therefrom and (y) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19, ~~(e) distributions or payments of Receivables Fees and~~

(e)            distributions or payments of Receivables Fees, and

(f)            ~~(f)~~ repurchases of Equity Interests of the Loan Parties and cash dividends by the Loan Parties; provided, that after giving effect to such repurchase on a pro forma basis, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19~~; provided, further, that (A) if the Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to 3.25 to 1.00, but is less than 3.50 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be limited to 50% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended), (B) if the Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to 3.00 to 1.00, but is less than 3.25 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be limited to 75% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended) and (C) if the Leverage Ratio, determined as of the end of any fiscal quarter, is less than 3.00 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be unlimited; provided, finally, that, notwithstanding the foregoing or anything else herein to the contrary, if the Leverage Ratio, determined as of the end of any fiscal quarter occurring during the fiscal years ending December 31, 2025 and December 31, 2026, is greater than or equal to 3.50 to 1.00, then repurchases of Equity Interests of the Loan Parties pursuant to this clause (f) shall not be permitted in any event for the then-remaining portion of the period from and including the Ninth Amendment Effective Date through and including December 31, 2026.~~ .

Notwithstanding the foregoing and anything else herein to the contrary, the aggregate amount of Restricted Payments made by Domestic Loan Parties to Foreign Loan Parties pursuant to all baskets and permissions set forth in this Section 6.21 shall not exceed in the aggregate an amount equal to 20% of Consolidated Total Assets.

6.22          Corporate Changes. No Loan Party will, nor will it permit any of its Subsidiaries to:

(a)            change its fiscal year (other than to align such Loan Party’s or such Subsidiary’s fiscal year with the fiscal year of Holdings),

(b)            ~~. No Loan Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year, (b)~~ amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders, or

(c)            ~~(c)~~ change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the Lenders, in each case, without the prior written consent of the Required Lenders.

6.23           Books and Records. The Loan Parties shall, and will cause each Subsidiary to, keep proper books, records and accounts in which true and correct entries in all material respects shall be recorded.

6.24           Public/Private Designation. The Loan Parties shall, and will cause each Subsidiary to, cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Loan Parties to the Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

Article VII.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default; provided, however, other than with respect to the representations and warranties and covenants that are expressly applicable as of the Effective Date, the occurrence of the following events shall only constitute a Default to the extent they occur after the Closing Date:

7.1            Misrepresentations. Any representation or warranty made or deemed made by or on behalf of the Loan Parties or any of their Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2            Nonpayment of Obligations.

(a)            Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any ~~commitment fee~~Commitment Fee or other obligations (except Reimbursement Obligations) under any of the Loan Documents within three (3) Business Days after the same becomes due.

(b)            Nonpayment of any Reimbursement Obligation within three (3) Business Days after L/C Issuer’s written demand.

7.3            Breach of Covenants.

(a)            Breach of Article VI Covenants. The breach by any Loan Party of any of the terms or provisions of subsections 6.1(a), 6.1(b), 6.1(c), Section 6.2, subsections 6.3(a), 6.3(b), Sections 6.4 (solely as such covenant relates to ~~the~~each Borrower in respect of maintenance of its valid existence and good standing in its jurisdiction of domicile) or 6.11 - 6.22 (but only to the extent that the failure to perform or observe the covenants in Section 6.11, 6.14 and 6.15 involves an aggregate (taking into account the amount of all such breaches) in excess of $20,000,000).

(b)            Breach of Other Covenants. The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document, including, without limitation, the failure to perform or observe the covenants in Sections 6.11, 6.14 and 6.15 involving an aggregate (taking into account the amount of all such breaches) amount equal to or less than $20,000,000; provided, with respect to this clause (b) only, such breach or failure to comply is not cured (to the extent capable of being cured) within thirty (30) days of its occurrence.

7.4            Bankruptcy Default. (i) A Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts~~,~~ (other than in connection with the Foreign Restructuring or any other dissolution or other transaction permitted hereunder), or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due.

7.5            [Reserved].

7.6            Other Indebtedness. Any Loan Party or any of its Subsidiaries shall be in default in respect of any Indebtedness (other than the Obligations) having a principal amount in excess of $~~30,000,000~~50,000,000, after taking into account all applicable requirements of notice, grace and cure; provided, that this Section 7.6 shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer and the repayment of such Indebtedness is permitted hereunder and under the documents providing for such Indebtedness or (y) termination events or similar events occurring under any Swap Agreement unless such Loan Party or such Subsidiary has failed to make any payment required as a result of any such termination or similar event~~; provided, further that, notwithstanding the foregoing, the occurrence of any acceleration or demand for acceleration, repayment, redemption or repurchase of or any default or event of default under the 2018 Cash America Notes or the related indenture, to the extent proximately caused by the Enova Disposition, shall not result in a Default or an Unmatured Default pursuant to this Section 7.6.~~.

7.7            [Reserved].

7.8            [Reserved].

7.9            Invalidity of Guaranty. Except (i) in accordance with its terms, (ii) pursuant to any disposition permitted under this Agreement or (iii) in connection with the payment in full of the Obligations, and (in respect of any Loan Party incorporated under the laws of England and Wales) subject to the Legal Reservations, any Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by any Loan Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Guaranty, or any Loan Guarantor shall deny in writing that it has any additional or further liability under any Loan Guaranty to which it is a party, or shall give notice to such effect.

7.10           Change in Control. A Change in Control occurs.

7.11           Judgment Default. (i) One or more judgments or decrees shall be entered against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) involving in the aggregate a liability (to the extent not covered by insurance) of $~~30,000,000 or~~50,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within the earlier of (A) ten (10) Business Days from the entry thereof or (B) the expiration of the period during which an appeal of such judgment or decree is permitted or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Loan Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect.

7.12          ERISA Default. The occurrence of any of the following: (i) a Lien in favor of the PBGC or a Plan that is reasonably expected to result in material liability to a Loan Party or Subsidiary shall arise on the assets of a Loan Party or any Subsidiary of a Loan Party, (ii) a Reportable Event shall occur with respect to any Plan that is reasonably expected to result in material liability to a Loan Party or Subsidiary of a Loan Party, (iii) proceedings for the termination of, or the appointment of a trustee to administer, any Plan shall be instituted by the PBGC if such proceedings are reasonably expected to result in liability to a Loan Party or any Subsidiary of a Loan Party, or (iv) a Loan Party or any Subsidiary of a Loan Party shall incur any liability that could be reasonably expected to result in a Material Adverse Effect in connection with a complete or partial withdrawal from, or the “insolvency” (within the meaning of Section 4245 of ERISA) or “reorganization” (within the meaning of Section 4241 of ERISA) of, any Multiemployer Plan.

7.13          [Reserved].

7.14          [Reserved].

7.15          Reviews and/or Fines. (i) The final and non-appealable results of any investigation, review or proceeding instituted against the ~~Borrower~~Borrowers or any Loan Party by a Governmental Authority or (ii) the levy of any final and non-appealable fine against the ~~Borrower~~Borrowers or any Loan Party in connection therewith, in the case of (i) or (ii) that could reasonably be expected to have a Material Adverse Effect.

Article VIII.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1            Acceleration. If any Default described in Section 7.4 occurs with respect to any Loan Party or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable, and the obligation of the Borrowers to secure the L/C Obligations with Cash Collateral as described in the last sentence of this Section 8.1 shall automatically become effective, in each case without any election or action ~~in~~on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Loan Parties hereby expressly waive. In addition, if any Default occurs, the L/C Issuer may declare the obligation to make L/C Credit Extensions to be suspended and/or terminated and, further, require the ~~Borrower~~Borrowers to secure the L/C Obligations with Cash Collateral, in an amount equal to the Outstanding Amount of the L/C Obligations.

8.2            Amendments.

Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the ~~Borrower~~Borrowers and the Required Lenders or, with respect to matters affecting only the Alternative Currency Commitments, Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies and not adversely affecting the rights or obligations of any Lender that is not an Alternative Currency Lender, the Required Alternative Currency Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders or the Required Alternative Currency Lenders, as applicable; provided that no such agreement shall (i) increase the Commitment of any Lender or the Alternative Currency Commitment of any Alternative Currency Lender without the written consent of such Lender or Alternative Currency Lender, as applicable (it being understood that a waiver of any condition precedent set forth in Section 4.3 or the waiver of any Default or mandatory prepayment shall not constitute an extension or increase of any Commitment or Alternative Currency Commitment of any Lender), (ii) reduce the principal amount of any Loan or L/C Borrowing or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, including each Alternative Currency Lender directly and adversely affected thereby with respect to any Alternative Currency Loan, Alternative Currency Commitment or L/C Obligation denominated in an Alternative Currency, (iii) postpone the maturity of any Loan, or the reimbursement date with respect to any L/C Borrowing, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or Alternative Currency Commitment, without the written consent of each Lender directly and adversely affected thereby, including each Alternative Currency Lender directly and adversely affected thereby with respect to any Alternative Currency Loan, Alternative Currency Commitment or L/C Obligation denominated in an Alternative Currency, (iv) change any of the provisions of this Section without the written consent of each Lender or, with respect to any provision applicable only to Alternative Currency Commitments, Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies, each Alternative Currency Lender, (v) change the percentage set forth in the definition of “Required Lenders” or “Required Alternative Currency Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders or Alternative Currency Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender~~,~~ or each Alternative Currency Lender, as applicable, (vi) release all or substantially all the value of the Guarantees under the Loan Guaranty (except as expressly provided in this Agreement or any other Loan Document) without the written consent of each Lender, (vii) subordinate the Loans to any other Indebtedness without the consent of each Lender, (viii) [Reserved] or (ix) amend, modify or waive the pro rata sharing of payments or the pro rata reduction of Commitments by and among the Lenders or the pro rata sharing of payments or pro rata reduction of Alternative Currency Commitments by and among the Alternative Currency Lenders without the written consent of each Lender or Alternative Currency Lender directly and adversely affected thereby. So long as the foregoing described rights are not affected, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, or the Required Alternative Currency Lenders with respect to matters affecting only the Alternative Currency Commitments, Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies and not adversely affecting the rights or obligations of any Lender that is not an Alternative Currency Lender, the Agent and the ~~Borrower~~Borrowers (i) to add one or more additional credit facilities or subfacilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities or subfacilities in any determination of the Required Lenders or Required Alternative Currency Lenders, as applicable, on substantially the same basis as the Lenders prior to such inclusion.

Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the L/C Issuer shall be effective without the written consent of the L/C Issuer. The Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of any other party to this Agreement.

Notwithstanding any of the foregoing to the contrary, the consent of the ~~Borrower~~Borrowers and the other Loan Parties shall not be required for any amendment, modification or waiver of the provisions of Article X which do not, in any way, adversely affect the ~~Borrower~~Borrowers or any other Loan Party.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code in Title 11 of the United States Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders or, with respect to matters affecting only the Alternative Currency Commitments, Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies, the Required Alternative Currency Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment or Alternative Currency Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders or, with respect to Alternative Currency Commitments, Alternative Currency Loans or L/C Obligations denominated in Alternative Currencies, more than the other Alternative Currency Lenders.

Notwithstanding any of the foregoing to the contrary, (x) the Agent and the ~~Borrower~~Borrowers may, without the consent of any Lender, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (in the reasonable good faith determination of the Agent) ~~and~~, (y) the Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.6(~~b~~c) in accordance with the terms of Section 3.6(~~b).~~ c), (z) the Agent may enter into Incremental Term Loan Amendments in accordance with Section 2.24(II) and (aa) the Agent and the Borrower Representative may, without the consent of any other Lender or any other Loan Party, amend this Agreement and the other Loan Documents to establish an EEA Sub-Tranche in accordance with Section 1.9(e).

8.3            Preservation of Rights. No delay or omission of the Lenders or the Agent or the L/C Issuer to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the ~~Borrower~~Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations (including the L/C Obligations) have been Paid in Full.

Article IX.

GENERAL PROVISIONS

9.1            Survival of Representations. All representations and warranties of the Loan Parties contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2            Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the ~~Borrower~~Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3            Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4            Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof.

9.5            Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.6            Expenses; Indemnification.

 (a)           The ~~Borrower~~Borrowers shall reimburse the Agent for any out-of-pocket expenses (including reasonable attorneys’ fees and expenses of one outside counsel to the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The ~~Borrower~~Borrowers also ~~agrees~~agree to reimburse the Agent and the Lenders for any out-of-pocket expenses (including reasonable attorneys’ fees and expenses) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents after a Default (including, without limitation, reasonable fees of (x) a single external legal counsel (and appropriate local counsel) for the Agent, (y) a single external legal counsel (and appropriate local counsel) for the Lenders and (z) to the extent a Lender determines, after consultation with legal counsel, that an actual or potential conflict may require use of separate counsel by such Lender, separate legal counsel for such Lender, but excluding in each case salaries of the Agent’s or such Lender’s regularly employed personnel and overhead). ~~The~~Each Borrower acknowledges that from time to time Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the ~~Borrower’s~~Borrowers’ assets for internal use by the Agent from information furnished to it by or on behalf of the ~~Borrower~~Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement.

(b)            ~~The~~Each Borrower hereby further agrees to indemnify the Agent and each Lender and each Related Party of any of the foregoing Persons (collectively, each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender or Related Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (but limited, in the case of legal fees and expenses, to one counsel to the Indemnitees, taken as a whole and, solely in the case of a conflict of interest, one additional counsel to the affected Indemnitees, taken as a whole and if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Indemnitees, taken as a whole and, solely in the case of a conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole) except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification (IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNITEE BE INDEMNIFIED AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE). This Section 9.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The obligations of the ~~Borrower~~Borrowers under this Section 9.6 shall survive the termination of this Agreement.

9.7            ~~Numbers of Documents~~[Reserved]~~. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.~~

.

9.8            [Reserved].

9.9            Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10          Nonliability of Lenders. The relationship between the ~~Borrower~~Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the ~~Borrower~~Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the ~~Borrower~~Borrowers to review or inform the ~~Borrower~~Borrowers of any matter in connection with any phase of the ~~Borrower’s~~Borrowers’ business or operations. ~~The~~Each Borrower agrees that neither the Agent nor any Lender shall have liability to the ~~Borrower~~Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the ~~Borrower~~Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No party to this Agreement shall have any liability with respect to, and each such party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any other party hereto in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that nothing contained in this sentence shall limit the ~~Borrower’s~~Borrowers’ indemnification obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

9.11          Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the ~~Borrower~~Borrowers pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, including all directors, officers, employees, agents and advisors of such Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices), (b) to legal counsel, accountants, and other professional advisors to such Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices), (c) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to a Transferee or prospective Transferee, (d) to regulatory officials, (e) to any Person as requested pursuant to or as required by law, regulation, or legal process, (f) in connection with the exercise of any remedies hereunder or under any Loan Document or any other action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) to (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the ~~Borrower~~Borrowers and its obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) permitted by Section 12.4; (i) to any other party hereto; and (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the ~~Borrower~~Borrowers; provided, unless specifically prohibited by applicable law or court order, the Agent, the L/C Issuer and each Lender shall make reasonable efforts to notify the ~~Borrower~~Borrowers of any request by any regulatory authority, governmental agency or representative thereof under clause (d) or (e) above (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such regulatory authority or governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything herein to the contrary, for the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of Laws to a Governmental Authority.

9.12          Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

9.13          Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

 (a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

 (b)            the effects of any Bail-in Action on any such liability, including, if applicable: (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

9.14          Amendment and Restatement. This Agreement continues in effect the Existing Credit Agreement, and the Existing Credit Agreement shall be amended and restated in its entirety by the terms and provisions of this Agreement, which shall supersede all terms and provisions of the Existing Credit Agreement effective from and after the Closing Date. This Agreement is not intended to, and shall not, constitute a novation of any indebtedness or other obligations owing by the Loan Parties under the Existing Credit Agreement or a waiver or release of any indebtedness or other obligations owing, or any “Default” or “Event of Default” (each as defined in the Existing Credit Agreement) existing, under the Existing Credit Agreement based on any facts or events occurring or existing at or prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the credit facilities described herein, and all “Secured Obligations” (as defined in the Existing Credit Agreement) of the ~~Borrower~~Borrowers that are not being paid on such date and remain outstanding as of such date under the Existing Credit Agreement, shall be deemed to be Loan Party Obligations under the corresponding facilities described herein, without further action by any Person.

9.15          Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “~~U.S.~~US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

 (a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a ~~U.S.~~US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the ~~U.S.~~US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a ~~U.S.~~US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the ~~U.S.~~US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

 (b)           As used in this Section 9.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

9.15          Borrower Representative. Each Borrower hereby irrevocably appoints the US Borrower as the Borrower Representative, and the Borrower Representative is hereby authorized to act on behalf of each Borrower for purposes of delivering Borrowing Notices, Conversion/Continuation Notices, notices of prepayment, Letter of Credit Applications, notices, certificates and other communications hereunder and under the other Loan Documents. The Agent, the L/C Issuer and the Lenders shall be entitled to rely, and shall be fully protected in relying, on any notice or other communication delivered by the Borrower Representative on behalf of any Borrower.

Article X.

THE AGENT

10.1          Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and neither the ~~Borrower~~Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions other than Sections 10.9 and 10.10. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2          Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the L/C Issuer hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any ~~subagents~~sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.3          Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the ~~Borrower~~Borrowers, a Lender or the L/C Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4          Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the ~~Borrower~~Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5          Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the ~~Borrower~~Borrowers referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

10.6          Non-Reliance on Agent and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.7          Indemnification.

The Lenders agree to indemnify the Agent, the Swingline Lender and the L/C Issuer in their respective capacities hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated by this agreement or the other Loan Documents or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that ~~no~~the Lenders, the Swingline Lender and the L/C Issuer shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

10.8          Agent in Its Individual Capacity.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.9          Resignation of Agent.

 (a)           The Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the ~~Borrower~~Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the ~~Borrower~~Borrowers if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank or trust company, in each case, with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

 (b)           If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, with the prior written consent of the ~~Borrower~~Borrowers if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), by notice in writing to the ~~Borrower~~Borrowers and such Person remove such Person as Agent and, with the prior written consent of the ~~Borrower~~Borrowers if no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

 (c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral held by the Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the ~~Borrower~~Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the ~~Borrower~~Borrowers and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article, Sections 9.6, 9.10 and 10.7 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

 (d)           Any resignation by Wells Fargo, as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.10        Guaranty Matters.

 (a)            The Lenders and any provider of Banking Services irrevocably authorize and direct the Agent to release any Loan Guarantor from its obligations under the applicable Loan Guaranty if such Person ceases to be a Loan Guarantor as a result of a transaction permitted hereunder.

 (b)            In connection with a termination or release pursuant to this Section, the Agent shall promptly execute and deliver to the applicable Loan Party, at the ~~Borrower’s~~Borrowers’ expense, all documents that the applicable Loan Party shall reasonably request to evidence such termination or release. Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release any Loan Guarantor from its obligations under the Loan Guaranty pursuant to this Section.

10.11        Agent’s, L/C Issuer’s and Swingline Lender’s Reimbursement and Indemnification. ~~The Lenders agree~~Each Lender agrees to reimburse and indemnify the Agent ~~ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their~~(or any sub-agent thereof), the L/C issuer, the Swingline Lender or any Related Party of any of the foregoing such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the outstanding Loans and Commitments hereunder at such time, or if the outstanding Loans and Commitments hereunder have been reduced to zero, then based on such Lender’s share of the total outstanding Loans and Commitments hereunder immediately prior to such ~~termination~~reduction) (a) for any amounts not reimbursed by the ~~Borrower~~Borrowers for which the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, is entitled to reimbursement by the ~~Borrower~~Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, in connection with any dispute between ~~the Agent and~~, on the one hand, the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, and, on the other hand, any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, in connection with any dispute between (i) (x) the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable, and (y) any Lender or (ii) between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, such sub-agent, the L/C Issuer, the Swingline Lender or such Related Party, as applicable. The obligations of the Lenders under this Section 10.11 shall survive payment of the Obligations and termination of this Agreement.

10.12        Banking Services.

Except as otherwise provided herein, no provider of Banking Services that obtains the benefits of Sections 2.23 and 8.1, or any Loan Guaranty by virtue of the provisions hereof or of any Loan Guaranty or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Loan Party Obligations arising under Banking Services unless the Agent has received written notice of such Banking Services Obligations, together with such supporting documentation as the Agent may request, from the applicable provider of Banking Services.

10.13        Erroneous Payments.

(a)             Each Lender, each L/C Issuer, each other secured party and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or L/C Issuer or any other secured party (or the Lender Affiliate of a secured party) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, L/C Issuer or other secured party (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c)             In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.1 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)             Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 10.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the ~~Borrower~~Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the ~~Borrower~~Borrowers or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)             Each party’s obligations under this Section 10.13 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)            Nothing in this Section 10.13 will constitute a waiver or release of any claim of the Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Article XI.

SETOFF; RATABLE PAYMENTS

11.1           Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if ~~the~~any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender, the L/C Issuer, the Swingline Lender or any Affiliate of any ~~Lender~~of the foregoing-described Persons to or for the credit or account of ~~the~~such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, the L/C Issuer, the Swingline Lender or any Affiliate of any of the foregoing, whether or not the Obligations, or any part hereof, shall then be due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer, the Swingline Lender and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer, Swingline Lender or their respective Affiliates may have. Each Lender ~~and~~, the L/C Issuer and the Swingline Lender agrees to notify the ~~Borrower~~Borrowers and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2           Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

Article XII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1           Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the ~~Borrower~~Borrowers and the Lenders and their respective successors and assigns, except that (a) the ~~Borrower~~Borrowers shall not have the right to assign ~~its~~their respective rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the ~~Borrower~~Borrowers or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

12.2           Participations.

 (a)            Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities other than any Ineligible Institution (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Incremental Term Loan Commitment of such Lender, any Alternative Currency Commitment or Alternative Currency Loan of such Lender if such Lender is an Alternative Currency Lender, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans ~~and the~~, Commitments, Incremental Term Loan Commitments, Alternative Currency Commitments and Alternative Currency Loans, as applicable, and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the ~~Borrower~~Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the ~~Borrower~~Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. No participation sold by a Lender that is not an Alternative Currency Lender shall create any obligation of such Lender or its Participant to make, maintain, fund or acquire any interest in any Alternative Currency Loan or participation in any Letter of Credit denominated in an Alternative Currency.

 (b)            Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan ~~or~~, Commitment, Incremental Term Loan Commitment, Alternative Currency Loan or Alternative Currency Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan ~~or~~, Commitment, Incremental Term Loan Commitment, Alternative Currency Loan or Alternative Currency Commitment, extends the Maturity Date or the maturity date of any Incremental Term Loan, postpones any date fixed for any regularly~~-~~ scheduled payment of principal of, or interest or fees on, any such Loan ~~or~~, Commitment, Incremental Term Loan Commitment, Alternative Currency Loan or Alternative Currency Commitment, releases any guarantor of any such Loan or Alternative Currency Loan or releases all or substantially all of the collateral, if any, securing any such Loan or Alternative Currency Loan, in either case, if such release requires the consent of all of the Lenders or all of the Alternative Currency Lenders, as applicable.

 (c)            Benefit of Setoff. ~~The~~Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 – 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3

 (d)           Each Lender that sells a participation shall, acting solely for this purpose as an agent of the ~~Borrower~~Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as required under applicable law to fulfill such Person’s reporting and withholding obligations if any under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.3          Successors and Assigns.

 (a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), except that (i) the ~~Borrower~~Borrowers may not assign or otherwise transfer any of ~~its~~their respective rights or obligations hereunder without the prior written consent of the Agent and each Lender (and any attempted assignment or transfer by ~~the~~any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

 (b)            (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment ~~and the~~, Incremental Term Loan Commitment and the Loans at the time owing to it and, if such Lender is an Alternative Currency Lender, all or a portion of its Alternative Currency Commitment and Alternative Currency Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)            the ~~Borrower~~Borrowers, provided that the ~~Borrower~~Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the ~~Borrower~~Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Payment Event of Default ~~or~~, Bankruptcy Event or an Event of Default as a result of a failure to comply with Section 6.19 has occurred and is continuing, any other assignee (other than an Ineligible Institution); ~~and~~

(B)             the Agent; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)             the L/C Issuer and the Swingline Lender for any assignment in respect of Commitments, such consents not to be unreasonably withheld; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

 (ii)           Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, Incremental Term Loan Commitment, Alternative Currency Commitment or Loans of any class, the amount of the Commitment, Incremental Term Loan Commitment, Alternative Currency Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the ~~Borrower~~Borrowers and the Agent otherwise consent, provided that no such consent of the ~~Borrower~~Borrowers shall be required if a Payment Event of Default or Bankruptcy Event of Default has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable class of Commitments or Loans, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans, including the Alternative Currency Commitments and Alternative Currency Loans as a separate class and Incremental Term Loan Commitments and Incremental Term Loans as a separate class;

(C)             the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire~~.~~;

(D)            the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the ~~Borrower~~Borrowers, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws~~.~~;

(E)             in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the ~~Borrower~~Borrowers and the Agent, the applicable Pro Rata Share of Loans and participations in L/C Obligations or Swingline Loans previously requested but not funded by the Defaulting Lender or, if such Defaulting Lender is an Alternative Currency Lender, the applicable Alternative Currency Pro Rata Share of Alternative Currency Loans or participations in L/C Obligations denominated in Alternative Currencies previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent ~~or~~, any Lender, the L/C Issuer, the Swingline Lender or any Alternative Currency Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share and, if such Defaulting Lender is an Alternative Currency Lender, its full Alternative Currency Pro Rata Share of Alternative Currency Loans and participations in Letters of Credit denominated in Alternative Currencies in accordance with its Alternative Currency Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs~~.~~; and

(F)             in connection with any assignment of an Alternative Currency Commitment or Alternative Currency Loan, the assignee shall be an Alternative Currency Lender or shall become an Alternative Currency Lender upon effectiveness of such assignment and shall be able to fund and receive payments in Sterling through an applicable Lending Installation acceptable to the Agent.

For the purposes of this Section 12.3(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) ~~the~~any Borrower or any Affiliate thereof, (b) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) a natural person, (d) any Person who is primarily engaged in the business of providing pawn services and products and/or cash advance services and products or (e) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of a Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding funded and/or unfunded Commitment, as the case may be.

 (iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender or, if applicable, an Alternative Currency Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, including all of its Alternative Currency Commitment and Alternative Currency Loans if it is an Alternative Currency Lender, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.4, 3.5 and 9.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

 (iv)        The Agent, acting for this purpose as an agent of the ~~Borrower~~Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, ~~and~~ the Commitment of, Incremental Term Loan Commitment of, Alternative Currency Commitment of, Pro Rata Share of, Alternative Currency Pro Rata Share of, and principal amount of the Loans, Incremental Term Loans, Alternative Currency Loans, Swingline Loans, Swingline Participation Amounts and L/C Advances owing to, each Lender or Alternative Currency Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the ~~Borrower~~Borrowers, the Agent, the L/C Issuer, the Swingline Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or Alternative Currency Lender, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the ~~Borrower~~Borrowers, the L/C Issuer, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Agent shall maintain on the Register information regarding the designation and revocation of designation, of any Lender as a Defaulting Lender.

 (v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

 (c)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.4           Dissemination of Information. ~~The~~Each Borrower authorizes each Lender to disclose to any Participant or purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Loan Parties and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

Article XIII.

NOTICES

13.1           Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: ~~(a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof,~~

(a)             in the case of the Borrowers at:

 FirstCash, Inc.

 1600 West 7th Street

 Fort Worth, Texas 76102

 Attention: Rick Wessel and Doug Orr

 Email: * and *

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 W Peachtree St NW

Atlanta, GA 30309

Attention: Kyle Healy and Paul Hespel

E-mail: * and *

(b)            in the case of the Agent at:

Wells Fargo Bank, National Association

1525 W W.T. Harris Blvd, 1st Floor

Charlotte, North Carolina 28262 8522

Attention: Adam Hyder

E-mail: *

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Marisa A. Sotomayor

E-mail: *

(~~b~~c)          in the case of any Lender, at its address or facsimile number set forth below its signature hereto or

(~~c~~d)          in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the ~~Borrower~~Borrowers in accordance with the provisions of this Section 13.1.

Each such notice, request or other communication shall be effective (i) if given by facsimile ~~transmission~~, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail (excluding e-mail), 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means (including e-mail), when delivered (or, in the case of ~~electronic transmission~~e-mail, received) at the address specified in this Section; provided that, notwithstanding the foregoing, notices to the Agent under Article II shall not be effective until received.

13.2          Change of Address. The ~~Borrower~~Borrowers, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing (including by e-mail) to the other parties hereto.

Article XIV.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the ~~Borrower~~Borrowers, the Agent and the Lenders and each party has notified the Agent ~~by facsimile transmission or telephone~~in writing (including by e-mail) that it has taken such action.

Article XV.

CHOICE OF LAW; CONSENT TO JURISDICTION;
WAIVER OF JURY TRIAL; MAXIMUM RATE

15.1            CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2            CONSENT TO JURISDICTION. ~~THE~~EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE ~~NON-EXCLUSIVE~~NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN FORT WORTH, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND ~~THE~~EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ~~THE~~ANY BORROWER OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ~~THE~~ANY BORROWER OR ANY OTHER LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN FORT WORTH, TARRANT COUNTY, TEXAS. EACH FOREIGN LOAN PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE XIII, AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

15.3            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.4            MAXIMUM RATE. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS ARE INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY, ALL APPLICABLE USURY LAWS. IF ANY PROVISION HEREOF OR OF ANY OF THE OTHER LOAN DOCUMENTS OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE SHALL, FOR ANY REASON AND TO ANY EXTENT, BE INVALID OR UNENFORCEABLE, NEITHER THE APPLICATION OF SUCH PROVISION TO ANY OTHER PERSON OR CIRCUMSTANCE NOR THE REMAINDER OF THE INSTRUMENT IN WHICH SUCH PROVISION IS CONTAINED SHALL BE AFFECTED THEREBY AND SHALL BE ENFORCED TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAWS. IT IS EXPRESSLY STIPULATED AND AGREED TO BE THE INTENT OF THE ~~BORROWER~~BORROWERS AND THE AGENT AND THE LENDERS TO AT ALL TIMES COMPLY WITH THE USURY AND OTHER APPLICABLE LAWS NOW OR HEREAFTER GOVERNING THE INTEREST PAYABLE ON THE OBLIGATIONS. IF THE APPLICABLE LAW IS EVER REVISED, REPEALED OR JUDICIALLY INTERPRETED SO AS TO RENDER USURIOUS ANY AMOUNT CALLED FOR UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR CONTRACTED FOR, CHARGED, TAKEN, RESERVED OR RECEIVED WITH RESPECT TO THE OBLIGATIONS, OR IF THE AGENT’S OR THE LENDERS’ EXERCISE OF THE OPTION TO ACCELERATE THE MATURITY OF ANY NOTE, OR IF ANY PREPAYMENT OF ANY NOTE RESULTS IN THE PAYMENT OF ANY INTEREST IN EXCESS OF THAT PERMITTED BY LAW, THEN IT IS THE EXPRESS INTENT OF THE ~~BORROWER~~BORROWERS AND THE APPLICABLE LENDER THAT ALL EXCESS AMOUNTS THERETOFORE COLLECTED BY THE LENDER BE CREDITED ON THE PRINCIPAL BALANCE OF THE NOTE (OR, IF THE NOTES AND ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL, REFUNDED), AND THE PROVISIONS OF THE NOTES AND THE OTHER LOAN DOCUMENTS IMMEDIATELY BE DEEMED REFORMED AND THE AMOUNTS THEREAFTER COLLECTABLE HEREUNDER AND THEREUNDER REDUCED, WITHOUT THE NECESSITY OF THE EXECUTION OF ANY NEW DOCUMENT, SO AS TO COMPLY WITH THE THEN APPLICABLE LAWS, BUT SO AS TO PERMIT THE RECOVERY OF THE FULLEST AMOUNT OTHERWISE CALLED FOR HEREUNDER OR THEREUNDER. ALL SUMS PAID, OR AGREED TO BE PAID, FOR THE USE, FORBEARANCE, DETENTION, TAKING, CHARGING, RECEIVING OR RESERVING ON THE OBLIGATIONS SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL TERM OF SUCH OBLIGATIONS UNTIL PAYMENT IN FULL SO THAT THE RATE OR AMOUNT OF INTEREST ON ACCOUNT OF SUCH OBLIGATIONS DOES NOT EXCEED THE USURY CEILING FROM TIME TO TIME IN EFFECT AND APPLICABLE THERETO FOR SO LONG AS DEBT IS OUTSTANDING UNDER THE NOTES. TO THE EXTENT THAT THE AGENT AND THE LENDERS ARE RELYING ON CHAPTER 303 OF THE TEXAS FINANCE CODE TO DETERMINE THE MAXIMUM RATE (“MAXIMUM RATE”) PAYABLE ON THE NOTES, THE AGENT AND THE LENDERS WILL UTILIZE THE WEEKLY CEILING FROM TIME TO TIME IN EFFECT AS PROVIDED IN SUCH CHAPTER 303. TO THE EXTENT FEDERAL LAW PERMITS THE AGENT AND THE LENDERS TO CONTRACT FOR, CHARGE OR RECEIVE A GREATER AMOUNT OF INTEREST, ~~BANK~~THE AGENT AND THE LENDERS WILL RELY ON FEDERAL LAW INSTEAD OF SUCH ARTICLE FOR THE PURPOSE OF DETERMINING THE MAXIMUM RATE. ADDITIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW NOW IN EFFECT, ~~BANK~~EACH OF THE AGENT AND THE LENDERS MAY, AT ITS OPTION AND FROM TIME TO TIME, IMPLEMENT ANY OTHER METHOD OF COMPUTING THE MAXIMUM RATE UNDER SUCH ARTICLE, OR UNDER OTHER APPLICABLE LAW BY GIVING NOTICE, IF REQUIRED, TO THE ~~BORROWER~~BORROWERS AS PROVIDED BY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT. IN NO EVENT SHALL THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) APPLY TO THE OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS, IT IS NOT THE INTENTION OF THE AGENT OR ANY LENDER TO ACCELERATE THE MATURITY OF ANY INTEREST THAT HAS NOT ACCRUED AT THE TIME OF SUCH ACCELERATION OR TO COLLECT UNEARNED INTEREST AT THE TIME OF SUCH ACCELERATION.

15.5            Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from such Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such Currency, the Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under Applicable Law).

Article XVI.

LOAN GUARANTY

16.1          Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally ~~guarantees~~Guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Loan Party Obligations and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (excluding allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the L/C Issuer and the Lenders if and to the extent permitted under this Agreement in endeavoring to collect all or any part of the Loan Party Obligations from, or in prosecuting any action against, the ~~Borrower~~Borrowers, any Loan Guarantor or any other guarantor of all or any part of the Loan Party Obligations (such costs and expenses, together with the Loan Party Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

16.2          Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Agent, the L/C Issuer or any Lender to sue the ~~Borrower~~Borrowers, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

16.3          No Discharge or Diminishment of Loan Guaranty.

 (a)            Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the ~~Borrower~~Borrowers or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Agent, the L/C Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

 (b)           The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

 (c)            Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, the L/C Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the ~~Borrower~~Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent, the L/C Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

16.4          Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the ~~Borrower~~Borrowers or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the ~~Borrower~~Borrowers or any Loan Guarantor, other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Agent may, at its election, act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been fully ~~and~~ paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

16.5          Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Guaranteed Obligations have been Paid in Full.

16.6          Reinstatement; Stay of Acceleration. Notwithstanding any provisions herein to the contrary, if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the ~~Borrower~~Borrowers or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the L/C Issuer and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the ~~Borrower~~Borrowers, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Agent.

16.7          Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the ~~Borrower’s~~Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Agent, the L/C Issuer nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

16.8          Termination. Each of the Lenders and the L/C Issuer may continue to make loans or extend credit to the ~~Borrower~~Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice and subject to Section 16.10 of this Agreement, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

16.9          Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required under Section 3.5 of this Agreement.

16.10         Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Agent, the L/C Issuer or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Agent, the L/C Issuer and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Agent, the L/C Issuer or the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

16.11        Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XVI, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the ~~Borrower~~Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the ~~Borrower~~Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the Agent, the L/C Issuer, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

16.12        Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article XVI is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the L/C Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

16.13        Keepwell. Without limiting anything in this Article XVI, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Article XVI becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Loan Guarantor under this Article XVI in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 16.13 for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this Section 16.13, or otherwise under this Article XVI, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this Section 16.13 shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Obligations. Each Qualified ECP Guarantor intends that this Section 16.13 constitute, and this Section 16.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

16.14        Entire Agreement. This Loan Guaranty supersedes all prior written and oral agreements and understandings, if any, regarding the subject matter of this Loan Guaranty; provided, however, this Loan Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Loan Guarantor now or hereafter held by Bank that relates to ~~Borrower~~the Borrowers and different indebtedness.

16.15        Texas Pawnshop Act. Notwithstanding anything to the contrary contained in this Article XVI, any other provision of this Agreement or any other Loan Document, to the extent required by applicable law, Agent and Lenders hereby agree to subordinate any rights and/or claims they may have against the current assets (as such term is defined in the Texas Pawnshop Act) of any Loan Party in order for such Loan Party to meet the net asset requirement of the Texas Pawnshop Act.

Article XVII.

STATUTE OF FRAUDS NOTICE

ENTIRE AGREEMENT – SECTION 26.02 NOTICE. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature pages intentionally omitted.]

Annex B

Amended Commitment Schedule

[Attached.]

Commitments

	Commitment		Alternative Currency Commitment
Lender	Dollars	Pro Rata Share	Dollar Equivalent	Pro Rata Share
Wells Fargo Bank	$150,000,000.00	12.01261261261260%	$83,330,000.00	16.666000000%
*	$140,000,000.00	11.21081081081080%	$77,780,000.00	15.556000000%
*	$125,000,000.00	10.01081081081080%	$69,440,000.00	13.888000000%
*	$125,000,000.00	10.01081081081080%	$69,440,000.00	13.888000000%
*	$105,000,000.00	8.40900900900901%	$58,330,000.00	11.666000000%
*	$100,000,000.00	8.00720720720721%	$55,560,000.00	11.112000000%
*	$75,000,000.00	6.00540540540541%	$41,670,000.00	8.334000000%
*	$50,000,000.00	4.00360360360360%	$27,780,000.00	5.556000000%
*	$50,000,000.00	9.00900900900901%	$0.00	0.000000000%
*	$40,000,000.00	7.20720720720721%	$0.00	0.000000000%
*	$40,000,000.00	7.20720720720721%	$0.00	0.000000000%
*	$30,000,000.00	2.40180180180180%	$16,670,000.00	3.334000000%
*	$25,000,000.00	4.50450450450450%	$0.00	0.000000000%
Total	$1,055,000,000.00	100.00000000000000%	$500,000,000.00	100.000000000%

SCHEDULE 3

[To be updated.]

Annex C

Amended Form of Compliance Certificate

[Attached.]

Annex D

Amended Forms of Borrowing Notice

[Attached.]

Annex E

Amended Form of Assignment and Assumption

[Attached.]

Annex F

Amended Form of Promissory Note

[Attached.]

Annex G

Amended Schedules 1, 2, 4, 5 and 6 to Amended and Restated Credit Agreement

[Attached.]